    As filed with the Securities and Exchange Commission on August 12, 1999
                                                       Registration No. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                         HANGER ORTHOPEDIC GROUP, INC.
 (Exact Name of Registrant and its Guarantor Subsidiaries* as Specified in its
                                   Charter)
            (*A complete list is set forth on the following page.)

                               ----------------

        DELAWARE                     5999                    84-0904275
     (State or Other           (Primary Standard               (I.R.S.
     Jurisdiction of              Industrial            EmployerIdentification
    Incorporation or          Classification Code                No.)
      Organization)                 Number)

                           7700 Old Georgetown Road,
                              Bethesda, MD 20814
                                (301) 986-0701
              (Address, including ZIP code, and telephone number,
     including area code, of the Registrant's principal executive offices)

                               ----------------

                                 Ivan R. Sabel
                     Chairman and Chief Executive Officer
                         Hanger Orthopedic Group, Inc.
                           7700 Old Georgetown Road
                              Bethesda, MD 20814
                                (301) 986-0701
           (Name, address, including ZIP code, and telephone number,
                  including area code, of agent for service)

                                   Copy to:
                             Arthur H. Bill, Esq.
                        Freedman, Levy, Kroll & Simonds
                  1050 Connecticut Avenue, N.W. (Suite #825)
                             Washington, DC 20036
                                (202) 457-5103

                               ----------------

  Approximate date of commencement of proposed offer to the public: As soon as practicable after the effective date of this registration statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                  Proposed    Proposed
                                        Amount    maximum     maximum      Amount of
 Title of each class of securities      to be     offering   aggregate    registration
         to be registered             registered  price(1) offering price     fee
--------------------------------------------------------------------------------------
 11 1/4% Senior Subordinated
  Notes due 2009.............        $150,000,000   100%    $150,000,000    $41,700
 Guarantees of 11 1/4% Senior
  Subordinated Notes due
  2009.......................                 --    --                (2)        (3)

-------------------------------------------------------------------------------
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(1) Estimated solely for the purpose of calculating the registration fee.
(2) The 11 1/4% Senior Subordinated Notes due 2009 being registered will be guaranteed on a senior subordinated basis by each of the Guarantor Subsidiaries. No separate consideration will be received for the guarantees.
(3) Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the guarantees.

                               ----------------

  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                        TABLE OF ADDITIONAL REGISTRANTS

                                                          STATE OR OTHER
                                                          JURISDICTION OF
                                                          INCORPORATION OR
NAME, ADDRESS AND TELEPHONE NUMBER (1)                    ORGANIZATION
--------------------------------------                    ----------------
Hanger Prosthetics & Orthotics, Inc.                       Delaware
Southern Prosthetic Supply, Inc.                           Georgia
Seattle Orthopedic Group, Inc.                             Delaware
OPNET, Inc.                                                Nevada
Eugene Teufel & Son Orthotics & Prosthetics, Inc.          Pennsylvania
HPO Acquisition Corp.                                      Delaware
NovaCare Orthotics & Prosthetics, Inc.                     Delaware
Advanced Orthopedic Technologies, Inc.                     Nevada
Advanced Orthopedic Technologies, Inc.                     New York
NovaCare Orthotics & Prosthetics Holdings, Inc.            Delaware
NovaCare Orthotics & Prosthetics West, Inc.                California
NovaCare Orthotics & Prosthetics East, Inc.                Delaware
Advanced Orthopedic Technologies (Clayton), Inc.           New Jersey
Advanced Orthopedic Technologies (Lett), Inc.              West Virginia
Advanced Orthopedic Technologies (New Jersey), Inc.        New Jersey
Advanced Orthopedic Technologies (New Mexico), Inc.        New Mexico
Advanced Orthopedic Technologies (New York), Inc.          New York
Advanced Orthopedic Technologies (OTI), Inc.               New York
Advanced Orthopedic Technologies (Parmeco), Inc.           West Virginia
Advanced Orthopedic Technologies (SFV), Inc.               California
Advanced Orthopedic Technologies (Virginia), Inc.          Virginia
Advanced Orthopedic Technologies (West Virginia), Inc.     West Virginia
Advanced Orthopedic Technologies Management Corp.          New York
AD Craig Company                                           California
Advance Orthotics, Inc.                                    Texas
Advanced Orthopedic Systems, Inc.                          California
Advanced Orthotics and Prosthetics, Inc.                   Washington
Artificial Limb and Brace Center                           Arizona
Central Valley Prosthetics & Orthotics, Inc.               California
Certified Orthopedic Appliance Co., Inc.                   Arizona
Fresno Orthopedic Company                                  California
High Desert Institute of Prosthetics and Orthotics         California
McFarlen & Associates, Inc.                                Texas
Professional Orthotics and Prosthetics, Inc.               New Mexico
Professional Orthotics and Prosthetics, Inc. of Santa Fe   New Mexico
Progressive Orthopedic                                     California
Robin-Aids Prosthetics, Inc.                               California
Salem Orthopedic & Prosthetic, Inc.                        Oregon
San Joaquin Orthopedic, Inc.                               California
Texoma Health Care Center, Inc.                            Texas
Tucson Limb & Brace, Inc.                                  Arizona
American Rehabilitation Systems, Inc.                      Georgia
Atlanta Prosthetics, Inc.                                  Georgia
Bowman-Shelton Orthopedic Service, Incorporated            Oklahoma
Cahill Orthopedic Laboratory, Inc.                         New York
Dale Clark Prosthetics, Inc.                               Iowa
E.A. Warnick-Pomeroy Co., Inc.                             Pennsylvania
Frank J. Malone & Son, Inc.                                Pennsylvania
J.E. Hanger, Incorporated                                  Missouri
Kroll's, Inc.                                              Minnesota
McKinney Prosthetics/Orthotics, Inc.                       Illinois
Meadowbrook Orthopedics, Inc.                              Michigan
Medical Arts O&P Services, Inc.                            Wisconsin
Northland Regional Orthotic and Prosthetic Center, Inc.    Minnesota
Opus Care, Inc.                                            Illinois

                        TABLE OF ADDITIONAL REGISTRANTS

                                                           STATE OR OTHER
                                                           JURISDICTION OF
                                                           INCORPORATION OR
NAME, ADDRESS AND TELEPHONE NUMBER (1)                     ORGANIZATION
--------------------------------------                     ----------------
Ortho East, Inc.                                            Massachusetts
Ortho-Fab Laboratories, Inc.                                Illinois
Orthopedic Appliances, Inc.                                 Iowa
Orthopedic Rehabilitative Services, Ltd.                    Illinois
Orthotic & Prosthetic Rehabilitation Technologies, Inc.     Florida
Orthotic Specialists, Inc.                                  Michigan
Orthotic and Prosthetic Associates, Inc.                    Massachusetts
Physical Restoration Laboratories, Inc.                     Illinois
Prosthetics-Orthotics Associates, Inc.                      Illinois
Protech Orthotic and Prosthetic Center, Inc.                Illinois
Rehabilitation Fabrication, Inc.                            Massachusetts
Reid Medical System, Inc.                                   Florida
Southern Illinois Prosthetic & Orthotic of Missouri, Ltd.   Missouri
Southern Illinois Prosthetic & Orthotic, Ltd.               Illinois
T.D. Rehab Systems, Inc.                                    New Jersey
University Orthotic & Prosthetic Consultants, Ltd.          Pennsylvania
Mica Corporation                                            Washington

--------
(1) The mailing address and telephone number for each of the additional registrants is 7700 Old Georgetown Road, Second Floor, Bethesda, Maryland 20814; (301) 986-0701.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+This information in this prospectus is not complete and may be changed. We + +may not offer these securities until the Registration Statement filed with + +the Securities and Exchange Commission is effective. This prospectus is not + +an offer to sell these securities and we are not soliciting an offer to buy +
+these securities in any state where the offer or sale is not permitted.       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED AUGUST 12, 1999.

[HANGER ORTHOPEDIC GROUP, INC. LOGO APPEARS HERE]

                         HANGER ORTHOPEDIC GROUP, INC.

                               Exchange Offer for
                   11 1/4% Senior Subordinated Notes due 2009

  This is an offer to exchange the outstanding, unregistered Hanger Orthopedic Group 11 1/4% Senior Subordinated Notes you now hold for new, substantially identical 11 1/4% Senior Subordinated Notes that will be free of the transfer restrictions that apply to the old notes. This offer will expire at 5:00 p.m.,
New York City time, on September   , 1999, unless we extend it. You must tender
your old, unregistered notes by the deadline to obtain new, registered notes and the liquidity benefits they offer.

  We agreed with the initial purchasers of the old notes to make this offer and register the issuance of the new notes following the closing of the sale of the old notes. This offer applies to any and all old notes tendered by the deadline.

  The new notes will not trade on any established exchange. The new notes have the same financial terms and covenants as the old notes, and are subject to the same business and financial risks.

  A DESCRIPTION OF THOSE RISKS BEGINS ON PAGE 16.

  NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               September   , 1999

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Prospectus Summary.......................................................    1
Risk Factors.............................................................   16
Where You Can Find More Information......................................   21
Delivery of Prospectus...................................................   21
Use of Proceeds..........................................................   21
Our Recent Acquisition of NovaCare O&P and Related Financing
 Transactions............................................................   21
Capitalization...........................................................   23
Unaudited Pro Forma Consolidated Financial Statements....................   24
Selected Historical Consolidated Financial Statements and Other Data of
 Hanger Orthopedic Group.................................................   40
Selected Historical Consolidated Financial Statements and Other Data of
 NovaCare O&P............................................................   42
Hanger Orthopedic Group Management's Discussion and Analysis of Financial
 Condition and Results of Operations.....................................   45
NovaCare O&P Management's Discussion and Analysis of Financial Condition
 and Results of Operations...............................................   53
Business.................................................................   60
Management...............................................................   73
Security Ownership of Certain Beneficial Owners and Management...........   77
The Exchange Offer.......................................................   78
Description of the New Credit Facility and the Redeemable Preferred
 Stock...................................................................   88
Description of the Notes.................................................   91
Book-Entry; Delivery and Form............................................  122
Certain United States Federal Income Tax Consequences....................  124
Plan of Distribution.....................................................  126
Incorporation of Material Documents by Reference.........................  127
Legal Matters............................................................  128
Experts..................................................................  128

                               PROSPECTUS SUMMARY

                         Hanger Orthopedic Group, Inc.

  We develop, acquire and operate orthotic and prosthetic patient-care centers. Our O&P centers are staffed by orthotists and prosthetists, who design, fabricate, fit and supervise the use of external musculoskeletal support devices and artificial limbs. As the country's only vertically integrated O&P company, we also manufacture custom-made and prefabricated O&P devices and are the country's largest distributor of O&P components and finished O&P patient-care products.

  Our products primarily are technologically advanced, custom devices designed for adding functionality to patients' lives. We serve a clearly identified patient need and provide tangible benefits to patients. Our industry is characterized by stable, recurring revenues resulting from the need for regular, periodic replacement or modification of O&P devices.

  On July 1, 1999, we acquired NovaCare Orthotics and Prosthetics, Inc. As a result of that acquisition, we are the leading provider of O&P patient-care services in the United States. At July 30, 1999, we had 649 patient-care centers and approximately 920 practitioners in 42 states and the District of Columbia. For the twelve months ended March 31, 1999, we had total pro forma net sales of $492.1 million, EBITDA of $86.9 million and Adjusted EBITDA of $95.0 million.

  In November 1996, we acquired J.E. Hanger, Inc. of Georgia, an O&P provider with 96 patient-care centers in 15 states and the largest O&P product distribution business in the United States at that time. We successfully integrated those operations, essentially doubling our number of patient-care centers and certified practitioners and significantly expanding our distribution capabilities. NovaCare O&P also has been an active acquirer of O&P businesses, having acquired over 90 O&P businesses since 1992.

  Our acquisition of NovaCare O&P again more than doubled our number of patient-care centers and certified O&P practitioners. The acquisition provided national scope to our operations, expanding coverage into 11 additional states, including Illinois, Missouri, Oklahoma and Iowa, and increasing our previous presence in key existing markets, including California, New York, Arizona, Florida, Texas and Pennsylvania.

  We have identified cost savings relating to our acquisition of NovaCare O&P that we believe will enhance EBITDA by approximately $8.1 million annually. We also expect to achieve additional benefits from operational efficiencies and economies of scale, as well as from the marketing and cross-selling of innovative products of Hanger Orthopedic Group and NovaCare O&P at our combined patient-care centers.

                                The O&P Industry

  We estimate that the U.S. O&P patient-care services industry represented approximately $1.9 billion in sales in 1997. Key trends expected to increase the demand for O&P services include: (i) the growing elderly population; (ii) more active lifestyles and emphasis on physical fitness; (iii) cost savings through the use of outpatient O&P treatment to reduce hospitalization; (iv) advancing technology in the design and manufacture of O&P devices; and (v) the inherent need for replacement of O&P devices and continuing care.

  The O&P patient-care services market is highly fragmented and relatively under-penetrated by multi-site operators. There are an estimated 3,300 certified prosthetists and/or orthotists and approximately 2,850 O&P patient-care centers in the United States. We estimate that the combined revenues of Hanger Orthopedic Group and NovaCare O&P, which were already the two largest companies in the O&P industry prior to Hanger Orthopedic Group's acquisition of NovaCare O&P, account for approximately 20% of total estimated O&P patient-care services revenue. We do not believe that any other competitor has a market share of more than 5% of total estimated O&P patient-care services revenue. We believe that the O&P industry will continue to consolidate as a result of a variety of factors, including: (i) increased pressures from growth in managed care; (ii) demonstrated benefits from economies of scale; and (iii) desire by independent orthotists and prosthetists to focus more on patient care and less on administration.


                             Competitive Strengths

  We believe that the following competitive strengths will enable us to continue to increase revenues, EBITDA and market share by (i) providing "one-stop shopping" to large, national payor organizations and other customers, (ii) maximizing operating efficiencies and economies of scale, and (iii) maintaining a superior platform for strategic acquisitions:

  Leading Market Position in a Fragmented Industry. We are the nation's largest provider of O&P services, with approximately 20% market share, approximately 920 O&P practitioners and 649 O&P patient-care centers in 42 states and the District of Columbia.

  Vertically Integrated Provider. We are the only vertically integrated provider of O&P services in the United States. Along with our patient-care services operations, we also manufacture custom-made and prefabricated O&P devices. Additionally, we are the nation's largest distributor of O&P components and finished O&P patient-care products, which allows us to reduce the materials costs of our patient-care centers and offer prompt delivery of components and products.

  Balanced Business Mix. Our business is fairly evenly distributed in terms of both service mix and payor mix. For the twelve months ended March 31, 1999, our pro forma consolidated orthotics, prosthetics, manufacturing and distribution revenues made up approximately 38.5%, 53.2%, 2.0% and 6.3%, respectively, of consolidated net sales. For the same period, our combined payor mix was approximately 55.7% private pay, 32.7% Medicare, 7.9% Medicaid and 3.7% U.S. Veterans Administration.

  Innovative Products and Strong Brand Equity. We have earned a strong reputation within the O&P industry for the development and use of innovative technology. For example, our patented Charleston Bending Brace, Seattle Foot, Ortho-Mold, Lenox Hill Knee Brace and prosthetic Sabolich Socket have increased patient comfort and capability and can significantly shorten the rehabilitation process. The quality of our products and the success of our technological advances have generated broad media coverage, enhancing our brand equity among payors, patients and referring physicians.

  Ability to Successfully Integrate Acquisitions. Prior to our acquisition of NovaCare O&P, we had acquired and integrated over 75 O&P businesses since 1986, and NovaCare O&P had acquired and integrated over 90 O&P businesses since 1992. We have demonstrated an ability to improve the operating performance of integrated businesses, resulting in significantly increased "same-store" net sales and operating margins. Hanger Orthopedic Group's net sales grew 39% per year from 1994 through 1998, while EBITDA grew 54% per year during the same period.

  Experienced and Committed Management Team. We have a senior management team with extensive experience in the O&P business. Ivan R. Sabel, our Chairman of the Board and Chief Executive Officer, is a certified orthotist and prosthetist who has worked in the O&P industry for 32 years, including 20 years as a practitioner. He has led our senior management team since 1995 and has been a member of that team since 1986. Ronald G. Hiscock, who is our President and Chief Operating Officer, led NovaCare O&P's senior management team from 1995 until our recent acquisition of NovaCare O&P, and had been a member of that team since 1992. We will continue to provide senior management and O&P practitioners of Hanger Orthopedic Group with performance-based bonuses, stock options, and opportunities for corporate advancement that will give them a significant financial interest in our performance.

                               Business Strategy

  Our objective is to build on our position as a full-service, nationwide O&P company focused on the operation of O&P patient-care centers and the manufacture and distribution of O&P products. The key elements of our strategy for achieving this objective are to:

  Implement Acquisition-Related Synergies. We believe we can reduce costs and increase net sales by implementing acquisition-related synergies. We expect that our operating margins will improve due to anticipated reductions in administrative and personnel costs and have identified approximately $8.1 million of annual cost savings related to our acquisition of NovaCare O&P. We also expect to reduce materials costs at NovaCare O&P's patient-care centers due to increased purchases from Hanger Orthopedic Group. We will attempt to increase "same-store" net sales by cross-selling Hanger Orthopedic Group and NovaCare O&P products at our patient-care centers and using our expanded geographic coverage to exploit national contracting opportunities. Our operating results and financial condition should also benefit from enhanced capital availability and other efficiencies resulting from our increased size.

  Increase Number of O&P Managed Care Contracts. We intend to continue to pursue O&P managed care contracts to increase market share and "same-store" net sales growth. A national network of O&P patient-care centers will enable us to negotiate for contracts with any local, regional or national third-party payor seeking a single-source O&P provider.

  Expand our O&P Manufacturing and Distribution Operations. Expansion of our patient-care division, including as a result of our acquisition of NovaCare O&P, will increase captive demand for our manufacturing and distribution business. As the volume of our distribution increases, it will allow us to achieve volume discounts in the cost of our distributed products. Our manufacturing division should also benefit from increased net sales at the distribution division by providing proprietary products to meet the increased demand. Our manufacturing efforts will focus on the acquisition and/or development of proprietary, patented products, such as our Lenox Hill knee brace, Charleston Bending Brace, Seattle Foot, Ortho-Mold braces and prosthetic Sabolich Socket.

  Acquire and Integrate O&P Practices in Targeted Geographical Areas Across the United States. Our expansion program is focused on building on our position as a national O&P patient-care network. When identifying patient-care centers for acquisition, we seek to fill gaps strategically in our existing geographic coverage. Typically, acquired practitioners sign multi-year non-compete agreements, receive approximately 50% of acquisition consideration in multi-year seller notes and can earn performance-based stock options and bonuses.

  Develop New O&P Patient-Care Centers in Existing Markets. In addition to acquiring patient-care centers, we intend to open new patient-care centers in existing markets. We plan to pursue this strategy by opening satellite centers in areas where a strong demand for O&P services has been identified. In opening satellite patient-care centers, we minimize up-front investment by utilizing professionals from a nearby existing center on a part-time basis to test the viability of a full-time practice.

  Expand and Improve Operations at Existing and Acquired Patient-Care
Centers. As we continue to add patient-care centers, we will be able to improve margins by spreading administrative fixed costs and capital expenditures for state-of-the-art equipment such as CAD/CAM systems. We can also enhance sales by using brand-based marketing programs that are generally not available to practitioners in smaller, independent practices.

                               THE EXCHANGE OFFER

The Exchange Offer..........  We are offering to exchange $1,000 principal amount at maturity of our 11 1/4% Senior
                              Subordinated Notes due 2009 which have been registered under the Securities Act for each $1,000 principal amount at maturity of our outstanding 11 1/4% Senior Notes due 2009 which were issued on June 16, 1999 in a private offering. In order to be exchanged, an old note must be properly tendered and accepted. We will exchange all notes validly tendered and not validly withdrawn. As of this date, there is $150.0 million aggregate principal amount at maturity of old notes outstanding.

Expiration and Exchange       This offer will expire at 5:00 p.m., New York
 Dates......................  City time, on September   , 1999, unless we
                              extend it, and we will consummate the exchange on the next business day.

Registration Rights           You have the right to exchange the old notes that
 Agreement..................  you now hold for new notes with substantially identical terms. This exchange offer is intended to satisfy these rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your old notes.

Conditions..................  This offer is conditioned only upon compliance with the securities laws. The offer applies to any and all old notes tendered by the deadline.

Withdrawal Rights...........  You may withdraw your tender of old notes at any time before the exchange offer expires.

Federal Income Tax            The exchange will not be a taxable event for
 Consequences...............  United States federal income tax purposes. You will not recognize any taxable gain or loss or any interest income as a result of such exchange.

Resale Without Further
 Registration...............
                              We believe that the new notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as the following statements are true:

                              -  you acquire the new notes issued in the
                                 exchange offer in the ordinary course of your business;

                              - you are not an "affiliate," as defined under Rule 405 of the Securities Act, of ours; and

                              - you are not participating, and do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes issued to you in the exchange offer.

                              By tendering your notes as described below, you will be making representations to this effect.

Transfer Restrictions on      You may incur liability under the Securities Act
 New Notes..................  if:

                              (1) any of the representations listed above are
                                  not true; and

                              (2) you transfer any new note issued to you in
                                  the exchange offer without:

                              -  delivering a prospectus meeting the
                                 requirements of the Securities Act; or

                              -  an exemption from the Securities Act's
                                 requirements to register your new notes.

                              We do not assume or indemnify you against such liability. Each broker-dealer that is issued new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the new notes issued to it in the exchange offer.

Procedures for Tendering
 Old Notes..................
                              Each holder of old notes who wishes to accept the exchange offer must:

                              - complete, sign and date the accompanying letter of transmittal, or a facsimile thereof; or

                              - arrange for the Depository Trust Company to transmit certain required information to the exchange agent in connection with a book-entry transfer.

                              You must mail or otherwise deliver such
                              documentation and your old notes to the U.S. Bank Trust National Association, as exchange agent, at the address set forth under "The Exchange Offer-- Exchange Agent."

                              Failure to exchange will affect you adversely. If you are eligible to participate in the exchange offer and you do not tender your old notes, you will not have any further registration or exchange rights and your old notes will continue to be subject to some restrictions on transfer. Accordingly, the liquidity of the old notes could be adversely affected.

Special Procedures for
 Beneficial Owners..........
                              If you beneficially own old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should contact such registered holder promptly and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal for the exchange offer and delivering your old notes, either arrange to have your old notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery           You may comply with the procedures described in
 Procedures.................  this prospectus under the heading "The Exchange
                              Offer--Guaranteed Delivery Procedures" if you wish to tender your old notes and:

                              - time will not permit your required documents to reach the exchange agent by the expiration date of the exchange offer,

                              - you cannot complete the procedure for book-entry transfer on time, or

                              -  your old notes are not immediately available.

                                 The New Notes

  The new notes have the same financial terms and conditions as the old notes, which are as follows:

Issuer......................  Hanger Orthopedic Group, Inc.

Maturity....................  June 15, 2009.

Interest....................  Interest accrues from June 16, 1999 at a rate of
                              11 1/4% per year, payable semi-annually on each June 15 and December 15, beginning on December 15, 1999.

Ranking.....................  The new notes are uncollateralized senior subordinated obligations of Hanger Orthopedic Group and rank junior to our existing and future senior debt. The guarantees by our subsidiaries are subordinated to existing and future senior debt of our subsidiaries that guarantee the notes. As of March 31, 1999, giving effect to the pro forma adjustments that relate to our acquisition of NovaCare O&P, we estimate that we and our subsidiaries had approximately $216.3 million of senior debt, excluding approximately $87.6 million that we have available to borrow under our bank credit facility.

Guarantees..................  Certain of our subsidiaries unconditionally guarantee the notes. If we create or acquire a new domestic subsidiary, it will guarantee the notes unless we designate the subsidiary as an "unrestricted subsidiary" under the indenture or the subsidiary does not have significant assets.


Optional Redemption.........  We cannot redeem the new notes until June 15,
                              2004. Thereafter, we may redeem some or all of the notes at the redemption prices listed in the "Description of the Notes" section under the heading "Redemption," plus accrued interest.

Optional Redemption after
 Public Equity Offerings....

                              At any time (which may be more than once) before June 16, 2002, we can choose to buy back up to 33% of the outstanding notes with money that we raise in one or more public equity offerings, as long as:

                              . we pay 111.25% of the face amount of the notes, plus interest;

                              .  we buy the notes back within 30 days of
                                 completing the public equity offering; and

                              . at least 67% of the sum of the aggregate principal amount of notes issued under the indenture remain outstanding immediately after redemption.

Change of Control Offer.....  If a change in control of Hanger Orthopedic Group occurs, we must give holders of the new notes the opportunity to sell us their notes at 101% of their face amount, plus accrued interest.

                              We might not be able to pay you the required price for notes you present to us at the time of a change of control, because:

                              .  we might not have enough funds at that time;
                                 or

                              . the terms of our senior debt may prevent us from paying.

Asset Sale Proceeds.........  If we engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business within a period of time, repay senior debt or make an offer to purchase a principal amount of the notes equal to the excess net cash proceeds. The purchase price of the notes will be 100% of their principal amount, plus accrued interest.

Certain Indenture             The indenture under which the old notes have
Provisions..................  been, and the new notes are being, issued contains covenants generally limiting our (and most or all of our subsidiaries') ability to:

                              .  incur additional debt;

                              . pay dividends or distributions on capital stock or repurchase capital stock;

                              .  issue stock of subsidiaries;

                              .  make certain investments;

                              . create liens on our assets to collateralize debt;

                              .  enter into transactions with affiliates;

                              .  merge or consolidate with another company; and

                              .  transfer and sell assets.

  For additional information regarding the new notes, see "Description of the Notes" and "Certain United States Federal Tax Consequences."

                                  RISK FACTORS

  See "Risk Factors" immediately following this summary for a discussion of risks related to the new notes, all of which apply to the old notes as well.

         Summary Pro Forma Consolidated Financial and Statistical Data

  The following table sets forth unaudited Summary Pro Forma Consolidated Financial and Statistical Data of Hanger Orthopedic Group for the periods ended and as of the dates indicated. The unaudited pro forma income statement data give effect to pro forma adjustments that give effect to Hanger Orthopedic Group's acquisition of NovaCare O&P as of the beginning of the periods indicated. The unaudited pro forma balance sheet data give effect to the acquisition and the related financing transactions as if they had occurred as of March 31, 1999. The "Other Financial Data" below are not set forth in the Hanger Orthopedic Group or NovaCare O&P historical consolidated financial statements and have been presented to provide additional analysis. The Summary Pro Forma Consolidated Financial and Statistical Data do not purport to represent what Hanger Orthopedic Group's financial position or results of operations would actually have been had the acquisition, related financing transactions and other acquisitions in fact occurred on the assumed dates, or to project Hanger Orthopedic Group's financial position or results of operations for any future date or period. The Summary Pro Forma Consolidated Financial and Statistical Data have been derived from, and should be read in conjunction with, the Unaudited Pro Forma Consolidated Financial Statements and the notes thereto included elsewhere in this prospectus.

     Summary Pro Forma Consolidated Financial and Statistical Data-- Hanger
                       Orthopedic Group and NovaCare O&P

                                             Three Months Ended
                                                  March 31,
                         Twelve Months Ended --------------------  Twelve Months Ended
                          December 31, 1998    1998       1999       March 31, 1999
                         ------------------- ---------  ---------  -------------------
                                (dollars in thousands, except per share data)
Income Statement Data:
  Net sales.............      $492,417       $ 117,601  $ 117,286       $492,101
  Gross profit..........       246,134          59,539     60,053        246,648
  Depreciation and
   amortization.........        21,004           5,309      5,046         20,741
  Income from
   operations...........        64,579          11,743     13,334         66,170
  Net income............        12,247             129      2,265         14,245
  Net income per common
   share--diluted.......      $   0.66       $    0.01  $    0.11       $   0.71
Other Financial Data:
  Ratio of earnings to
   fixed charges........          1.4x             --        1.3x            --
  EBITDA(1).............      $ 85,584       $  17,052  $  18,380       $ 86,911
  Adjusted EBITDA(2)....        93,660          19,071     20,399         94,988
  Capital expenditures..         8,069           2,270      2,708          8,507
  Gross margin..........          50.0%           50.6%      51.2%          50.1%
  EBITDA margin.........          17.4%           14.5%      15.7%          17.7%
  Adjusted EBITDA
   margin...............          19.0%           16.2%      17.4%          19.3%
  Ratio of Adjusted
   EBITDA to interest
   expense..............           --              --         --            2.4x
  Ratio of total debt to
   Adjusted EBITDA......           --              --         --            4.4x
Service Mix--Net Sales:
  Prosthetics...........          53.0%           50.8%      51.9%          53.2%
  Orthotics.............          38.5            40.1       39.8           38.5
  Distribution/other....           6.6             7.4        6.1            6.3
  Manufacturing.........           1.9             1.7        2.2            2.0
                              --------       ---------  ---------       --------
                                 100.0%          100.0%     100.0%         100.0%
                              ========       =========  =========       ========
Payor Mix--Net Sales:
  Private pay/other.....          55.3%           56.6%      58.0%          55.7%
  Medicare..............          33.2            32.2       30.4           32.7
  Medicaid..............           7.8             7.4        7.8            7.9
  Veterans
   Administration.......           3.7             3.8        3.8            3.7
                              --------       ---------  ---------       --------
                                 100.0%          100.0%     100.0%         100.0%
                              ========       =========  =========       ========

                                                        As  of  March  31,  1999
                                                        ------------------------
Balance Sheet Data:
  Working capital......................................         $132,788
  Total assets.........................................          697,347
  Total debt...........................................          418,402
  Shareholders' equity.................................          166,795

Statistical Data:
  Patient-care centers.................................              636
  Certified practitioners..............................              920
  Number of states (including D.C.)....................               43

                                                   (Footnotes on following page)

--------
(1) "EBITDA" is defined as net income (loss) before interest expense, taxes, depreciation and amortization, discontinued operations, non-recurring charges, extraordinary items and accounting change. EBITDA is not a measure of performance under Generally Accepted Accounting Principles ("GAAP"). While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity, management understands that EBITDA is customarily used as a criteria in evaluating health care companies. Moreover, substantially all of Hanger Orthopedic Group's financing agreements contain covenants in which EBITDA is used as a measure of financial performance. EBITDA margin is defined as EBITDA as a percent of net sales.
(2) "Adjusted EBITDA" is defined as EBITDA for the period presented, plus certain anticipated cost savings, net of certain incremental expenses, which cost savings we expect to result from our acquisition of NovaCare O&P. We estimate that the net cost savings of approximately $8.1 million could have been achieved in fiscal 1998 had the acquisition been consummated on January 1, 1998. The components of these estimated cost savings are set forth below.

                                                 Three Months Ended
                                                      March 31,
                             Twelve Months Ended ------------------- Twelve Months Ended
                              December 31, 1998    1998      1999      March 31, 1999
                             ------------------- --------- --------- -------------------
                                               (dollars in thousands)
   EBITDA..................        $85,584       $  17,052 $  18,380       $86,911
                                   =======       ========= =========       =======
   Employee terminations...          6,358           1,589     1,589         6,358
   Closure of NovaCare O&P
    facilities.............            747             187       187           748
   Elimination of corporate
    allocations from parent
    of NovaCare O&P........            971             243       243           971
                                   -------       --------- ---------       -------
    Total estimated cost
     savings...............          8,076           2,019     2,019         8,077
                                   -------       --------- ---------       -------
   Adjusted EBITDA.........        $93,660       $  19,071 $  20,399       $94,988
                                   =======       ========= =========       =======

  Actual results and cost savings may differ materially from those reflected in Adjusted EBITDA due to a number of factors, including without limitation,
  (i) an inability to reduce headcount, (ii) an inability to consolidate facilities and (iii) an increase in other costs of Hanger Orthopedic Group. Such estimated cost savings do not qualify as pro forma adjustments under Regulation S-X promulgated under the Securities Act and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.

   Summary Historical Financial and Statistical Data--Hanger Orthopedic Group

  The following table sets forth summary historical financial and statistical data of Hanger Orthopedic Group as of and for each of the three years in the period ended December 31, 1998 and for the quarters ended March 31, 1998 and March 31, 1999. The income statement data for the three years in the period ended December 31, 1998 were derived from our Selected Historical Consolidated Financial Data included elsewhere in this prospectus and audited historical financial statements incorporated in this prospectus by reference. The unaudited income statement data for the quarters ended March 31, 1998 and March 31, 1999 and the unaudited balance sheet data at March 31, 1999, were derived from our unaudited financial statements incorporated in this prospectus by reference. "Other Financial Data" below are not directly derived from our historical financial statements, but have been presented to provide additional analysis. In the opinion of our management, the unaudited data includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the data for such periods. Interim results for the quarter ended March 31, 1999, are not necessarily indicative of results that can be expected in future periods. The Summary Historical Financial and Statistical Data presented below should be read in conjunction with "Hanger Orthopedic Group Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus and the historical consolidated financial statements of Hanger Orthopedic Group and notes thereto incorporated in this prospectus by reference.

                                                            Three Months Ended
                         Fiscal Year Ended December 31,          March 31,
                         ---------------------------------  --------------------
                           1996        1997        1998       1998       1999
                         ---------- ----------  ----------  ---------  ---------
                             (dollars in thousands)
Income Statement Data:
 Net sales.............. $  66,806  $  145,598  $  187,870  $  40,750  $  49,145
 Gross profit...........    34,573      72,065      94,967     19,447     24,256
 Selling, general and
  administrative........    24,550      49,076      63,512     14,729     17,099
 Income from opera-
  tions.................     4,695      18,308      25,673      3,458      5,452
 Interest expense, net..     2,547       4,932       1,902        615        288
 Extraordinary loss on
  early extinguishment
  of debt (1)...........        83       2,694         --         --         --
 Net income.............       998       4,946      13,840      1,695      3,121
 Net income per common
  share - diluted....... $    0.11  $     0.37  $     0.75  $    0.10  $    0.15

Other Financial Data:
 Ratio of earnings to
  fixed charges.........      1.5x          3x        6.8x       3.6x       6.8x
 Depreciation and amor-
  tization.............. $   2,848  $    4,681  $    5,782  $   1,260  $   1,705
 EBITDA (2).............    10,023      22,989      31,455      4,718      7,157
 Capital expenditures...     1,239       2,581       2,589        606      1,061

Statistical Data:
 Patient-care centers...       178         213         256        238        261
 Certified practition-
  ers...................       199         249         321        278        323
 Number of states (in-
  cluding D.C.).........        29          30          31         30         32
 Same-center net sales
  growth (3)............       5.8%       11.7%       11.1%      13.8%       6.3%

                                                                  March 31, 1999
                                                                  --------------
Balance Sheet Data:
 Working capital.................................................    $ 49,848
 Total assets....................................................     211,010
 Total debt......................................................      17,796
 Shareholders' equity............................................     166,795

--------
(1) In connection with the indebtedness extinguished as a result of our public offerings of common stock, certain debt issuance costs were charged to operations in 1996 and 1997.
(2) "EBITDA" is defined as net income (loss) before interest expense, taxes, depreciation and amortization, discontinued operations, non-recurring charges, extraordinary items and accounting change. EBITDA is not a measure of performance under GAAP. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity, management understands that EBITDA is customarily used as a criteria in evaluating health care companies. Moreover, substantially all of our financing agreements contain covenants in which EBITDA is used as a measure of financial performance. EBITDA margin is defined as EBITDA as a percent of net sales.
(3) Net sales contributed by those patient-care centers that were owned by us and open during the entire period as well as the prior year's entire comparable period.

        Summary Historical Financial and Statistical Data--NovaCare O&P

  The following table sets forth summary historical financial and statistical data of NovaCare O&P as of and for each of the three fiscal years in the period ended June 30, 1998 and for the nine month periods ended March 31, 1998 and March 31, 1999. The income statement data for the three years in the period ended June 30, 1998 have been derived from NovaCare O&P's Selected Historical Consolidated Selected Financial Data included elsewhere in this prospectus and audited historical consolidated financial statements incorporated in this prospectus by reference. The unaudited income statement data for the nine month periods ended March 31, 1998 and March 31, 1999 and the unaudited balance sheet data at March 31, 1999, have been derived from the unaudited financial statements of NovaCare O&P incorporated in this prospectus by reference. "Other Financial Data" below are not directly derived from the NovaCare O&P historical financial statements, but have been presented to provide additional analysis. In the opinion of NovaCare O&P management, the unaudited data includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the data for such periods. Interim results for the nine months ended March 31, 1999, are not necessarily indicative of results that can be expected in future periods. The Summary Historical Financial and Statistical Data below should be read in conjunction with "NovaCare O&P Management's Discussion and Analysis of Results of Operations" included elsewhere in this prospectus and the historical consolidated financial statements of NovaCare O&P and notes thereto incorporated in this prospectus by reference.

        Summary Historical Financial and Statistical Data--NovaCare O&P

                                                            Nine Months Ended
                              Fiscal Year Ended June 30,        March 31,
                              ----------------------------  ------------------
                                1996      1997      1998      1998      1999
                              --------  --------  --------  --------  --------
                                (dollars in thousands)
Income Statement Data:
  Net revenues............... $100,886  $161,074  $251,732  $182,424  $209,442
  Gross profit...............   26,098    40,956    63,033    44,530    54,340
  Selling, general and
   administrative expense....   11,093     9,157    16,367    12,438     8,915
  Selling, general and
   administrative expense
   allocated from related
   party (1).................    2,949     6,103     9,624     7,332    13,404
  Provision for restructure
   (2).......................    1,477         -         -         -         -
  Operating income...........    6,532    18,794    25,604    16,505    22,306
  Interest expense-related
   party (3).................    2,146     4,291     7,453     5,404     5,891
  Interest expense-third
   parties...................      603     1,910     3,239     2,394     2,210
  Net (loss) income.......... $   (971) $  1,014  $ (2,839) $ (3,618) $ (1,068)

Other Financial Data:
  Depreciation and
   amortization.............. $  4,874  $  6,858  $ 10,549  $  7,498  $  8,786
  EBITDA (4).................   12,883    25,652    36,153    24,003    31,092
  Capital expenditures.......    1,965     3,819     4,851     3,840     4,090

Statistical Data:
  Patient-care centers.......      130       274       378       332       375
  Certified practitioners....      240       398       628       580       597
  Number of states...........       27        34        36        36        37
  Same-market growth (5).....      6.0%      2.8%      5.5%      3.3%      0.7%

                                                            As of March 31, 1999
                                                            --------------------
Balance Sheet Data:
  Excess of current liabilities over current assets (6)....      $(110,293)
  Total assets.............................................        389,204
  Total debt...............................................        123,531
  NovaCare net investment..................................        129,431

--------
(1) NovaCare O&P's selling, general and administrative services has historically been provided by its parent, NovaCare, including leased office space at the parent's headquarters and certain services provided by its parent including shared management, legal, information systems, finance and human resources. These expenses were allocated based on net revenues, specific utilization, or other methods which management of NovaCare O&P believes to be reasonable.
(2) The 1996 restructure expense pertained to the consolidation and reorganization of NovaCare O&P's operations and certain administrative functions.
(3) NovaCare O&P received certain advances from its parent which were funded through a line of credit arrangement. The annual interest rate on the line of credit is the prime rate of the parent's lending bank plus 1.5% on the daily outstanding balance.
(4) "EBITDA" is defined as operating income (loss) before depreciation and amortization and provision for restructure. EBITDA is not a measure of performance under GAAP. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity, management understands that EBITDA is customarily used as a criteria in evaluating health care companies. EBITDA margin is defined as EBITDA as a percent of net revenues.
(5) Same-market growth represents the increase in current period net revenues over prior period net revenues adjusted to include historical net revenues of acquired companies for the period prior to acquisition.
(6) Excess of current liabilities over current assets includes current portion of financing arrangements--related party and accounts payable and accrued expenses--related party of $82,854 and $111,605, respectively. If these items were to be excluded from the calculation, working capital would be $84,166.

                                 RISK FACTORS

Risks relating to the notes

  The new notes, like the old notes, entail the following risks:

 We have substantial existing debt and may incur additional debt, so we may be unable to pay interest or principal on the notes.

  As of March 31, 1999, giving effect to the pro forma adjustments assuming our acquisition of NovaCare O&P, we had outstanding $418.4 million of total debt. Because of this substantial debt, we may be unable to pay interest or principal on the notes. In addition to this debt, we may incur substantial additional debt in the future, including additional debt under our bank credit facility. If we incur additional debt, the risk that we may be unable to pay interest or principal on your notes could increase.

 Our substantial debt may limit our ability to adapt to adverse economic conditions, to fund capital needs, research and other expenditures, and to compete in our industry.

  Additionally, our substantial debt, and any further debt we incur in the future, may:

  . increase our vulnerability to general adverse economic and industry conditions;

  . reduce our ability to fund future working capital, capital expenditures, research and development and other general corporate requirements; and

  . limit our flexibility in planning for, or reacting to, changes in our business and the industry.

 We could default on our bank credit facility if we fail to meet certain financial tests.

  Our bank credit facility requires us to satisfy certain financial tests and covenants. If we fail to do so, we will be in default under the facility, which could cause the outstanding debt under the facility to become immediately due and payable. If this occurs, we may not be able to repay this debt or refinance it on favorable terms, and, as a result, we may be unable to pay the interest or principal on the notes.

 Because the notes are uncollateralized and subordinated to our other indebtedness, you may not be fully repaid if we become insolvent.

  The notes and the guarantees are uncollateralized and contractually subordinated to our bank credit facility and any other existing and future senior indebtedness. If we are in default under the bank credit facility, we may be required to pay all amounts due under the facility before we make any payments of interest or principal on your notes.

  In addition, our bank credit facility provides the senior bank lenders a first priority lien on substantially all of our assets and the assets of each of our subsidiaries that serve as guarantors under this credit facility. If we are in default under our bank credit facility, or in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, the senior bank lenders could foreclose on our assets and on the assets of our subsidiary guarantors. As a result, we might be unable to pay the interest or principal on the notes.

 Because the notes are structurally subordinated to the obligations of our subsidiaries that are not guarantors, there may be few assets of these subsidiaries available to repay the notes.

  The notes are effectively subordinated to all indebtedness of our subsidiaries that are not guarantors of the notes, including indebtedness owed to trade creditors. In a bankruptcy, reorganization, insolvency, receivership or similar proceeding involving these non-guaranteeing subsidiaries, creditors of these subsidiaries generally would be entitled to payment of their claims from the assets of these subsidiaries before any such assets would be made available to pay the interest or principal on the notes.

 If a court concludes that we issued the notes as part of a fraudulent conveyance, the notes could be voided or further subordinated under federal or state laws.

  Federal and state statutes allow courts, under specific circumstances including fraudulent conveyance, to void the notes and the guarantees and require you to return payments you receive. This could occur if a court concludes that we or one or more of our subsidiaries were insolvent at the time we issued the notes, or that the notes and the guarantees caused us or one or more of our subsidiaries to become insolvent. Generally, a company is considered insolvent if its liabilities exceed the saleable value of its assets, or if the company cannot pay its debts as they become due. The specific tests for determining a company's insolvency vary from state to state.

 If we are subject to a change in control, we may not have sufficient funds to repay the notes upon request.

  Upon certain changes of control, you will have the right to require us to repurchase your notes at a purchase price equal to 101% of the principal amount of your notes plus accrued and unpaid interest. However, we may not have sufficient funds at the time of the change of control to repurchase your notes. In addition, our senior lenders may prohibit us from repurchasing your notes. Our failure to repurchase the notes under such circumstances would cause us to default under the indenture.

 There is no existing market for the notes, so you may be unable to sell the notes.

  The notes are new securities for which there is currently no market. Consequently, the notes will be relatively illiquid, and you may be unable to sell your notes. We do not intend to apply to list the notes on any securities exchange or to seek to include them on any automated quotation system. Accordingly, a liquid market for the notes may not develop.

 The market for the notes, if any, may be subject to disruptions and volatility, which may impact the price of the notes.

  Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to your notes. The market for your notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your notes.

Risks relating to Hanger Orthopedic Group

 We may not be able to successfully integrate NovaCare O&P's operations with our operations.

  Our acquisition of NovaCare O&P will more than double our number of patient-care centers and certified practitioners and will be difficult to implement successfully. We may not be able to successfully integrate NovaCare O&P's patient-care operations with our patient-care operations. We have limited experience integrating an acquisition as large and as complicated as the acquisition of NovaCare O&P. As a result, we may not be able to predict accurately the difficulties associated with assimilating a large organization, and we may not be able to achieve the operating efficiencies and other synergies that we believe to be achievable.

 We may not be able to successfully integrate and operate other orthotics and prosthetics businesses that we acquire in the future.

  In addition to the acquisition of NovaCare O&P, our business strategy contemplates the continued acquisition and integration of orthotics and prosthetics businesses. However, we may not be able to be successfully consummate and/or integrate future acquisitions. The success of any future acquisition we make will depend on:

  .  how well we identify acquisition candidates;

  .  our ability to acquire and finance businesses on acceptable terms; and

  . our ability to integrate and operate the acquired businesses profitably after acquisition.

 We may not be able to raise adequate debt or equity capital to fund our growth.

  Our acquisition program may require substantial capital resources. We may not have sufficient sources and amounts of capital to finance future acquisitions.

 We may not be able to successfully pursue and manage our planned growth.

  We plan to continue to pursue an aggressive growth strategy. Such rapid growth may overextend our financial and management resources.

 Government reimbursement levels for orthotics and prosthetics services and products may decline, which could substantially impact our revenues.

  We derive a substantial portion of our revenues from reimbursements for orthotics and prosthetics services from programs administered by Medicare, Medicaid, the U.S. Veterans Administration, and certain state agencies. Each of these programs sets maximum reimbursement levels for orthotics and prosthetics services and products. If these organizations reduce reimbursement levels for orthotics and prosthetic services and products in the future, our revenues could substantially decline. In addition, the percentage of our revenues derived from these sources may increase as the portion of the U.S. population over age 65 continues to grow, making us more vulnerable to maximum reimbursement level reductions by these organizations.

  Furthermore, the health care industry is experiencing a trend towards cost containment as government and other third-party payors seek to impose lower reimbursement rates and negotiate reduced contract rates with service providers. This trend could adversely affect our revenues.

 Proposed changes in Medicare funding could adversely affect our revenue.

  Currently, Medicare provides for reimbursement for orthotics and prosthetics products and services based on regional prices set forth in fee schedules, with the actual amount paid varying within a range of the established regional prices. Further, certain third-party payors also tie their reimbursement rates to Medicare reimbursement rates. President Clinton's budget for the fiscal year 2000 initially included a proposal that would have modified the Medicare fee schedules to include upper limits based on national median prices. Such a proposal is no longer included in the proposed budget. However, if the U.S. Congress were to enact such modifications into law, our revenues from Medicare reimbursements and other payors could be adversely affected, which could have a material adverse effect on us. We cannot predict whether any such modifications to the fee schedules will be enacted or what the final form of any modifications might be.

 We may not be able to attract and retain qualified orthotics and prosthetic practitioners and managerial and technical personnel.

  Our success depends in part on our ability to attract and retain qualified orthotics and prosthetic practitioners and other managerial and technical personnel. We face competition in the attraction and retention of skilled practitioners. We may not be able to attract and retain all of the personnel necessary for continued growth and success. The loss of the services of key personnel could adversely affect our business and operations.

 We may not have insurance coverage for liabilities associated with the products and services we provide.

  We risk incurring substantial liability from lawsuits resulting from the orthotics and prosthetic services and products that we provide. We may be unable to obtain adequate insurance coverage in the future at commercially reasonable prices. Also, our insurance policies may not cover actual future liabilities that we incur. As a result, we could become exposed to liability which may adversely affect our financial performance.

 We may not be able to comply with applicable governmental regulations.

  Our business subjects us to various federal and state laws pertaining to licensing and health care fraud and abuse, including anti-kickback laws, false claims laws, antitrust laws and physician self-referral laws. If found to be in violation of any of these laws, we could face criminal and civil sanctions. We could also be excluded from participating in federal health care programs, including Medicare, Medicaid, Veteran's Administration health programs and the Civilian Health and Medical Program for the Uniformed Services. The occurrence of one or more of these events could have a substantial effect on our business and results of operations. The antitrust laws have been applied to the establishment of certain networks of otherwise competing health care providers. Governmental authorities might bring an investigation or proceeding challenging this or some other aspect of our operations under these laws. Such an investigation or proceeding could adversely impact our business and results of operations.

 Competition may adversely affect us in our orthotics and prosthetic services and products business, as well as in our acquisition of other orthotics and prosthetic companies.

  We compete with local regional and multi-regional competitors, including orthotics and prosthetic clinics, hospitals, physicians and therapists, to provide orthotics and prosthetic services. We also compete with other manufacturers of non-customized orthotic and prosthetic components, and with numerous smaller companies engaged in the distribution of orthotics and prosthetic products. We also may encounter competition from other companies to acquire additional orthotics and prosthetic patient-care practices. Such competition may adversely affect our business and may prevent us from successfully implementing our acquisition strategy, which also may adversely affect our business.

 We may be adversely affected by the "Year 2000" problem.

  Many computer systems and software products may not function properly following December 31, 1999 as a result of computer programs being written using two digits rather than four to define the applicable year. This problem is often referred to as the "Year 2000" problem. We are currently working to evaluate and resolve the potential impact of the Year 2000 problem on our processing of date-sensitive information and network systems. We are in the process of contacting all our significant suppliers, contractors and major systems developers to determine our vulnerability to their Year 2000 situations. We presently believe that the Year 2000 problem will only have a minimal cost impact. However, we cannot assure you that other companies will convert their systems on a timely basis or that their failure to do so will not have an adverse effect on our systems. Any failure by our customers, suppliers, contractors or major systems developers to resolve their Year 2000 problems in a timely manner may adversely affect us. Further, the computer systems of governmental agencies and private payors are vulnerable to the Year 2000 problem. If these entities cannot solve their Year 2000 problems prior to the end of this year, we could face substantial interruptions and delays in receipts of reimbursement payments due to us from governmental agencies and other payors.

 This prospectus includes forward-looking statements

  Some of the statements contained in this prospectus are not historical facts, but are "forward-looking statements," as such term is defined in the Private Securities Litigation Reform Act of 1995. They include statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance. These risk factors may be identified by the use of forward-looking terminology such as "believes," "expects," "plans," "may," "will," "would," "could," "should," or "anticipates" or the negative of those words or other variations of those words or other comparable words, or by discussions of strategy that involve risks and uncertainties. These forward-looking statements are based on our expectations and are subject to a number of risks and uncertainties. Certain of these risks and uncertainties are beyond our control. We wish to caution you that our actual results may differ materially from those suggested by these forward-looking statements for various reasons, including those discussed under the section entitled "Risk Factors." Some of the key factors that have a direct bearing on our results of operations are:

  .  the demand for our orthotic and prosthetic services and products,

  . our ability to integrate effectively the operations of NovaCare O&P, as well as other acquisitions that we will make in the future,

  .  our ability to attract and retain qualified O&P practitioners,

  . federal Medicare reimbursement levels and other governmental policies affecting O&P operations,

  . changes in prevailing interest rates and the availability of favorable terms of equity and debt financing to fund the anticipated growth of our business,

  .  inflation,

  . changes in, or failure to comply with, federal, state and/or local governmental regulations,

  . liability relating to O&P services and products and other claims asserted against us, and

  . our significant indebtedness after the acquisition of NovaCare O&P and the impact of increases in interest rates on such indebtedness.

  Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements and plans. Such forward-looking statements speak solely as of the date hereof, and we expressly disclaim any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-4 to register this exchange offer. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the new notes offered in this prospectus, you should refer to the registration statement and its exhibits.

  You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. We file our SEC materials electronically with the SEC, so you can also review our filings by accessing the web site maintained by the SEC at http:// www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

  Our principal executive offices are located at 7700 Old Georgetown Road, Bethesda, MD 20814. Our telephone number there is (301) 986-0701.

                            DELIVERY OF PROSPECTUS

  We remind professional securities dealers of their obligation under the securities laws to deliver a copy of this prospectus to anyone who buys new
notes from them until December   , 1999, which is the 90th day after the date
of this prospectus. Securities dealers who were initial purchasers of the old notes and are acting as underwriters of unsold allotments have additional prospectus delivery requirements.

                                USE OF PROCEEDS

  Hanger Orthopedic Group will not receive any cash proceeds from the issuance of the new notes as described in this prospectus. Hanger Orthopedic Group will receive in exchange old notes in like principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any change in the indebtedness of Hanger Orthopedic Group.

   OUR RECENT ACQUISITION OF NOVACARE O&P AND RELATED FINANCING TRANSACTIONS

  On July 1, 1999, we acquired NovaCare O&P for a total of $445 million by (i) the assumption of approximately $37.3 million principal amount of promissory notes payable by NovaCare O&P, or its subsidiaries, to sellers of O&P businesses acquired by NovaCare O&P, (ii) the payment of certain severance obligations of NovaCare Inc., the parent of NovaCare O&P, to certain key management personnel in the amount of approximately $1.1 million and (iii) the balance in cash.

  Of the cash portion of the purchase price, $15 million was placed in escrow pending certain post-closing adjustments relating to working capital. If, as of July 1, 1999, the adjusted working capital of NovaCare O&P is less than approximately $94 million, the cash portion of the purchase price will be reduced by the amount of such deficiency. If, however, the adjusted working capital exceeds approximately $94 million, the cash portion will be increased by the amount of the excess. Adjusted working capital will be determined by September 30, 1999 (i.e., within 90 days of the closing). For purposes of this calculation, adjusted working capital will be comprised of cash in an amount of at least $2 million, accounts receivable, inventory, other current assets, accounts payable, and accrued expenses to third-parties (excluding all inter-company obligations, accrued but unpaid taxes and the current portion of the promissory notes owed to sellers of businesses acquired by NovaCare O&P) calculated on a basis consistent with NovaCare O&P's past practice and in accordance with GAAP.

  We required approximately $430.2 million in cash to close our acquisition of NovaCare O&P, pay approximately $20 million of related fees and expenses and refinance existing debt of approximately $2.5 million. The funds were raised by (i) borrowing approximately $230 million of revolving credit and term loans under a new bank credit facility; (ii) the sale of the $150 million of 11 1/4% Senior Subordinated Notes due 2009 and (iii) by the sale of $60 million of 7% Redeemable Preferred Stock.

  The new bank credit facility consists of a $100 million revolving credit facility, approximately $30 million of which was drawn on July 1, 1999 in connection with our acquisition of NovaCare O&P, a $100 million tranche A term facility and a $100 million tranche B term facility. The tranche A term facility and the revolving credit facility mature on July 1, 2005 and carry an interest rate of adjusted LIBOR plus 2.50% or ABR plus 1.50%. The tranche B term facility matures on January 1, 2007 and carries an interest rate of adjusted LIBOR plus 3.50% or ABR plus 2.50%.

  The revolving credit facility will be made available to us to use in connection with future acquisitions and for working capital and general corporate purposes. The bank loans will be collateralized by all of our assets. For a detailed discussion of the terms of the notes, the new bank credit facility and the preferred stock, see "Description of the Notes" and "Description of the New Credit Facility and the Redeemable Preferred Stock" herein.

                                CAPITALIZATION

  The following table sets forth as of March 31, 1999: (i) the cash and cash equivalents and capitalization of Hanger Orthopedic Group; and (ii) the cash and cash equivalents and capitalization of Hanger Orthopedic Group and NovaCare O&P on a pro forma basis to reflect (a) consummation of Hanger Orthopedic Group's acquisition of NovaCare O&P and related financing transactions, including the sale of the old notes, all as if they occurred on March 31, 1999, and (b) the other pro forma adjustments set forth in the Unaudited Pro Forma Consolidated Financial Statements relating to other acquisitions by Hanger Orthopedic Group and NovaCare O&P. The following table should be read in conjunction with the historical financial statements of Hanger Orthopedic Group and NovaCare O&P, incorporated by reference in this prospectus and the Unaudited Pro Forma Consolidated Financial Statements set forth elsewhere in this Prospectus.

                                                           March 31, 1999
                                                         -------------------
                                                          Actual   Pro forma
                                                         --------  ---------
                                                            (dollars in
                                                             thousands)
Cash and cash equivalents............................... $  4,982  $  3,500
                                                         ========  ========
Current portion of long-term debt (1)................... $  4,097  $ 14,761(2)
Long-term debt, less current installments:
  Tranche A Term Facility...............................      --    100,000
  Tranche B Term Facility...............................      --    100,000
  Revolving Credit Facility.............................      --     12,430
  Senior Subordinated Notes.............................      --    150,000
  Seller notes and other miscellaneous obligations......   13,699    41,211
                                                         --------  --------
    Total debt..........................................   17,796   418,402
                                                         --------  --------
Mandatorily Redeemable Preferred Stock, Class F.........      --        --
7% Exchangeable Cumulative Redeemable Senior Preferred
 Stock--par value $0.01 per share.......................      --     60,000
Shareholders' equity:
  Common stock -- par value $.01 per share..............      190       190
  Additional paid-in capital............................  146,090   146,090
  Retained earnings.....................................   21,171    21,171
  Treasury stock, cost--133,495 shares..................     (656)     (656)
                                                         --------  --------
    Total shareholders' equity..........................  166,795   166,795
                                                         --------  --------
    Total capitalization................................ $184,591  $645,197
                                                         ========  ========

--------
(1) Includes $2.5 million outstanding under Hanger Orthopedic Group's revolver at March 31, 1999, which was refinanced in connection with the acquisition of NovaCare O.P.
(2) Includes $13,164 of NovaCare O&P current portion of financing arrangements--third parties.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  The following Unaudited Pro Forma Consolidated Financial Statements (as defined below) of Hanger Orthopedic Group are based on the financial statements of Hanger Orthopedic Group and NovaCare O&P incorporated by reference in this prospectus, as adjusted to illustrate the estimated effects of Hanger Orthopedic Group's acquisition of NovaCare O&P, related financing transactions and other acquisitions by Hanger Orthopedic Group and NovaCare O&P during the periods presented, and reclassifications to NovaCare O&P financial statements to conform with Hanger Orthopedic Group's calendar year presentation and financial statement classifications. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The Unaudited Pro Forma Consolidated Financial Statements and accompanying notes should be read in conjunction with the historical financial statements of Hanger Orthopedic Group and NovaCare O&P and other financial information pertaining to Hanger Orthopedic Group and NovaCare O&P appearing elsewhere in this prospectus, including "Hanger Orthopedic Group's acquisition of NovaCare O&P and Related Financing Transactions," "Capitalization," "Hanger Orthopedic Group Management's Discussion and Analysis of Financial Condition and Results of Operations" and "NovaCare O&P Management's Discussion and Analysis of Results of Operations."

  The Unaudited Pro Forma Consolidated Financial Statements have been prepared to give effect to Hanger Orthopedic Group's acquisition of NovaCare O&P and related financing transactions, including the sale of the 11 1/4 % Senior Subordinated Notes due 2009 on June 16, 1999, and the application of the net proceeds therefrom, as if such transactions had occurred as of January 1, 1998 for the consolidated statements of operations (collectively, the "Unaudited Pro Forma Consolidated Statements of Operations"), and as of March 31, 1999 for the consolidated balance sheet (the "Unaudited Pro Forma Consolidated Balance Sheet" and, together with the Unaudited Pro Forma Consolidated Statements of Operations, the "Unaudited Pro Forma Consolidated Financial Statements"). Hanger Orthopedic Group's acquisition of NovaCare O&P is being treated as a purchase for financial accounting purposes.

  The Unaudited Pro Forma Consolidated Financial Statements do not purport to be indicative of what our financial position or results of operations would actually have been had our acquisition of NovaCare O&P been completed on such date or at the beginning of the periods indicated or to project our results of operations for any future period.

                 Unaudited Pro Forma Consolidated Balance Sheet

                              as of March 31, 1999

                            Hanger         NovaCare
                          Orthopedic     Orthotics and     Pro Forma
                         Group, Inc.   Prosthetics, Inc.  Adjustments      Pro Forma(7)
                         ------------  ----------------- -------------     ------------
         ASSETS
Current Assets:
  Cash and cash
   equivalents.......... $  4,982,406    $  1,150,000    $  (2,632,406)(1) $  3,500,000
  Accounts receivable,
   net..................   40,511,291      66,086,000              --       106,597,291
  Inventories...........   17,487,818      42,876,000              --        60,363,818
  Prepaids and other
   assets...............    5,433,884       6,262,000              --        11,695,884
  Deferred income
   taxes................    4,497,724         268,000              --         4,765,724
                         ------------    ------------    -------------     ------------
Total Current Assets....   72,913,123     116,642,000       (2,632,406)     186,922,717
                         ------------    ------------    -------------     ------------
  Property, plant and
   equipment, net.......   23,106,474      13,837,000              --        36,943,474
  Intangible assets,
   net..................  114,011,549     256,899,000       99,765,000 (2)  470,675,549
  Other assets..........      978,943       1,826,000              --         2,804,943
                         ------------    ------------    -------------     ------------
Total Assets............ $211,010,089    $389,204,000    $  97,132,594     $697,346,683
                         ============    ============    =============     ============
      LIABILITIES
Current Liabilities:
  Current portion of
   long-term debt....... $  4,097,338    $ 96,018,000    $ (85,354,000)(3) $ 14,761,338
  Accounts payable......    5,189,337     119,585,000     (110,512,000)(3)   14,262,337
  Accrued expenses and
   other................    6,641,961       6,877,000              --        13,518,961
  Customer deposits.....      933,739             --               --           933,739
  Accrued wages and
   payroll taxes........    5,910,858       4,455,000              --        10,365,858
  Deferred revenue......      292,368             --               --           292,368
                         ------------    ------------    -------------     ------------
Total Current
 Liabilities............   23,065,601     226,935,000     (195,866,000)      54,134,601
                         ------------    ------------    -------------     ------------
  Long-term debt........   13,698,506      27,513,000      362,429,594 (4)  403,641,100
  Deferred income
   taxes................    5,222,766       4,831,000              --        10,053,766
  Other liabilities.....    2,228,289         494,000              --         2,722,289
                         ------------    ------------    -------------     ------------
Total Liabilities.......   44,215,162     259,773,000      166,563,594      470,551,756
                         ------------    ------------    -------------     ------------
Mandatorily Redeemable
 Preferred Stock, Class
 F......................          --              --               --               --
7% Redeemable Preferred
 Stock..................          --              --        60,000,000 (5)   60,000,000
  SHAREHOLDERS' EQUITY
Common stock............      189,739             --               --           189,739
Additional paid in
 capital................  146,089,640             --               --       146,089,640
Retained Earnings.......   21,171,110             --               --        21,171,110
NovaCare, Inc., net
 investment.............          --      129,431,000     (129,431,000)(6)          --
                         ------------    ------------    -------------     ------------
                          167,450,489     129,431,000     (129,431,000)     167,450,489
  Treasury Stock........     (655,562)            --               --          (655,562)
                         ------------    ------------    -------------     ------------
Total Shareholders'
 Equity.................  166,794,927     129,431,000     (129,431,000)     166,794,927
                         ------------    ------------    -------------     ------------
Total Liabilities and
 Shareholders' Equity... $211,010,089    $389,204,000    $  97,132,594     $697,346,683
                         ============    ============    =============     ============

(1) Reflects $850,000 of additional NovaCare O&P cash required to be on hand at closing and the use of $3,482,406 of Hanger Orthopedic Group cash to be used to finance a portion of the acquisition of NovaCare O&P and related fees and expenses.
(2)  Reflects excess of NovaCare O&P purchase price over net assets acquired.
(3) Adjusts for net liabilities not assumed by Hanger Orthopedic Group, and the refinancing of Hanger Orthopedic Group's revolver of $2,500,000.
(4) Represents debt incurred in connection with the acquisition of NovaCare
    O&P:

      Tranche A Term Facility..................................... $100,000,000
      Tranche B Term Facility.....................................  100,000,000
      Notes.......................................................  150,000,000
      Revolving Credit Facility...................................   12,429,594
                                                                   ------------
                                                                   $362,429,594
                                                                   ============

(5) Reflects the issuance of Preferred Stock in conjunction with the acquisition of NovaCare O&P.
(6) Eliminates NovaCare parent's ownership interest in NovaCare O&P being acquired by Hanger Orthopedic Group.
(7) Excludes potential future contingent consideration to be paid to former shareholders of acquired companies based on prescribed formulas. Contingent consideration is to be accounted for as additional purchase price consideration if and when it becomes probable.

           Unaudited Pro Forma Consolidated Statement of Operations

                     for the Year Ended December 31, 1998

                             Hanger         NovaCare         Other
                           Orthopedic     Orthotics and     Acquired     Pro Forma         Pro Forma
                          Group, Inc.   Prosthetics Inc.* Companies(1)  Adjustments         (13)(14)
                          ------------  ----------------- ------------  ------------      ------------
Net sales...............  $187,870,312    $273,995,445    $33,574,693   $ (3,023,256)(2)  $492,417,194
Cost of products &
 services sold..........    92,903,145     140,794,133     15,765,998     (2,632,079)(2)   246,283,570
                                                                            (547,627)(3)
                          ------------    ------------    -----------   ------------      ------------
Gross profit............    94,967,167     133,201,312     17,808,695        156,450       246,133,624
Selling, general &
 administrative.........    63,512,051     106,304,951     11,806,001     (1,847,046)(3)   160,550,089
                                                                             (24,344)(4)
                                                                         (16,105,625)(5)
                                                                          (3,095,899)(6)
Depreciation &
 amortization...........     5,781,754      11,597,865        831,461         52,569 (7)    21,004,286
                                                                           2,740,637 (8)
                          ------------    ------------    -----------   ------------      ------------
Income from operations..    25,673,362      15,298,496      5,171,233     18,436,158        64,579,249
Interest expense, net...    (1,902,315)    (11,300,871)      (115,438)     8,172,068 (4)  (43,265,599)
                                                                          (2,471,936)(9)
                                                                         (35,647,107)(10)
Other expense, net......      (315,337)       (182,948)       (48,853)        (8,153)(4)      (555,291)
                          ------------    ------------    -----------   ------------      ------------
Income before taxes.....    23,455,710       3,814,677      5,006,942    (11,518,970)       20,758,359
Provision (benefit) for
 income taxes...........     9,616,000       4,171,000         50,631     (5,326,704)(11)    8,510,927
                          ------------    ------------    -----------   ------------      ------------
Net income (loss).......  $ 13,839,710    $   (356,323)   $ 4,956,311   $ (6,192,266)     $ 12,247,432
                          ============    ============    ===========   ============      ============
Diluted income per
 common share (12)......  $       0.75                                                    $       0.66
                          ============                                                    ============
Shares used to compute
 diluted income per
 common share...........    18,515,567                                                      18,653,020
                          ============                                                    ============

--------
* The historical statement of operations data for NovaCare O&P, as adjusted to conform with Hanger Orthopedic Group's financial statement classifications. Adjustments primarily relate to the following reclassifications:

    . Administrative salary expense of $20.2 million, rent expense of $13.2 million and other administrative expenses of $23.0 million reclassified from cost of products and services sold to selling, general & administrative expense.

    . Depreciation and amortization expense of $3.6 million reclassified from cost of products and services sold to depreciation & amortization expense.

    . Royalty fee expense of $16.1 million reclassified from other expense to selling, general & administrative expense.

(1) Other Acquired Companies (along with NovaCare O&P, the "Acquired Companies") for the year ended December 31, 1998 represent the results of operations of such companies from January 1, 1998 to the earlier of their respective dates of acquisition or December 31, 1998. Each of the acquisitions has been accounted for as a purchase. Accordingly, the results of operations of each of the Acquired Companies are included in the historical results of operations of Hanger Orthopedic Group from the date of its acquisition.

  Results of operations of the companies acquired by Hanger Orthopedic Group during the period January 1, 1998 through March 31, 1999 ("Other Acquired Companies (Hanger Orthopedic Group)") prior to their acquisition dates for the periods presented are as follows:

   Company                           Acquired as of    Net Sales  Net Income (Loss)
   -------                           --------------    ---------  -----------------
   Wayne Rosen...................  January 14, 1998   $    38,061    $   (1,964)
   NOPS..........................  March 4, 1998        1,069,662      (156,803)
   Teufel........................  March 31, 1998       1,005,452        16,711
   Hattiesberg...................  April 30, 1998         117,156        34,405
   Augusta Brace.................  May 15, 1998           219,584       (30,344)
   P&O Rehab. Tech...............  June 11, 1998          238,772        (2,997)
   Associated O&P................  June 19, 1998          574,856        98,858
   Orthotics Techniques..........  July 17, 1998          180,650        16,120
   Seattle Limb System...........  August 1, 1998       9,859,000     2,707,000
   Advanced Prosthetics..........  September 25, 1998   1,145,518       549,792
   Orthopedic Services...........  September 30, 1998   1,949,068       364,438
   Fessenden O&P.................  November 13, 1998    1,220,622       399,168
   Baltimore Orthotics...........  December 1, 1998     1,015,829        71,084
   Manasota Orthopedic...........  December 4, 1998       340,642       (24,682)
   OST Patient Advocates.........  December 11, 1998      585,161         2,092
   Thornton Orthopedic...........  January 5, 1999        934,586        39,679
   Carolina......................  January 6, 1999      1,551,188       397,002
   Universal O&P.................  January 29, 1999       821,677        (7,766)
   Medical Center Brace..........  February 12, 1999    3,736,592        50,143
                                                      -----------    ----------
     Total.......................                     $26,604,076    $4,521,936
                                                      ===========    ==========

  Results of operations of the companies acquired by NovaCare O&P during the period January 1, 1998 through March 31, 1999 ("Other Acquired Companies
  (NovaCare O&P)") prior to their acquisition dates for the periods presented are as follows:

   Company                           Acquired as of    Net Sales  Net Income (Loss)
   -------                           --------------    ---------  -----------------
   Kroll's.......................  January 1, 1998    $       --     $      --
   Atlanta Prosthetics...........  January 1, 1998            --            --
   TD Rehab Systems..............  January 1, 1998            --            --
   Shamp Prosthetics-Orthotics...  January 1, 1998            --            --
   Cajon Orthotics & Prosthet-
    ics..........................  January 1, 1998            --            --
   Cahill Orthopedic Laboratory..  February 1, 1998       138,793         4,324
   CPO Prosthetics and
    Orthotics....................  February 1, 1998       392,244       (24,025)
   Kessler Associates............  March 1, 1998          126,000        10,858
   University O&P Consultants....  April 1, 1998          381,332       (23,708)
   Advanced Orthopedic Systems...  May 1, 1998            167,601           642
   Central Valley Prosthetics &
    Orthotics....................  May 1, 1998            133,230        48,204
   Meadowbrook Orthopedics.......  May 1, 1998            318,438         9,590
   O.S. Orthotics & Prosthetics..  May 1, 1998            266,246        75,861
   Binghamton Limb & Brace.......  June 1, 1998           726,183        96,737
   Stockton Orthopedic...........  June 1, 1998           445,561        24,127
   Protech O&P Center............  June 1, 1998           636,632        41,383
   American Rehabilitation Sys-
    tems.........................  June 1, 1998           362,343         8,663
   Orthopedic Laboratories.......  June 1, 1998           201,111        10,748
   Columbus Orthopaedic
    Prosthetic &
    Orthotic Center..............  June 1, 1998           906,163        57,095
   Tuscon Limb & Brace...........  June 1, 1998         1,078,530        45,849
   Physical Restoration Laborato-
    ries.........................  June 1, 1998           690,210        48,027
                                                      -----------    ----------
     Total.......................                     $ 6,970,617    $  434,375
                                                      ===========    ==========

(2) Reflects the elimination of profit on intercompany sales during the period presented. Net sales and cost of products & services sold have been reduced by $3,023,256 and $2,632,079, respectively.

(3) Reflects a net reduction in cost of products and services sold and selling, general and administrative expense of $547,627 and $1,847,046, respectively, for employee and practitioner salaries of the Acquired Companies to reflect the difference between such historical amounts and amounts specified in employment contracts for comparable employment positions with Hanger Orthopedic Group.

                                                                 Year Ended
      Company                                                 December 31, 1998
      -------                                                 -----------------
      Other Acquired Companies (Hanger Orthopedic Group)....     $1,552,171
      Other Acquired Companies (NovaCare O&P)...............        842,502
                                                                 ----------
       Total................................................     $2,394,673
                                                                 ==========

(4) Adjustments to selling, general and administrative expense, interest expense and other income to reflect the elimination of historical income and expense generated from assets not acquired and/or liabilities not assumed:

                                                   Selling,
                                                 general and    Interest
      Company                                   administrative  expense   Other
      -------                                   -------------- ---------- ------
      NovaCare O&P............................     $     -     $8,090,290 $    -
      Other Acquired Companies (Hanger
       Orthopedic Group)......................      10,074         18,115  8,153
      Other Acquired Companies
       (NovaCare O&P).........................      14,270         63,663      -
                                                   -------     ---------- ------
       Total..................................     $24,344     $8,172,068 $8,153
                                                   =======     ========== ======

(5) Adjustment to reduce selling, general and administrative expense by the royalty fee of $16,105,625 charged by NovaCare Inc. to NovaCare O&P.

(6) Reduction in selling, general and administrative expense related to elimination of intercompany profit of $3,095,899 previously allocated to Novacare O&P for personnel provided by a subsidiary of NovaCare Inc.

(7) Reflects increases in historical amounts of the Acquired Companies for amortization expense resulting from non-compete agreements signed in connection with acquisitions, as follows:

                                                                 Year Ended
      Company                                                 December 31, 1998
      -------                                                 -----------------
      Other Acquired Companies (Hanger Orthopedic Group).....      $52,569

(8) Reflects additional amortization over a 40-year period, as if such Acquired Companies were acquired as of the beginning of the period presented, as follows:

                                                                 Year Ended
      Company                                                 December 31, 1998
      -------                                                 -----------------
      NovaCare O&P..........................................     $2,020,192
      Other Acquired Companies (Hanger Orthopedic Group)....        580,827
      Other Acquired Companies (NovaCare O&P)...............        139,618
                                                                 ----------
       Total................................................     $2,740,637
                                                                 ==========

(9) Reflects additional interest expense that would have been incurred if the consideration (in the form of cash and promissory notes) for the Other Acquired Companies had been paid at January 1, 1998. The interest rates used to calculate pro forma interest on the assumed additional debt required to fund the cash payments reflects Hanger Orthopedic Group's approximate borrowing rate.

                                                                 Year Ended
      Company                                                 December 31, 1998
      -------                                                 -----------------
      Other Acquired Companies (Hanger Orthopedic Group).....    $2,072,700
      Other Acquired Companies (NovaCare O&P)................       399,236
                                                                 ----------
       Total.................................................    $2,471,936
                                                                 ==========

(10) Represents the interest expense on the financing for the acquisition of NovaCare O&P as of the beginning of the period presented :

   Source                                Amount    Interest Rate  Interest
   ------                             ------------ ------------- -----------
   Revolving Credit Facility......... $ 12,429,594      8.16%    $ 1,452,107(a)
   Tranche A Term Facility...........  100,000,000      8.16%      8,160,000
   Tranche B Term Facility...........  100,000,000      9.16%      9,160,000
   Notes.............................  150,000,000     11.25%     16,875,000
                                                                 -----------
                                                                 $35,647,107
                                                                 ===========

  --------
  (a) Interest expense includes $437,852 related to the unused portion not borrowed under the Revolving Credit Facility.

  An increase or decrease of 0.125% in the assumed interest rate on the Revolving Credit Facility, Tranche A Term Facility and Tranche B Term Facility would change the pro forma interest expense by $265,000 for the twelve months ended December 31, 1998.

(11) To reflect income taxes as if Hanger Orthopedic Group and Acquired Companies were a C Corporation for the period presented, at an effective tax rate of 41%.

(12) Historical and pro forma diluted income per share is computed by dividing net income adjusted for preferred stock dividends by the number of weighted average common and common-equivalent shares outstanding for the period. The shares used in the computation of net income per common share on a pro forma basis also include common stock issued in connection with acquisitions.

  If approved by the stockholders of Hanger Orthopedic Group in the future, Hanger Orthopedic Group may, at its option, make the 7% Redeemable Preferred Stock convertible into Hanger Orthopedic Group's Common Stock. The computation of net income per common share on a pro forma basis does not include the common stock into which such shares of 7% Redeemable Preferred Stock would be convertible. If such shares were included in the computation, pro forma EPS would decrease from $0.66 to $0.55.

(13) The unaudited pro forma amounts exclude potential future contingent consideration to be paid to former shareholders of acquired companies based on prescribed formulas. Contingent consideration is to be accounted for as additional purchase price consideration if and when it becomes probable.

(14) Does not reflect reductions to historical amounts as a result of future termination of employment of certain employees, the closure of certain facilities and management's estimate of certain costs that were previously allocated to Novacare O&P. Following is a summary of estimated cost savings not reflected in the historical amounts and the related impact on pro forma EBITDA, net income and EPS:

      Employee terminations....................................... $ 6,358,176
      Closure of NovaCare O&P facilities..........................     747,576
      Elimination of corporate allocations of parent of NovaCare
       O&P........................................................     970,797
                                                                   -----------
                                                                   $ 8,076,549
                                                                   ===========
      EBITDA...................................................... $85,583,535
      Adjusted EBITDA............................................. $93,660,084
      Net income.................................................. $12,247,432
      Adjusted net income......................................... $20,323,981
      EPS......................................................... $      0.66
      Adjusted EPS................................................ $      1.09
      Reported EPS................................................ $      0.75

           Unaudited Pro Forma Consolidated Statement of Operations

                   for the Three Months Ended March 31, 1998

                            Hanger          NovaCare         Other
                          Orthopedic     Orthotics and      Acquired     Pro Forma        Pro Forma
                          Group, Inc.  Prosthetics, Inc.* Companies(1)  Adjustments        (13)(14)
                          -----------  ------------------ ------------  -----------      ------------
Net sales...............  $40,750,018     $62,930,280     $15,313,025   $(1,391,929)(2)  $117,601,394
Cost of products &
 services sold..........   21,303,131      31,105,257       7,395,142    (1,351,882)(2)    58,062,474
                                                                           (389,174)(3)
                          -----------     -----------     -----------   -----------      ------------
Gross profit............   19,446,887      31,825,023       7,917,883       349,127        59,538,920
Selling, general &
 administrative.........   14,729,001      27,024,656       5,682,570      (875,901)(3)    42,486,807
                                                                            (13,791)(4)
                                                                         (3,829,500)(5)
                                                                           (230,228)(6)
Depreciation &
 amortization...........    1,259,983       2,638,838         366,379        21,015 (7)     5,309,466
                                                                          1,023,251 (8)
                          -----------     -----------     -----------   -----------      ------------
Income from operations..    3,457,903       2,161,529       1,868,934     4,254,281        11,742,647
Interest expense, net...     (614,822)     (2,862,218)        (51,832)    2,046,587 (4)   (11,539,735)
                                                                         (1,145,673)(9)
                                                                         (8,911,777)(10)
Other income (expense),
 net....................       30,345         (30,173)         20,837        (4,832)(4)        16,177
                          -----------     -----------     -----------   -----------      ------------
Income (loss) before
 taxes..................    2,873,426        (730,862)      1,837,939    (3,761,414)          219,089
Provision (benefit) for
 income taxes...........    1,178,000         342,000          12,504    (1,442,678)(11)       89,826
                          -----------     -----------     -----------   -----------      ------------
Net income (loss).......  $ 1,695,426     $(1,072,862)    $ 1,825,435   $(2,318,736)     $    129,263
                          ===========     ===========     ===========   ===========      ============
Diluted income (loss)
 per common share (12)..  $      0.10                                                    $       0.01
                          ===========                                                    ============
Shares used to compute
 diluted income per
 common share...........   17,081,983                                                      17,146,267
                          ===========                                                    ============

--------
* The historical statements of operations data for Novacare O&P, as adjusted to conform with Hanger Orthopedic Group's financial statement classifications. Adjustments primarily relate to the following reclassifications:

    . Administrative salary expense of $4.4 million, rent expense of $3.2 million and other administrative expenses of $7.0 million reclassified from cost of products and services sold to selling, general & administrative expense.

    . Depreciation and amortization expense of $0.8 million reclassified from cost of products and services sold to depreciation & amortization expense.
    . Royalty fee expense of $3.8 million reclassified from other expense to selling, general & administrative expense.

(1) Other Acquired Companies (along with NovaCare O&P, the "Acquired Companies") for the three months ended March 31, 1998 represent the results of operations of such companies from January 1, 1998 to the earlier of their respective dates of acquisition or March 31, 1998. Each of the acquisitions has been accounted for as a purchase. Accordingly, the results of operations of each of the Acquired Companies are included in the historical results of operations of Hanger Orthopedic Group from the date of its acquisition.

  Results of operations of the companies acquired by Hanger Orthopedic Group during the period January 1, 1998 through March 31, 1999 ("Other Acquired Companies (Hanger Orthopedic Group)") prior to their acquisition dates for the periods presented are as follows:

   Company                              Acquired as of    Net Sales  Net Income
   -------                              --------------   ----------- ----------
   Wayne Rosen....................... January 14, 1998   $    38,061 $   (1,964)
   NOPS.............................. March 4, 1998        1,069,662   (156,803)
   Teufel............................ March 31, 1998       1,005,452     16,711
   Hattiesberg....................... April 30, 1998          87,867     25,804
   Augusta Brace..................... May 15, 1998           146,389    (20,229)
   P&O Rehab. Tech................... June 11, 1998          132,651     (1,665)
   Associated O&P.................... June 19, 1998          304,336     52,337
   Orthotics Techniques.............. July 17, 1998           82,114      7,055
   Seattle Limb System............... August 1, 1998       4,165,775  1,143,803
   Advanced Prosthetics.............. September 25, 1998     384,689    184,632
   Orthopedic Services............... September 30, 1998     642,550    120,144
   Fessenden O&P..................... November 13, 1998      346,549    113,328
   Baltimore Orthotics............... December 1, 1998       272,909     19,097
   Manasota Orthopedic............... December 4, 1998        90,703     (6,572)
   OST Patient Advocates............. December 11, 1998      152,651    (38,760)
   Thornton Orthopedic............... January 5, 1999        196,177      9,717
   Carolina.......................... January 6, 1999        376,576     90,808
   Universal O&P..................... January 29, 1999       205,419     (1,942)
   Medical Center Brace.............. February 12, 1999      881,950      2,184
                                                         ----------- ----------
     Total...........................                    $10,582,480 $1,557,685
                                                         =========== ==========

  Results of operations of the companies acquired by NovaCare O&P during the period January 1, 1998 through March 31, 1999 ("Other Acquired Companies (NovaCare O&P)") prior to their acquisition dates for the periods presented are as follows:

   Company                         Acquired as of  Net Sales  Net Income (Loss)
   -------                         --------------  ---------- -----------------
   Kroll's......................  January 1, 1998  $      --      $    --
   Atlanta Prosthetics..........  January 1, 1998         --           --
   TD Rehab Systems.............  January 1, 1998         --           --
   Shamp Prosthetics-Orthotics..  January 1, 1998         --           --
   Cajon Orthotics and Prosthet-
    ics.........................  January 1, 1998         --           --
   Cahill Orthopedic Laborato-
    ry..........................  February 1, 1998    138,793        4,324
   CPO Prosthetics and
    Orthotics...................  February 1, 1998    392,244      (24,025)
   Kessler Associates...........  March 1, 1998       126,000       10,858
   University O&P Consultants...  April 1, 1998       381,332      (23,708)
   Advanced Orthopedic Systems..  May 1, 1998         125,701          481
   Central Valley Prosthetics &
    Orthotics...................  May 1, 1998          99,923       36,153
   Meadowbrook Orthopedics......  May 1, 1998         238,829        7,192
   O.S. Orthotics & Prosthet-
    ics.........................  May 1, 1998         199,685       56,896
   Binghamton Limb & Brace......  June 1, 1998        435,710       58,042
   Stockton Orthopedic..........  June 1, 1998        267,337       14,476
   Protech O&P Center...........  June 1, 1998        381,979       24,830
   American Rehabilitation Sys-
    tems........................  June 1, 1998        217,406        5,198
   Orthopedic Laboratories......  June 1, 1998        120,667        6,449
   Columbus Orthopaedic Pros-
    thetic & Orthotic Center....  June 1, 1998        543,698       34,257
   Tuscon Limb & Brace..........  June 1, 1998        647,119       27,510
   Physical Restoration Labora-
    tories......................  June 1, 1998        414,122       28,817
                                                   ----------     --------
     Total......................                   $4,730,545     $267,750
                                                   ==========     ========

(2) Reflects the elimination of profit on intercompany sales during the period presented. Net sales and cost of products and services sold have been reduced by $1,391,929 and $1,351,882, respectively.

(3) Reflects a net reduction in cost of products and services sold and selling, general and administrative expense of $389,174 and $875,901, respectively, for employee and practitioner salaries of the Acquired Companies to reflect the difference between such historical amounts and amounts specified in employment contracts for comparable employment positions with Hanger Orthopedic Group.

                                                              Three Months Ended
      Company                                                   March 31, 1998
      -------                                                 ------------------
      Other Acquired Companies (Hanger Orthopedic Group)....      $  666,346
      Other Acquired Companies (NovaCare O&P)...............         598,729
                                                                  ----------
       Total................................................      $1,265,075
                                                                  ==========

(4) Adjustments to selling, general and administrative expense, interest expense and other income to reflect the elimination of historical income and expense generated from assets not acquired and/or liabilities not assumed:

                                                  Selling,
                                                general and    Interest
      Company                                  administrative  expense    Other
      -------                                  -------------- ----------  ------
      NovaCare O&P...........................     $   --      $2,024,541  $  --
      Other Acquired Companies (Hanger
       Orthopedic Group).....................       2,518        (18,088)  4,832
      Other Acquired Companies (NovaCare
       O&P)..................................      11,273         40,134     --
                                                  -------     ----------  ------
       Total.................................     $13,791     $2,046,587  $4,832
                                                  =======     ==========  ======

(5) Adjustment to reduce selling, general and administrative expense by the royalty fee of $3,829,500 charged by NovaCare Inc. to NovaCare O&P.

(6) Reduction in selling, general and administrative expense related to elimination of intercompany profit of $230,228 previously allocated to NovaCare O&P for personnel provided by a subsidiary of NovaCare Inc.

(7) Reflects increases in historical amounts of the Acquired Companies for amortization expense resulting from non-compete agreements signed in connection with acquisitions, as follows:

                                                             Three Months Ended
      Company                                                  March 31, 1998
      -------                                                ------------------
      Other Acquired Companies (Hanger Orthopedic Group)....      $21,015

 (8) Reflects additional amortization over a 40-year period, as if such Acquired Companies were acquired as of the beginning of the period presented, as follows:

                                                              Three Months Ended
      Company                                                   March 31, 1998
      -------                                                 ------------------
      NovaCare O&P..........................................      $  701,509
      Other Acquired Companies (Hanger Orthopedic Group)....         224,654
      Other Acquired Companies (NovaCare O&P)...............          97,088
                                                                  ----------
       Total................................................      $1,023,251
                                                                  ==========

 (9) Reflects additional interest expense that would have been incurred if the consideration (in the form of cash and promissory notes) for the Other Acquired Companies had been paid at January 1, 1998. The interest rates used to calculate pro forma interest on the assumed additional debt required to fund the cash payments reflects Hanger Orthopedic Group's approximate borrowing rate.

                                                              Three Months Ended
      Company                                                   March 31, 1998
      -------                                                 ------------------
      Other Acquired Companies (Hanger Orthopedic Group)....      $  870,463
      Other Acquired Companies (NovaCare O&P)...............         275,210
                                                                  ----------
       Total................................................      $1,145,673
                                                                  ==========

(10) Represents the interest expense on the financing for the acquisition of NovaCare O&P as of the beginning of the period presented.

      Source                               Amount    Interest Rate  Interest
      ------                            ------------ ------------- ----------
      Revolving Credit Facility.......  $ 12,429,594      8.16%    $  363,027(a)
      Tranche A Term Facility.........   100,000,000      8.16%     2,040,000
      Tranche B Term Facility.........   100,000,000      9.16%     2,290,000
      Notes...........................   150,000,000     11.25%     4,218,750
                                                                   ----------
       Total..........................                             $8,911,777
                                                                   ==========

  --------
     (a) Interest expense includes $109,463 related to the unused portion not borrowed under the Revolving Credit Facility.

  An increase or decrease of 0.125% in the assumed interest rate on the Revolving Credit Facility, Tranche A Term Facility and Tranche B Term Facility would change the pro forma interest expense by $66,000 for the three months ended March 31, 1998.

(11) To reflect income taxes as if Hanger Orthopedic Group and Acquired Companies were a C Corporation for the period presented, at an effective tax rate of 41%.

(12) Historical and pro forma diluted income per share, is computed by dividing net income adjusted for preferred stock dividends by the number of weighted average common and common-equivalent shares outstanding for the period. The shares used in the computation of net income per common share on a pro forma basis also include common stock issued in connection with acquisitions.

   If approved Hanger Orthopedic Group's stockholders in the future, Hanger Orthopedic Group may, at its option, make the 7% Redeemable Preferred Stock convertible into Hanger Orthopedic Group's Common Stock. The computation of net income per common share on a pro forma basis does not include the common stock into which such shares of 7% Redeemable Preferred Stock would be convertible. If such shares were included in the computation, there would be an immaterial impact on pro forma EPS.

(13) The unaudited pro forma amounts exclude potential future contingent consideration to be paid to former shareholders of acquired companies based on prescribed formulas. Contingent consideration is to be accounted for as additional purchase price consideration if and when it becomes probable.

(14) Does not reflect reductions to historical amounts as a result of future termination of employment of certain employees, the closure of certain facilities and management's estimate of certain costs that were previously allocated to Novacare O&P. Following is a summary of estimated cost savings not reflected in the historical amounts and the related impact on pro forma EBITDA, net income and EPS:

      Employee terminations....................................... $ 1,589,544
      Closure of NovaCare O&P facilities..........................     186,894
      Elimination of corporate allocations of parent of NovaCare
       O&P........................................................     242,699
                                                                   -----------
                                                                   $ 2,019,137
                                                                   ===========

      EBITDA...................................................... $17,052,114
      Adjusted EBITDA............................................. $19,071,251
      Net income (loss)........................................... $   129,263
      Adjusted net income......................................... $ 2,148,400
      EPS......................................................... $      0.01
      Adjusted EPS................................................ $      0.13
      Reported EPS................................................ $      0.10

           Unaudited Pro Forma Consolidated Statement of Operations

                   for the Three Months Ended March 31, 1999

                            Hanger          NovaCare         Other
                          Orthopedic     Orthotics and      Acquired    Pro Forma        Pro Forma
                          Group, Inc.  Prosthetics, Inc.* Companies(1) Adjustments        (13)(14)
                          -----------  ------------------ ------------ -----------      ------------
Net sales...............  $49,144,593     $67,684,837       $505,078     ($48,863)(2)   $117,285,645
Cost of products &
 services sold..........   24,888,376      32,051,014        340,370      (47,389)(2)     57,232,371
                          -----------     -----------       --------   ----------       ------------
Gross profit............   24,256,217      35,633,823        164,708       (1,474)        60,053,274
Selling, general &
 administrative.........   17,099,004      30,919,529        126,485      (65,934)(3)     41,673,340
                                                                           (1,259)(4)
                                                                       (4,104,485)(5)
                                                                       (2,300,000)(6)
Depreciation &
 amortization...........    1,705,046       2,874,628          3,685        1,087 (7)      5,046,329
                                                                          461,883 (8)
                          -----------     -----------       --------   ----------       ------------
Income from operations..    5,452,167       1,839,666         34,538    6,007,234         13,333,605
Interest expense, net...     (287,754)     (2,540,406)        (3,344)   1,872,700 (4)     (9,552,672)
                                                                          (32,600)(9)
                                                                       (8,561,268)(10)
Other income (expense),
 net....................       37,582         (44,038)           199          --              (6,257)
                          -----------     -----------       --------   ----------       ------------
Income (loss) before
 taxes..................    5,201,995        (744,778)        31,393     (713,934)         3,774,676
Provision (benefit) for
 income taxes...........    2,081,000         299,000          4,724     (874,854)(11)     1,509,870
                          -----------     -----------       --------   ----------       ------------
Net income (loss).......  $ 3,120,995     $(1,043,778)      $ 26,669   $  160,920       $  2,264,806
                          ===========     ===========       ========   ==========       ============
Diluted income per
 common share (12)......  $      0.15                                                   $       0.11
                          ===========                                                   ============
Shares used to compute
 diluted income per
 common share...........   20,201,380                                                     20,205,090
                          ===========                                                   ============

--------
* The historical statements of operations data for NovaCare O&P, as adjusted to conform with Hanger Orthopedic Group's financial statement classifications. Adjustments primarily relate to the following reclassifications:

    . Administrative salary expense of $7.5 million, rent expense of $3.6 million and other administrative expenses of $5.3 million reclassified from cost of products and services sold to selling, general & administrative expense.

    . Depreciation and amortization expense of $0.8 million reclassified from cost of products and services sold to depreciation & amortization expense.

    .Royalty fee expense of $4.1 million reclassified from other expense to selling, general & administrative expense.

(1) Other Acquired Companies (along with NovaCare O&P, the "Acquired Companies") for the quarter ended March 31, 1999 represent the results of operations of such companies from January 1, 1999 to the earlier of their respective dates of acquisition or March 31, 1999. Each of the acquisitions has been accounted for as a purchase. Accordingly, the results of operations of each of the Acquired Companies are included in the historical results of operations of Hanger Orthopedic Group from the date of its acquisition. NovaCare O&P did not make any acquisitions during the period from January 1, 1999 through March 31, 1999.

  Results of operations of Other Acquired Companies acquired during the period January 1, 1999 through March 31, 1999 prior to their acquisition dates for the periods presented are as follows:

      Company                              Acquired as of   Net Sales Net Income
      -------                             ----------------- --------- ----------
      Thornton Orthopedic................ January 5, 1999   $    --    $   --
      Carolina........................... January 6, 1999        --        --
      Universal O&P...................... January 29, 1999    49,625    17,326
      Medical Center Brace............... February 12, 1999  455,453     9,343
                                                            --------   -------
      Total..............................                   $505,078   $26,669
                                                            ========   =======

(2) The adjustments to reduce net sales $48,863 and cost of products and services sold $47,389 reflect the elimination of profit on intercompany sales during the period presented.

(3) Reflects a net reduction to historical amounts of $65,934 for employee and practitioner salaries of the Other Acquired Companies to reflect the difference between such historical amounts and amounts specified in employment contracts for comparable employment positions with Hanger Orthopedic Group.

(4) Adjustments to selling, general and administrative expense and interest expense to reflect the elimination of historical expense generated from assets not acquired and/or liabilities not assumed:

                                                         Selling,
                                                       general and    Interest
      Company                                         administrative  expense
      -------                                         -------------- ----------
      NovaCare O&P...................................        --      $1,872,700
      Other Acquired Companies.......................     $1,259            --
                                                          ------     ----------
        Total........................................     $1,259     $1,872,700
                                                          ======     ==========

 (5) Adjustment to reduce selling, general and administrative expense by the royalty fee of $4,104,485 charged by NovaCare Inc. to NovaCare O&P.

 (6) Reduction in selling, general and administrative expense related to elimination of intercompany profit of $2,300,000 previously allocated to NovaCare O&P for personnel provided by a subsidiary of NovaCare Inc.

 (7) Reflects increases in historical amounts of the Acquired Companies for amortization expense resulting from non-compete agreements signed in connection with acquisitions as follows:

                                                              Three Months Ended
      Company                                                   March 31, 1999
      -------                                                 ------------------
      Other Acquired Companies...............................       $1,087

 (8) Reflects additional amortization over a 40-year period, as if such Acquired Companies were acquired as of the beginning of the period presented, as follows:

                                                             Three Months Ended
      Company                                                  March 31, 1999
      -------                                                ------------------
      NovaCare O&P..........................................      $447,594
      Other Acquired Companies..............................        14,289
                                                                  --------
        Total...............................................      $461,883
                                                                  ========

 (9) Reflects additional interest expense that would have been incurred if the consideration (in the form of cash and promissory notes) for the Other Acquired Companies had been paid at January 1, 1999. The interest rates used to calculate pro forma interest on the assumed additional debt required to fund the cash payments reflects Hanger Orthopedic Group's approximate borrowing rate.

                                                             Three Months Ended
      Company                                                  March 31, 1999
      -------                                                ------------------
      Other Acquired Companies (Hanger Orthopedic Group)....      $32,600

 (10) Represents the interest expense on the financing for the acquisition of NovaCare O&P as of the beginning of the period presented.

      Source                              Amount    Interest Rate  Interest
      ------                           ------------ ------------- ----------
      Revolving Credit Facility....... $ 12,429,594      7.50%    $  342,518(a)
      Tranche A Term Facility.........  100,000,000      7.50%     1,875,000
      Tranche B Term Facility.........  100,000,000      8.50%     2,125,000
      Notes...........................  150,000,000     11.25%     4,218,750
                                                                  ----------
        Total.........................                            $8,561,268
                                                                  ==========

     --------
     (a)Interest expense includes $109,463 related to the unused portion not borrowed under the Revolver.

   An increase or decrease of 0.125% in the assumed interest rate on the Revolving Credit Facility, Tranche A Term Facility and Tranche B Term Facility would change the pro forma interest expense by $66,000 for the three months ended March 31, 1999.

(11) To reflect income taxes as if Hanger Orthopedic Group and Acquired Companies were a C Corporation for the period presented, at an effective tax rate of 40%.

(12) Historical and pro forma diluted income per share, which has been adjusted for preferred stock dividends, is computed by dividing net income by the number of weighted average common and common-equivalent shares outstanding for the period. The shares used in the computation of net income per common share on a pro forma basis also include common stock issued in connection with acquisitions.

   If approved by the Hanger Orthopedic Group's stockholders in the future, Hanger Orthopedic Group may, at its option, make the 7% Redeemable Preferred Stock convertible into Hanger Orthopedic Group's Common Stock. The computation of net income per common share on a pro forma basis does not include the common stock into which such shares of 7% Redeemable Preferred Stock would be convertible. If such shares were included in the computation, there would be an immaterial impact on pro forma EPS.

(13) The unaudited pro forma amounts exclude potential future contingent consideration to be paid to former shareholders of acquired companies based on prescribed formulas. Contingent consideration is to be accounted for as additional purchase price consideration if and when it becomes probable.

(14) Does not reflect reductions to historical amounts as a result of future termination of employment of certain employees, the closure of certain facilities and management's estimate of certain costs that were previously allocated to Novacare O&P. Following is a summary of estimated cost savings not reflected in the historical amounts and the related impact on pro forma EBITDA, net income and EPS:

      Employee terminations....................................... $ 1,589,544
      Closure of NovaCare O&P facilities..........................     186,894
      Elimination of corporate allocations of parent of NovaCare
       O&P........................................................     242,699
                                                                   -----------
                                                                   $ 2,019,137
                                                                   ===========

      EBITDA...................................................... $18,379,934
      Adjusted EBITDA............................................. $20,399,071
      Net income.................................................. $ 2,264,806
      Adjusted net income......................................... $ 4,283,943
      EPS......................................................... $      0.11
      Adjusted EPS................................................ $      0.21
      Reported EPS................................................ $      0.15

           Unaudited Pro Forma Consolidated Statement of Operations

                  for the Twelve Months Ended March 31, 1999

                                           Hanger          NovaCare
                                         Orthopedic     Orthotics and    Other Acquired  Pro Forma         Pro Forma
                                        Group, Inc.   Prosthetics Inc. * Companies (1)  Adjustments         (13)(14)
                                        ------------  ------------------ -------------- ------------      ------------
Net sales.............................  $196,264,887     $278,750,002     $18,766,746   $ (1,680,190)(2)  $492,101,445
Cost of products & services sold......    96,488,390      141,739,890       8,711,226     (1,327,586)(2)   245,453,468
                                                                                            (158,452)(3)
                                        ------------     ------------     -----------   ------------      ------------
Gross profit..........................    99,776,497      137,010,112      10,055,520       (194,152)      246,647,977
Selling, general & administrative.....    65,882,054      110,199,824       6,249,916     (1,037,079)(3)   159,736,622
                                                                                             (11,812)(4)
                                                                                         (16,380,610)(5)
                                                                                          (5,165,671)(6)
Depreciation & amortization...........     6,226,817       11,833,655         468,767         32,642 (7)    20,741,150
                                                                                           2,179,269 (8)
                                        ------------     ------------     -----------   ------------      ------------
Income from operations................    27,667,626       14,976,633       3,336,837     20,189,109        66,170,205
Interest expense, net.................    (1,575,247)     (10,979,059)        (66,950)     7,998,181 (4)   (41,416,615)
                                                                                          (1,358,863)(9)
                                                                                         (35,434,677)(10)
Other expense, net....................      (308,100)        (196,813)        (69,490)        (3,321)(4)      (577,724)
                                        ------------     ------------     -----------   ------------      ------------
Income (loss) before taxes............    25,784,279        3,800,761       3,200,397     (8,609,571)       24,175,866
Provision (benefit) for income taxes..    10,519,000        4,128,000          42,851     (4,758,880)(11)    9,930,971
                                        ------------     ------------     -----------   ------------      ------------
Net income (loss).....................  $ 15,265,279     $   (327,239)    $ 3,157,546   $ (3,850,691)     $ 14,244,895
                                        ============     ============     ===========   ============      ============
Diluted income per common share (12)..  $       0.76                                                      $       0.71
                                        ============                                                      ============
Shares used to compute diluted income
 per common share.....................    20,201,380                                                        20,205,090
                                        ============                                                      ============

--------
 * The historical statements of operations data for NovaCare O&P, as adjusted to conform with Hanger Orthopedic Group's financial statement classifications. Adjustments primarily relate to the following reclassifications:

   . Administrative salary expense of $23.3 million, rent expense of $13.6 million and other administrative expenses of $21.3 million reclassified from cost of products and services sold to selling, general & administrative expense.

   . Depreciation and amortization expense of $3.6 million reclassified from cost of products and services sold to depreciation & amortization expense.

   . Royalty fee expense of $16.4 million reclassified from other expense to selling, general & administrative expense.

(1) Other Acquired Companies (along with NovaCare O&P, the "Acquired Companies") for the twelve months ended March 31, 1999 represent the results of operations of such companies from April 1, 1998 to the earlier of their respective dates of acquisition or March 31, 1999. Each of the acquisitions has been accounted for as a purchase. Accordingly, the results of operations of each of the Acquired Companies are included in the historical results of operations of Hanger Orthopedic Group from the date of its acquisition.

  Results of operations of the companies acquired by Hanger Orthopedic Group during the period April 1, 1998 through March 31, 1999 ("Other Acquired Companies (Hanger Orthopedic Group)") prior to their acquisition dates for the periods presented are as follows:

    Company                       Acquired as of    Net Sales  Net Income (Loss)
    -------                       --------------    ---------  -----------------
    Hattiesberg...............  April 30, 1998     $    29,289    $    8,601
    Augusta Brace.............  May 15, 1998            73,195       (10,115)
    P&O Rehab. Tech...........  June 11, 1998          106,121        (1,332)
    Associated O&P............  June 19, 1998          270,520        46,521
    Orthotics Techniques......  July 17, 1998           98,536         9,065
    Seattle Limb System.......  August 1, 1998       5,693,225     1,563,197
    Advanced Prosthetics......  September 25, 1998     760,829       365,160
    Orthopedic Services.......  September 30, 1998   1,306,518       244,294
    Fessenden O&P.............  November 13, 1998      874,073       285,840
    Baltimore Orthotics.......  December 1, 1998       742,920        51,987
    Manasota Orthopedic.......  December 4, 1998       249,939       (18,110)
    OST Patient Advocates.....  December 11, 1998      432,510        40,852
    Thornton Orthopedic.......  January 5, 1999        738,409        29,962
    Carolina..................  January 6, 1999      1,174,612       306,194
    Universal O&P.............  January 29, 1999       665,883        11,502
    Medical Center Brace......  February 12, 1999    3,310,095        57,302
                                                   -----------    ----------
     Total....................                     $16,526,674    $2,990,920
                                                   ===========    ==========

  Results of operations of the companies acquired by NovaCare O&P during the period April 1, 1998 through March 31, 1999 ("Other Acquired Companies (NovaCare)") prior to their acquisition dates for the periods presented are as follows:

    Company                          Acquired as of Net Sales  Net Income (Loss)
    -------                          -------------- ---------  -----------------
    University O&P Consultants.....  April 1, 1998  $      --      $    --
    Advanced Orthopedic Systems....  May 1, 1998        41,900          160
    Central Valley Prosthetics &
     Orthotics.....................  May 1, 1998        33,308       12,051
    Meadowbrook Orthopedics........  May 1, 1998        79,610        2,397
    O.S. Orthotics & Prosthetics...  May 1, 1998        66,562       18,965
    Binghamton Limb & Brace........  June 1, 1998      290,473       38,695
    Stockton Orthopedic............  June 1, 1998      178,225        9,651
    Protech O&P Center.............  June 1, 1998      254,653       16,553
    American Rehabilitation
     Systems.......................  June 1, 1998      144,937        3,465
    Orthopedic Laboratories........  June 1, 1998       80,444        4,299
    Columbus Orthopaedic Prosthetic
     & Orthotic Center.............  June 1, 1998      362,465       22,838
    Tuscon Limb & Brace............  June 1, 1998      431,413       18,340
    Physical Restoration
     Laboratories..................  June 1, 1998      276,082       19,212
                                                    ----------     --------
     Total.........................                 $2,240,072     $166,626
                                                    ==========     ========

(2) Reflects the elimination of profit on intercompany sales during the period presented. Net sales and cost of products and services sold have been reduced by $1,680,190 and $1,327,586, respectively.

(3) Reflects a net reduction in cost of products and services sold and selling, general and administrative expense of $158,452 and $1,037,079, respectively, for employee and practitioner salaries of the Acquired Companies to reflect the difference between such historical amounts and amounts specified in employment contracts for comparable employment positions with Hanger Orthopedic Group.

                                                            Twelve Months Ended
    Company                                                   March 31, 1999
    -------                                                 -------------------
    Other Acquired Companies (Hanger Orthopedic Group)....      $  951,759
    Other Acquired Companies (NovaCare O&P)...............         243,772
                                                                ----------
     Total................................................      $1,195,531
                                                                ==========

(4) Adjustments to selling, general and administrative expense, interest expense and other income to reflect the elimination of historical income and expense generated from assets not acquired and/or liabilities not assumed:

                                                   Selling,
                                                 general and    Interest
    Company                                     administrative  expense   Other
    -------                                     -------------- ---------- ------
    NovaCare O&P                                   $   --      $7,938,449 $  --
    Other Acquired Companies (Hanger Orthope-
     dic Group)...............................       8,814         36,204  3,321
    Other Acquired Companies (NovaCare O&P)...       2,998         23,528    --
                                                   -------     ---------- ------
     Total....................................     $11,812     $7,998,181 $3,321
                                                   =======     ========== ======

(5) Adjustment to reduce selling, general, and administrative expense by the royalty fee of $16,380,610 charged by NovaCare Inc. to NovaCare O&P.

(6) Reduction in selling, general and administrative expense related to elimination of intercompany profit of $5,165,671 previously allocated to NovaCare O&P for personnel provided by a subsidiary of NovaCare Inc.

(7) Reflects increases in historical amounts of the Acquired Companies for amortization expenses resulting from non-compete agreements signed in connection with acquisitions, as follows:

                                                            Twelve Months Ended
    Company                                                   March 31, 1999
    -------                                                 -------------------
    Other Acquired Companies (Hanger Orthopedic Group).....       $32,642

(8) Reflects additional amortization over a 40-year period, as if such Acquired Companies were acquired as of the beginning of the period presented, as follows:

                                                            Twelve Months Ended
    Company                                                   March 31, 1999
    -------                                                 -------------------
    NovaCare O&P..........................................      $1,766,278
    Other Acquired Companies (Hanger Orthopedic Group)....         370,462
    Other Acquired Companies (NovaCare O&P)...............          42,529
                                                                ----------
     Total................................................      $2,179,269
                                                                ==========

(9) Reflects additional interest expense that would have been incurred if the consideration (in the form of cash and promissory notes) for the Other Acquired Companies had been paid at January 1, 1998. The interest rates used to calculate pro forma interest on the assumed additional debt required to fund the cash payments reflects Hanger Orthopedic Group's approximate borrowing rate.

                                                            Twelve Months Ended
    Company                                                   March 31, 1999
    -------                                                 -------------------
    Other Acquired Companies (Hanger Orthopedic Group)....      $1,234,837
    Other Acquired Companies (NovaCare O&P)...............         124,026
                                                                ----------
     Total................................................      $1,358,863
                                                                ==========

(10) Represents the interest expense on the financing for the acquisition of NovaCare O&P as of the beginning of the period presented.

    Source                                Amount    Interest Rate  Interest
    ------                             ------------ ------------- -----------
    Revolving Credit Facility........  $ 12,429,594      8.06%    $ 1,439,677(a)
    Tranche A Term Facility..........   100,000,000      8.06%      8,060,000
    Tranche B Term Facility..........   100,000,000      9.06%      9,060,000
    Notes............................   150,000,000     11.25%     16,875,000
                                                                  -----------
     Total...........................                             $35,434,677
                                                                  ===========

   --------
   (a) Interest expense includes $437,852 related to the unused portion not borrowed under the Revolving Credit Facility.

  An increase or decrease of 0.125% in the assumed interest rate on the Revolving Credit Facility, Tranche A Term Facility and Tranche B Term Facility would change the pro forma interest expense by $265,000 for the twelve months ended March 31, 1999.

(11) To reflect income taxes as if Hanger Orthopedic Group and Acquired Companies were a C Corporation for the period presented, at an effective tax rate of approximately 41%.

(12) Historical and pro forma diluted income per share is computed by dividing net income adjusted for preferred stock dividends by the number of weighted average common and common-equivalent shares outstanding for the period. The shares used in the computation of net income per common share on a pro forma basis also include common stock issued in connection with acquisitions.

  If approved by Hanger Orthopedic Group's stockholders in the future, Hanger Orthopedic Group may, at its option, make the 7% Redeemable Preferred Stock convertible into Hanger Orthopedic Group's Common Stock. The computation of net income per common share on a pro forma basis does not include the common stock into which such shares of 7% Redeemable Preferred Stock would be convertible. If such shares were included in the computation, pro forma EPS would decrease from $0.71 to $0.60.

(13) The unaudited pro forma amounts exclude potential future contingent consideration to be paid to former shareholders of acquired companies based on prescribed formulas. Contingent consideration is to be accounted for as additional purchase price consideration if and when it becomes probable.

(14) Does not reflect reductions to historical amounts as a result of future termination of employment of certain employees, the closure of certain facilities and management's estimate of certain costs that were previously allocated to NovaCare O&P. Following is a summary of estimated cost savings not reflected in the historical amounts and the related impact on pro forma EBITDA, net income and EPS:

    Employee terminations......................................... $ 6,358,176
    Closure of NovaCare O&P facilities............................     747,576
    Elimination of corporate allocations of parent of NovaCare
     O&P..........................................................     970,797
                                                                   -----------
                                                                   $ 8,076,549
                                                                   ===========
    EBITDA........................................................ $86,911,356
    Adjusted EBITDA............................................... $94,987,905
    Net income.................................................... $14,244,896
    Adjusted net income........................................... $22,321,445
    EPS........................................................... $      0.71
    Adjusted EPS.................................................. $      1.11
    Reported EPS.................................................. $      0.76

                  SELECTED HISTORICAL CONSOLIDATED FINANCIAL
                   AND OTHER DATA OF HANGER ORTHOPEDIC GROUP

  The selected consolidated financial data of Hanger Orthopedic Group set forth below as of December 31, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998 have been derived from the Consolidated Financial Statements of Hanger Orthopedic Group which have been audited by PricewaterhouseCoopers LLP, independent accountants, and are incorporated by reference in this prospectus. The selected consolidated financial data of Hanger Orthopedic Group set forth below as of December 31, 1994, 1995 and 1996 and for the years ended December 31, 1994 and 1995 have been derived from the selected consolidated financial data of Hanger Orthopedic Group set forth in its Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Commission and incorporated herein by reference. The unaudited income statement data for the quarters ended March 31, 1998 and March 31, 1999 were derived from the unaudited financial statements of Hanger Orthopedic Group incorporated by reference in this prospectus. In the opinion of our management, the unaudited data includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the data for such periods. Interim results for the quarter ended March 31, 1999, are not necessarily indicative of results that can be expected in future periods. The information presented below should be read in conjunction with "Unaudited Pro Forma Consolidated Financial Statements" and "Hanger Orthopedic Group Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus and Hanger Orthopedic Group's Consolidated Financial Statements incorporated by reference in this prospectus.

                  SELECTED HISTORICAL CONSOLIDATED FINANCIAL
                AND OTHER DATA OF HANGER ORTHOPEDIC GROUP, INC.
                            (dollars in thousands)


                                                                           Three Months
                                                                               Ended
                                  Years Ended December 31,                   March 31,
                          ----------------------------------------------  ----------------
                           1994      1995     1996      1997      1998     1998     1999
                          -------   -------  -------  --------  --------  -------  -------
Income Statement Data:
 Net sales..............  $50,300   $52,468  $66,806  $145,598  $187,870  $40,750  $49,145
 Gross profit...........   27,091    27,896   34,573    72,065    94,967   19,447   24,256
 Selling, general and
  administrative........   21,340    19,362   24,550    49,076    63,512   14,729   17,099
 Depreciation and
  amortization..........    3,137     2,691    2,848     4,681     5,782    1,260    1,705
 Acquisition and
  integration costs(1)..      --        --     2,480       --        --       --       --
 Restructuring cost(1)..      460       --       --        --        --       --       --
 Loss from disposal of
  assets(1).............    2,150       --       --        --        --       --       --
 Income from
  operations............        4     5,843    4,695    18,308    25,673    3,458    5,452
 Interest expense, net..   (1,746)   (2,056)  (2,547)   (4,932)   (1,902)    (615)    (288)
 Income (loss) from
  continuing operations
  before taxes,
  extraordinary item....   (1,922)    3,680    1,971    13,166    23,456    2,873    5,202
 Provision for income
  taxes.................      358     1,545      890     5,526     9,616    1,178    2,081
 Income (loss) from
  continuing operations
  before extraordinary
  item..................   (2,280)    2,135    1,081     7,640    13,840    1,695    3,121
 Loss from discontinued
  operations(2).........     (407)      --       --        --        --       --       --
 Income (loss) before
  extraordinary item....   (2,687)    2,135    1,081     7,640    13,840    1,695    3,121
 Extraordinary loss on
  early extinguishment
  of debt...............      --        --       (83)   (2,694)      --       --       --
 Net income (loss)......   (2,687)    2,135      998     4,946    13,840    1,695    3,121
 Net income (loss) per
  common share -
   diluted..............  $ (0.33)  $  0.25  $  0.11  $   0.37  $   0.75  $  0.10  $  0.15
Other Financial Data:
 Ratio of earnings to
  fixed charges(3)......      --       2.2x     1.5x        3x      6.8x     3.6x     6.8x
 EBITDA(4)..............  $ 5,751   $ 8,534  $10,023  $ 22,989  $ 31,455  $ 4,718  $ 7,157
 Capital expenditures...    1,115       935    1,239     2,581     2,859      606    1,061
Statistical Data:
 Patient-care centers...       85        84      178       213       256      238      261
 Certified
  practitioners.........      125       119      199       249       321      278      323
 Number of states
  (including D.C.)......       25        24       29        30        31       30       32
 Same-center sales
  growth................     (3.7%)     5.2%     5.8%     11.7%     11.1%    13.8%     6.3%

                                          December 31,
                           ------------------------------------------ March 31,
                            1994    1995     1996     1997     1998     1999
                           ------- ------- -------- -------- -------- ---------
Balance Sheet Data:
 Cash and cash
  equivalents............  $ 1,048 $ 1,456 $  6,572 $  6,557 $  9,683 $  4,982
 Working capital.........   18,412  20,622   25,499   39,031   49,678   49,848
 Total assets............   61,481  61,800  134,941  157,983  205,948  211,010
 Long-term debt..........   24,330  22,925   64,298   23,237   11,154   13,699
 Shareholders' equity....   29,178  31,291   39,734  106,320  162,553  166,795

--------
(1) The 1994 results include restructuring costs of $460,000 associated with the closing of unprofitable patient-care centers and a loss from the disposal of assets of $2.2 million resulting from the sale of our southern California patient-care centers. The 1996 results include acquisition and integration costs of $2.5 million incurred in connection with the purchase of J.E. Hanger, Inc. of Georgia effective November 1, 1996.
(2) Loss from discontinued operations consists of the loss from discontinued operations and the sale of the discontinued operation of our Apothecaries, Inc. subsidiary, the assets of which were sold in 1994.
(3) Due to Hanger Orthopedic Group's loss in 1994, the ratio coverage was less than 1:1. Hanger Orthopedic Group would have had to generate additional earnings of $1,922,000 in 1994 to have achieved coverage of 1:1 in that year.
(4) "EBITDA" is defined as net income (loss) before interest expense, taxes, depreciation and amortization, discontinued operations, non-recurring charges, extraordinary items and accounting change. EBITDA is not a measure of performance under GAAP. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity, management understands that EBITDA is customarily used as a criteria in evaluating health care companies. Moreover, substantially all of our financing agreements contain covenants in which EBITDA is used as a measure of financial performance. EBITDA margin is defined as EBITDA as a percent of net sales.

                  SELECTED HISTORICAL CONSOLIDATED FINANCIAL
                        AND OTHER DATA OF NOVACARE O&P

  The selected historical consolidated financial and other data of NovaCare O&P set forth below as of June 30, 1997 and 1998 and for the years ended June 30, 1996, 1997 and 1998 have been derived from the Consolidated Financial Statements of NovaCare O&P which have been audited by PricewaterhouseCoopers LLP, independent accountants, and are incorporated by reference in this prospectus. The selected historical consolidated financial and other data of NovaCare O&P set forth below as of June 30, 1994, 1995 and 1996 and for the years ended June 30, 1994 and 1995 have been derived from unaudited financial statements of NovaCare O&P that are not included or incorporated by reference in this prospectus. The unaudited income statement data for the nine-month periods ended March 31, 1998 and March 31, 1999 were derived from the unaudited financial statements of NovaCare O&P incorporated by reference in this prospectus. In the opinion of NovaCare O&P management, the unaudited data include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the data for such periods. Interim results for the nine-month period ended March 31, 1999, are not necessarily indicative of results that can be expected in future periods. The information presented below is qualified in its entirety by, and should be read in conjunction with "Unaudited Pro Forma Consolidated Financial Statements" and "NovaCare O&P Management's Discussion and Analysis of Results of Operations" included elsewhere in this prospectus and NovaCare O&P's Consolidated Financial Statements incorporated by reference in this prospectus.

                  SELECTED HISTORICAL CONSOLIDATED FINANCIAL
                        AND OTHER DATA OF NOVACARE O&P
                            (dollars in thousands)

                                                                               Nine Months
                                   Fiscal Year Ended June 30,                Ended March 31,
                          ------------------------------------------------  ------------------
                            1994      1995      1996      1997      1998      1998      1999
                          --------  --------  --------  --------  --------  --------  --------
Income Statement Data:
 Net revenues...........  $ 75,575  $ 91,936  $100,886  $161,074  $251,732  $182,424  $209,442
 Cost of services.......    56,973    69,424    74,788   120,118   188,699   137,894   155,102
                          --------  --------  --------  --------  --------  --------  --------
 Gross profit...........    18,602    22,512    26,098    40,956    63,033    44,530    54,340
 Selling, general and
  administrative........    16,097    14,756    11,093     9,157    16,367    12,438     8,915
 Selling, general and
  administrative
  allocated from related
  party(1)..............     1,501     2,219     2,949     6,103     9,624     7,332    13,404
 Provision for
  uncollectible
  accounts..............       598     1,440     1,870     2,841     4,840     3,564     4,177
 Amortization of excess
  cost of net assets
  acquired..............     1,688     2,267     2,177     4,061     6,598     4,691     5,538
 Provision for
  restructure(2)........       360     5,443     1,477         -         -         -
                          --------  --------  --------  --------  --------  --------  --------
 Operating income
  (loss)................    (1,642)   (3,613)    6,532    18,794    25,604    16,505    22,306
 Interest expense-
  related party(3)......    (1,713)   (9,142)   (2,146)   (4,291)   (7,453)   (5,404)   (5,891)
 Interest expense-third
  parties...............      (566)     (852)     (603)   (1,910)   (3,239)   (2,394)   (2,210)
 Royalty expense-related
  party(4)..............    (6,006)   (5,516)   (5,924)   (9,106)  (15,244)  (11,445)  (12,583)
 Minority interest......      (150)      (81)     (111)     (114)     (135)      (81)     (137)
                          --------  --------  --------  --------  --------  --------  --------
 (Loss) income before
  income taxes..........   (10,077)  (19,204)   (2,252)    3,373      (467)   (2,819)    1,485
 Income tax (benefit)
  provision.............    (3,079)   (5,195)   (1,281)    2,359     2,372       799     2,553
                          --------  --------  --------  --------  --------  --------  --------
 Net (loss) income......  $ (6,998) $(14,009) $   (971) $  1,014  $ (2,839) $ (3,618) $ (1,068)
                          ========  ========  ========  ========  ========  ========  ========

                                            June 30,
                          -------------------------------------------------  March 31,
                            1994       1995      1996      1997      1998      1999
                          --------   --------  --------  --------  --------  ---------
Balance Sheet Data:
 Cash and cash
  equivalents...........  $  3,985   $  6,371  $  1,261  $  1,724  $  1,959  $   1,150
 (Excess of current
  liabilities over
  current assets)
  working capital(7)....    (8,590)     3,556     3,304   (19,946)  (49,324)  (110,293)
 Total assets...........   101,854    124,171   126,166   263,053   379,570    389,204
 Financing arrangements-
  third parties.........     7,307     11,545     8,508    35,411    55,732     40,677
 Financing arrangements-
  related parties.......    58,551     74,100       976    57,894    83,029     82,854
 NovaCare net
  investment............  $  3,418   $ 23,086  $ 98,419  $ 87,122  $ 99,490  $ 129,431
Statistical Data:
 Patient-care centers...       120        129       130       274       378        375
 Certified
  practitioners(5)......                  221       240       398       628        597
 Number of states.......        24         24        27        34        36         37
 Same-market growth(6)..      (3.7)%      6.0%      6.0%      2.8%      5.5%       0.7%

--------
(1) NovaCare O&P's selling, general and administrative services has historically been provided by its parent, NovaCare, Inc. including leased office space at the parent's headquarters and certain services provided by its parent, including shared management, legal, information systems, finance and human resources. These expenses were allocated based on net revenues, specific utilization, or other methods which management of NovaCare O&P believes to be reasonable.
(2) The provision for restructure expense in 1994, 1995 and 1996 pertained to consolidations and reorganizations of NovaCare O&P's operations and certain administrative functions.
(3) NovaCare O&P received certain advances from its parent which were funded through a line of credit arrangement. The annual interest rate on the line of credit is the prime rate of the parent's lending bank plus 1.5% on the daily outstanding balance.
(4) NovaCare O&P is charged a fee equal to a percentage of revenues for the use of the "NovaCare" name and trademark. Fees are paid to NovaCare O&P's parent on a quarterly basis.
(5) At June 30, 1994, NovaCare O&P did not track the number of certified practitioners that it employed.
(6) Same market growth represents the increase in current period net revenues over prior period net revenues adjusted to include historical net revenues of acquired companies for the period prior to acquisition.

(7) Working capital (excess of current liabilities over current assets) includes current portion of financing arrangements--related party and accounts payable and accrued expenses--related party. If these items were not included working capital would be as follows:

                                            June 30,
                            -------------------------------------------  March 31,
                             1994     1995    1996     1997      1998      1999
                            -------  ------- ------- --------  --------  ---------
   (Excess of current
    liabilities over
    current assets) working
    capital................ $(8,590) $ 3,556 $ 3,304 $(19,946) $(49,324) $(110,293)
   Current portion of
    financing agreements--
    related party..........       -        -       -        -         -     82,854
   Accounts payable and
    accrued expenses--
    related party..........  25,880   15,223  19,959   65,684   116,925    111,605
                            -------  ------- ------- --------  --------  ---------
   Working capital as
    adjusted............... $17,290  $18,779 $23,263 $ 45,738  $ 67,601  $  84,166
                            =======  ======= ======= ========  ========  =========

         HANGER ORTHOPEDIC GROUP MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

  The significant growth in our net sales has resulted from an aggressive program of acquiring and developing O&P patient-care centers. Similarly, growth in our O&P distribution and manufacturing net sales is attributable primarily to acquisitions. At March 31, 1999, Hanger Orthopedic Group operated 261 patient-care centers, six distribution facilities, three of which contain central fabrication operations, and three manufacturing facilities.

Expansion

  The following table sets forth the number of patient-care centers, certified practitioners and states (including the District of Columbia) in which we operated at the end of each of the past three years and at March 31, 1998 and 1999:

                                                         December 31,  March 31,
                                                        -------------- ---------
                                                        1996 1997 1998 1998 1999
                                                        ---- ---- ---- ---- ----
   Number of patient-care centers...................... 178  213  256  238  261
   Number of certified practitioners................... 199  249  321  278  323
   Number of states (including D.C.)...................  29   30   31   30   32

Non-Recurring Charges

  Our results of operations in 1996 were adversely affected by non-recurring acquisition and integration costs incurred in connection with the acquisition of J.E. Hanger, Inc. of Georgia. The following table sets forth Hanger Orthopedic Group's income from continuing operations, both as reported and excluding non-recurring charges, during each of the past three years and the quarters ended March 31, 1998 and 1999:

                                               December 31,        March 31,
                                          ---------------------- -------------
                                           1996   1997    1998    1998   1999
                                          ------ ------- ------- ------ ------
                                                     (in thousands)
   Income from continuing operations (as
    reported)............................ $4,695 $18,308 $25,673 $3,458 $5,452
   Non-recurring charges:
   Acquisition and integration costs.....  2,480     --      --     --     --
                                          ------ ------- ------- ------ ------
   Income from continuing operations
    (excluding non-recurring charges).... $7,175 $18,308 $25,673 $3,458 $5,452
                                          ====== ======= ======= ====== ======

Recent Acquisitions

  During 1998, we acquired 17 O&P companies for an aggregate consideration, excluding potential earn-out provisions, of $25.3 million. These O&P companies operated 39 patient-care centers and employed 189 persons at December 31, 1998. In addition, during 1998 we acquired one prosthetic component manufacturing company for $13.8 million. During the quarter ended March 31, 1999, we acquired four O&P companies for an aggregate consideration, excluding potential earn-out provisions, of approximately $7.5 million. These O&P companies, which operated four patient-care centers at March 31, 1999, had combined net sales of approximately $7.0 million in the year ended December 31, 1998.

Same-Center Net Sales Growth

  In addition to acquisitions of new patient-care centers, the growth in our net sales from O&P patient-care services is attributable to a lesser degree to increases in net sales from existing patient-care centers. The following table sets forth, for the periods indicated, the percent increase (decrease) in net sales contributed by those patient-care centers that were owned by us and open during the entire period as well as the prior year's entire comparable period:

                                                  December 31,     March 31,
                                                 ----------------  ----------
                                                 1996  1997  1998  1998  1999
                                                 ----  ----  ----  ----  ----
   Percent increase (decrease) in same-center
    net sales................................... 5.8%  11.7% 11.1% 13.8% 6.3%

Sources of Net Sales

  Although the majority of our net sales continue to be derived from operating patient-care centers, the percent of our total net sales attributable to O&P distribution activities has increased. The following table sets forth the percent contributed to net sales in each of the periods indicated by the principal sources of our net sales. The increase in the percentage of net sales contributed by distribution activities in 1997 is attributable to our acquisition of J.E. Hanger, Inc. of Georgia in late 1996 and increased sales to O&P practitioners in our OPNET network. Manufacturing as a percent of net sales declined to 4.5% in 1998 versus 5.3% in 1997. However, there was an increase in the actual dollar amount of net sales attributable to manufacturing.

                                                                     Three
                                                                 Months Ended
                                    Years Ended December 31,       March 31,
                                   ----------------------------  --------------
                                     1996      1997      1998     1998    1999
                                   --------  --------  --------  ------  ------
   Source of net sales:
     Patient-care services........     78.2%     77.1%     81.1%   79.0%   81.8%
     Manufacturing................     12.0       5.3       4.5     4.2     5.3
     Distribution.................      9.8      17.6      14.4    16.8    12.9
                                   --------  --------  --------  ------  ------
                                      100.0%    100.0%    100.0%  100.0%  100.0%
                                   ========  ========  ========  ======  ======

Payor Mix

  We receive payments for O&P services rendered to patients from private insurers, HMOs, PPOs, the patients directly and governmental payors, including Medicare, Medicaid and the VA. The sources and amounts of our net sales derived from its patient-care centers are determined by a number of factors, including the number and nature of O&P services rendered and the rates of reimbursement among payor categories. Generally, private insurance and other third-party reimbursement levels are greater than managed care (HMO/PPO), Medicare, Medicaid and VA reimbursement levels. Changes in our payor mix can affect our profitability. The following table sets forth the percent contributed to net sales in each of the following periods by the principal categories of payors:

                                                                   Three
                                              Years            Months Ended
                                        Ended December 31,       March 31,
                                       ----------------------  --------------
                                        1996    1997    1998    1998    1999
                                       ------  ------  ------  ------  ------
   Payor mix(1):
     Private pay and other............   43.2%   38.0%   46.3%   48.0%   52.3%
     Medicare/Medicaid/VA/state
      agencies........................   56.8    62.0    53.7    52.0    47.7
                                       ------  ------  ------  ------  ------
                                        100.0%  100.0%  100.0%  100.0%  100.0%
                                       ======  ======  ======  ======  ======

--------
  (1) Payor mix data is based on a sampling of approximately 75% of the patient care centers in 1996 and 1997 and approximately 41% of the patient-care centers in 1998 and the three months ended March 31, 1998 and 1999.

EBITDA and Operating Margin Trends

  Our EBITDA and operating margins increased gradually over the past three years. In 1997, margins were higher than 1996, primarily from the integration of J.E. Hanger, Inc. of Georgia and the elimination of duplicative expenses. EBITDA margin in 1998 increased compared to 1997 as a result of consummating acquisitions of O&P patient-care centers with historical EBITDA margins of approximately 20%. The following sets forth our EBITDA and operating margins during each of the past five years and the three months ended March 31, 1998 and 1999:

                                                                     Three
                                                                 Months Ended
                                    Years Ended December 31,       March 31,
                                   ----------------------------  --------------
                                     1996      1997      1998     1998    1999
                                   --------  --------  --------  ------  ------
   EBITDA margin(1)                    15.0%     15.8%     16.7%   11.6%   14.6%
   Operating margin...............     10.7%     12.6%     13.7%    8.5%   11.0%

--------
  (1) "EBITDA" is defined as net income (loss) before interest expense, taxes, depreciation and amortization, discontinued operations, non-recurring charges, extraordinary items and accounting change. EBITDA is not a measure of performance under GAAP. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity, management understands that EBITDA is customarily used as a criteria in evaluating health care companies.

Seasonality

  Our results of operations are affected by seasonal considerations. The adverse weather conditions often experienced in certain geographical areas of the United States during the first quarter of each year, together with a greater degree of patients' sole responsibility for their insurance deductible payment obligations during the beginning of each calendar year, have contributed to lower Hanger Orthopedic Group's net sales during that quarter.

Results of Operations

  The following table sets forth for the periods indicated certain items of our statements of operations as a percentage of our net sales:

                                                                    Three
                                              For the Years        Months
                                             Ended December         Ended
                                                   31,            March 31,
                                            -------------------  ------------
                                            1996   1997   1998   1998   1999
                                            -----  -----  -----  -----  -----
   Net sales............................... 100.0% 100.0% 100.0% 100.0% 100.0%
   Cost of products & services sold........  48.2   50.5   49.5   52.3   50.6
   Gross profit............................  51.8   49.5   50.5   47.7   49.4
   Selling, general and administrative.....  36.7   33.7   33.8   36.1   34.8
   Depreciation and amortization...........   3.0    2.0    1.8    1.7    2.0
   Acquisition and integration costs.......   3.7    --     --     --     --
   Amortization of excess cost over net
    assets acquired........................   1.2    1.2    1.3    1.4    1.5
   Income from operations..................   7.0   12.6   13.7    8.5   11.1
   Interest expense, net...................   3.8    3.4    1.0    1.5    0.6
   Income before taxes and extraordinary
    item...................................   3.0    9.0   12.5    7.1   10.6
   Income taxes............................   1.3    3.8    5.1    2.9    4.2
   Net income..............................   1.5    3.4    7.4    4.2    6.4

Three Months Ended March 31, 1999 and March 31, 1998

  Net Sales. Net sales for the three months ended March 31, 1999, amounted to approximately $49.1 million, an increase of approximately $8.4 million, or 20.6%, over net sales of approximately $40.8 million for the three months ended March 31, 1998. Contributing to the increase were (i) a 6.3% increase in same-center net sales and (ii) net sales by patient-care centers acquired subsequent to March 31, 1998.

  Gross Profit. Gross profit during the three months ended March 31, 1999 amounted to approximately $24.3 million, an increase of approximately $4.8 million, or 24.7%, over gross profit of approximately $19.4 million for the three months ended March 31, 1998. Gross profit as a percent of net sales increased to 49.4% for the quarter ended March 31, 1999 from 47.7% for the quarter ended March 31, 1998. The increase in the gross profit margin is primarily a result of the continuing increase in the portion of our revenues attributable to patient-care services. A majority of our acquisitions have been and will continue to be in the area of patient-care services, which historically has experienced higher gross profit margins than the distribution and manufacturing areas.

  Selling, General and Administrative. Selling, general and administrative expenses in the three months ended March 31, 1999 amounted to approximately $17.1 million, an increase of approximately $2.4 million, or 16.1%, compared to approximately $14.7 million in the three months ended March 31, 1998. The increase in selling, general and administrative expenses was primarily a result of the acquisitions subsequent to March 31, 1998. Selling, general and administrative expenses as a percent of net sales in the first three months of 1999 decreased to 34.8% from 36.1% for the same period a year ago. The decrease in selling, general and administrative expenses as a percent of net sales is primarily the result of acquisitions in the patient-care services division, which has lower selling, general and administrative margins than Hanger Orthopedic Group on a consolidated basis, and economies of scale resulting from the low level of variable costs in that division.

  Income from Operations. Principally as a result of the above, income from operations in the three months ended March 31, 1999 amounted to approximately $5.5 million, an increase of $2.0 million, or 57.7%, over $3.5 million during the prior year's comparable quarter. Income from operations as a percent of net sales for the quarter ended March 31, 1999 increased to 11.1%, from 8.5% for the same period a year ago.

  Interest Expense, Net. Interest expense, net in the first three months of 1999 amounted to approximately $0.3 million, a decrease of approximately $0.3 million, or 53.2%, from the approximately $0.6 million of interest expense incurred in the first quarter of 1998. Interest expense as a percent of net sales decreased to 0.6% in the first three months of 1999 from 1.5% for the same period a year ago. The decrease in interest expense was primarily attributable to the repayment of $24.7 million of indebtedness during August of 1998 from the proceeds of an underwritten public offering in which we sold 3,300,000 shares of common stock at $17.00 per share.

  Income Taxes. Our effective tax rate was 40% in the first three months of 1999 versus 41% in 1998. The provision for income taxes in the first three months of 1999 amounted to approximately $2.1 million compared to approximately $1.2 million in the first three months of 1998.

  Net Income. As a result of the above, we recorded net income of approximately $3.1 million, or $.15 per diluted common share on approximately 20,201,000 shares outstanding for the three months ended March 31, 1999, compared to net income of approximately $1.7 million, or $.10 per diluted common share on approximately 17,082,000 shares outstanding in the three months ended March 31, 1998.

Years Ended December 31, 1998 and 1997

  Net Sales. Net sales for the year ended December 31, 1998 were approximately $187.9 million, an increase of approximately $42.3 million, or 29.1%, over net sales of approximately $145.6 million for the year ended December 31, 1997. The increase was primarily a result of: (i) acquisitions during 1998, and (ii) an 11.1% increase in same-center net sales.

  Gross Profit. Gross profit in 1998 was approximately $95.0 million, an increase of approximately $22.9 million, or 31.8%, over gross profit of approximately $72.1 million in the prior year. Gross profit as a percent of net sales for patient-care service was 53.5% and 53.3% in the years ended December 31, 1998 and 1997, respectively. Gross profit as a percent of net sales for manufacturing and distribution was 45% and 18% for 1998 compared to 49% and 19% for 1997, respectively. Our total gross profit as a percent of net sales increased from 49.5% in 1997 to 50.5% in 1998, primarily due to the increase in the percent of net sales from patient-care services from 77% to 81%.

  Selling, General and Administrative. Selling, general and administrative expenses in 1998 amounted to approximately $63.5 million, an increase of approximately $14.4 million, or 29.3%, compared to approximately $49.1 million in 1997. The increase in selling, general and administrative expenses was primarily a result of the acquisition of O&P patient-care centers. Selling, general and administrative expenses as a percent of net sales increased to 33.8% in 1998 from 33.7% in 1997.

  Income from Operations. Principally as a result of the above, income from operations in 1998 totaled approximately $25.7 million, an increase of $7.4 million, or 40.4%, over approximately $18.3 million in the prior year. Income from operations as a percent of net sales increased to 13.7% in 1998 from 12.6% in 1997.

  Interest Expense, Net. Interest expense, net for the year ended December 31, 1998 was approximately $1.9 million, a decrease of approximately $3.0 million, or 61.2%, from the approximately $4.9 million of interest expense incurred during 1997. Interest expense as a percent of net sales decreased to 1.0% in 1998 from 3.4% for 1997. The decrease in interest expense was primarily attributable to the repayment of bank debt out of the proceeds of the public equity offering in the third quarter of 1998.

  Income Taxes. Our effective tax rate was 41% in 1998 versus 42% in 1997. The decrease in 1998 is a result of the disproportionate impact of the amortization of the excess costs over net assets acquired in relation to taxable income in 1997.

  Extraordinary Item. A pre-tax extraordinary item of $4.6 million ($2.7 million, net of tax benefit) in 1997, represents entirely a write-off of debt issue costs and debt discount as a result of extinguishing approximately $58.3 million of bank debt from the net proceeds of the 1997 public equity offering.

  Net Income. As a result of the above, we recorded income before extraordinary item of $13.8 million for the year ended December 31, 1998, compared to $7.6 million for the prior year. A pre-tax extraordinary item of $4.6 million ($2.7 million, net of tax benefit) on early extinguishment of debt was recognized in 1997 in connection with refinancing of bank indebtedness. No extraordinary item was recognized in 1998.

  As a result of the above, we reported net income of $13.8 million, or $.75 per common dilutive share, for the year ended December 31, 1998, as compared to net income of $4.9 million, or $.37 per common dilutive share, for the year ended December 31, 1997.

Years Ended December 31, 1997 and 1996

  Net Sales. Net sales for the year ended December 31, 1997 were approximately $145.6 million, an increase of approximately $78.8 million, or 118%, over net sales of approximately $66.8 million for the year ended December 31, 1996. The increase was primarily a result of: (i) the acquisition of J.E. Hanger, Inc. of Georgia on November 1, 1996, as well as other acquisitions during 1997, and
(ii) an 11.7% increase in net sales attributable to patient-care centers and facilities operating during both periods.

  Gross Profit. Gross profit in 1997 was approximately $72.1 million, an increase of approximately $37.5 million, or 108%, over approximately $34.6 million in the prior year. Gross profit as a percent of net sales for patient-care service was 53.3% and 55.1% in the years ended December 31, 1997 and 1996, respectively. Gross profit as a percent of net sales for manufacturing and distribution was 49% and 19% for 1997 compared to 47% and 11% for 1996, respectively. Our total gross profit as a percent of net sales declined to 49.5% in 1997 from 51.8% in 1996, primarily attributable to the acquisition of J.E. Hanger, Inc. of Georgia, which operated a large distribution division that had lower gross profit margins than patient-care services.

  Selling, General and Administrative. Selling, general and administrative expenses in 1997 amounted to approximately $49.1 million, an increase of approximately $24.5 million, or 99.6%, compared to approximately $24.6 million in 1996. The increase in selling, general and administrative expenses was primarily a result of the acquisition of J.E. Hanger, Inc. of Georgia and other acquisitions. Selling, general and administrative expenses as a percent of net sales decreased to 33.7% in 1997 from 36.7% in 1996, primarily as a result of cost-cutting measures completed during the fourth quarter of 1996 and the first six months of 1997.

  Income from Operations. Principally as a result of the above, income from operations in 1997 totaled approximately $18.3 million, an increase of $13.6 million, or 290.0%, over approximately $4.7 million in the prior year. Income from operations as a percent of net sales increased to 12.6% in 1997 from 7.0% in 1996.

  Interest Expense, Net. Interest expense, net, for the year ended December 31, 1997 was approximately $4.9 million, an increase of approximately $2.4 million, or 93.6%, over the approximately $2.5 million of interest expense, net, incurred during 1996. Interest expense, net, as a percent of net sales decreased to 3.4% in 1997 from 3.8% for 1996. The increase in interest expense, net, was primarily attributable to the increase in bank debt resulting from the acquisition of J.E. Hanger, Inc. of Georgia in November 1996, which was offset in part by the repayment of bank debt out of the proceeds of the public equity offering in the third quarter of 1997.

  Income Taxes. Our effective tax rate was 42% in 1997 versus 45% in 1996. The decrease in 1997 is a result of the disproportionate impact of the amortization of the excess costs over net assets acquired in relation to taxable income in 1996.

  Extraordinary Item. A pre-tax extraordinary item of $4.6 million ($2.7 million, net of tax benefit) in 1997, represents entirely a write-off of debt issue costs and debt discount as a result of extinguishing approximately $58.3 million of bank debt from the net proceeds of the third quarter public equity offering.

  Net Income. As a result of the above, we recorded income from operations before extraordinary item of $7.6 million for the year ended December 31, 1997, compared to $1.1 million for the prior year. A pre-tax extraordinary item of $4.6 million ($2.7 million, net of tax benefit) on early extinguishment of debt was recognized in 1997 compared to $139,000 ($83,000, net of tax benefit) in 1996. Both extraordinary items were in connection with refinancings of bank indebtedness.

  As a result of the above, we reported net income of $4.9 million, or $.37 per common dilutive share, for the year ended December 31, 1997, as compared to net income of $1.0 million, or $.11 per common dilutive share, for the year ended December 31, 1996.

Liquidity and Capital Resources

  Our consolidated working capital at March 31, 1999 was approximately $49.8 million and cash and cash equivalents available were approximately $5.0 million.

  We required approximately $430.2 million in cash to close our acquisition of NovaCare O&P on July 1, 1999, pay approximately $20.0 million of expenses in connection with the transaction and refinance existing debt of approximately $2.5 million. The funds were raised by (i) borrowing approximately $230 million of revolving credit and term loans under our new bank credit facility;
(ii) the sale of the $150 million of 11 1/4 Senior Subordinated Notes due 2009; and (iii) the sale of $60 million of 7% Redeemable Preferred Stock. The Preferred Stock accrues annual dividends, compounded quarterly, equal to 7% and, subject to the Put Rights described below under "Description of the New Credit Facility and the Redeemable Preferred Stock--The Preferred Stock," will not require principal payments prior to maturity. The bank credit facility consists of a $100 million revolving credit facility, a $100 million tranche A term facility and a $100 million tranche B term facility. The tranche A term facility and the revolving credit facility will mature on June 1, 2005 and carry an interest rate of adjusted LIBOR plus 2.50% or ABR plus 1.50%. The tranche B term facility will mature on January 1, 2007 and carry an interest rate of adjusted LIBOR plus 3.50% or ABR plus 2.50%. The revolving credit facility is available for use in connection with future acquisitions and for working capital and general corporate purposes. The bank credit facility is collateralized by substantially all our assets, restricts the payment of dividends, and contains certain affirmative and negative covenants customary in an agreement of this nature.

  On July 29, 1998, 3,300,000 shares of our common stock were sold in an underwritten public offering at $17.00 per share. Of that amount, 2,400,000 shares were sold by us and 900,000 shares were sold by certain of our stockholders. Of the approximately $37.8 million of net proceeds of the offering, a total of $24.7 million was used to repay the amounts of bank borrowings outstanding at that time.

  Our total debt at March 31, 1999, including a current portion of approximately $4.1 million, was approximately $17.8 million. Such indebtedness included $2.5 million borrowed under our prior revolving loan, with the balance of such indebtedness substantially consisting of subordinated seller notes issued in connection with various acquisitions.

  During 1998, we acquired 17 O&P companies and one prosthetic component manufacturing company. The aggregate purchase price, excluding potential earn-out provisions, was $39.1 million, comprised of $28.8 million in cash, $7.9 million in promissory notes and 141,417 shares of our Common Stock valued at $2.4 million. During the quarter ended March 31, 1999, we acquired four O&P companies. The aggregate purchase price, excluding potential earn-out provisions, was $7.5 million, comprised of $6.1 million in cash, $0.9 million in promissory notes and shares of our Common Stock valued at $0.5 million. The cash portion of the purchase price of these acquisitions was borrowed under our previous credit facility.

  We plan to finance future acquisitions through internally generated funds or borrowings under our revolving credit facility, the issuance of notes or shares of common stock or securities convertible into our common stock, or through a combination thereof. We are actively engaged in ongoing discussions with prospective acquisition candidates and plan to continue to expand our operations through acquisitions.

 Proposed Reduction In Federal Medicare Program

  Currently, Medicare provides for reimbursement for orthotics and prosthetics products and services based on regional prices set forth in fee schedules, with the actual amount paid varying within a range of the established regional prices. Further, certain third-party payors also tie their reimbursement rates to Medicare reimbursement rates. President Clinton's budget for the fiscal year 2000 initially included a proposal that would have modified the Medicare fee schedules to include upper limits based on national median prices. Such a proposal is no longer included in the proposed budget. However, if the U.S. Congress were to enact these modifications into law, our revenues from Medicare reimbursements and other payors could be adversely affected, which could have a material adverse effect on us. We cannot predict whether any such modifications to the fee schedules will be enacted or what the final form of any modifications might be.

 New Accounting Standards

  In June 1998, the Financial Accounting Standard Board issued Statement of Financial Accounting Standards (SFAS) 133, "Accounting for Derivative Instruments and Hedging Activities", which is effective for fiscal years beginning after June 15, 2000. SFAS 133 requires that an entity recognize all derivative instruments as either assets or liabilities on its balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction, and, if it is, the type of hedge transaction. We will adopt SFAS 133 by the first quarter of 2001. Due to our limited use of derivative instruments, SFAS 133 is not expected to have a material effect on our financial position or results of operations.

 Year 2000 Program

  We currently are upgrading our patient-care, manufacturing and headquarters information systems. Included in the upgrading is a program to ensure that all significant computer systems are substantially Year 2000 compliant by the year ending December 31, 1999. The program is divided into three major components:
(1) identification of all information technology systems and non-information technology systems that are not Year 2000 compliant: (2) repair or replacement of the identified non-compliant systems; and (3) testing of the repaired or replaced systems. We have no "in house" developed or proprietary IT Systems. We use commercially developed software, the majority of which is constantly upgraded through existing maintenance contracts. Parts (1) and (2) of the Year 2000 program are currently underway. Part (1), identification, was completed during the first quarter of 1999. Review of accounting and financial reporting systems is nearly finished and we are continuing to review Non-IT Systems that have embedded microprocessors in various types of equipment. Part (2), repairing and replacing, currently continues, primarily under maintenance contracts with our software vendors. While most of the major systems are Year 2000 compliant, the software vendors have targeted June 1999 as a completion date. Part (3), testing, started in the first quarter of 1999 and is expected to be substantially finished at the end the second quarter and to continue, as needed, into the new millennium.

  We have been contacting key suppliers and business partners about the Year 2000 issue. While no assurance can be given that key suppliers and business partners will remedy their own Year 2000 issues, we, to date, have not identified any material impact on its ability to continue normal business operations with suppliers or other third parties who fail to address the issue.

  We presently estimate that projected costs to implement our Year 2000 program, primarily for hardware, will approximate $1.3 million. The projected total costs for the upgrading of our information systems, including the Year 2000 program, are estimated to range from $2.25 million to $2.75 million.

  We will continue to monitor and evaluate the impact of the Year 2000 issue on its operations. Until it is into the final testing part of our program, the risks from potential Year 2000 failures cannot be fully assessed. Due to this situation, we cannot now begin final contingency plans. These plans will be developed as potential Year 2000 failures are identified in the final testing stages.

 Other

  Inflation has not had a significant effect on our operations, as increased costs to us generally has been offset by increased prices of products and services sold.

  We primarily provide services and customized devices throughout the United States and are reimbursed, in large part, by the patients' third-party insurers or governmentally funded health-insurance programs. The ability of our debtors to meet their obligations is principally dependent upon the financial stability of the insurers of our patients and future legislation and regulatory actions.

             NOVACARE O&P MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                             RESULTS OF OPERATIONS

Overview

  The significant growth in NovaCare O&P's net revenues has resulted from an aggressive program of acquiring O&P patient-care centers. At March 31, 1999, NovaCare O&P operated 375 patient-care centers and six central fabrication operations.

Expansion

  The following table sets forth the number of patient-care centers, certified practitioners and states in which NovaCare O&P operated at the end of each of the past three fiscal years in the period ended June 30, 1998 and at March 31, 1998 and 1999.

                                                                 As of
                                                        ------------------------
                                                           June 30,    March 31,
                                                        -------------- ---------
                                                        1996 1997 1998 1998 1999
                                                        ---- ---- ---- ---- ----
      Number of patient-care centers................... 130  274  378  332  375
      Number of certified practitioners................ 240  398  628  580  597
      Number of states.................................  27   34   36   36   37

  After a period of limited acquisitions, NovaCare O&P's acquisition program was resumed in fiscal year 1997. The significant increase in the number of patient-care centers and certified practitioners in fiscal years 1997 and 1998 was attributable primarily to NovaCare O&P's 33 and 42 businesses acquired during such fiscal years.

Non-Recurring Charges

  NovaCare O&P's results of operations for fiscal year 1996 were adversely affected by a non-recurring restructure charge, associated with the consolidation and reorganization of its operations and certain administrative functions. The following table sets forth NovaCare O&P's income from operations, both as reported and excluding non-recurring charges, during each of the past three fiscal years and the nine months ended March 31, 1998 and 1999:

                                          Fiscal Year Ended    Nine Months Ended
                                               June 30,            March 31,
                                        ---------------------- -----------------
                                         1996   1997    1998     1998     1999
                                        ------ ------- ------- -------- --------
                                            (in thousands)
Income from operations (as reported)..  $6,532 $18,794 $25,604 $ 16,505 $ 22,306
Non-recurring charges:
  Restructuring costs.................   1,477     --      --       --       --
                                        ------ ------- ------- -------- --------
  Income from operations (excluding
   non-recurring charges).............  $8,009 $18,794 $25,604 $ 16,505 $ 22,306
                                        ====== ======= ======= ======== ========

Recent Acquisitions

  During fiscal year 1998, NovaCare O&P acquired 42 O&P companies for an aggregate consideration, excluding potential earn-out provisions, of $78.2 million. These O&P companies operated 127 patient-care centers. During the nine months ended March 31, 1999, NovaCare O&P made no acquisitions.

Same-Market Revenue Growth

  The following table sets forth, for the periods indicated, the percent increase in net revenues resulting from same-market revenue growth, which represents the increase in current period net revenue over the prior period, adjusted to include historical net revenues of acquired companies for the period prior to acquisition.

                                                               Nine Months
                                                                  Ended
                              Fiscal Year Ended June 30,        March 31,
                              ------------------------------   -------------
                                1996       1997       1998     1998    1999
                              --------   --------   --------   -----   -----
   Percent increase in same-
    market revenue...........      6.0%       2.8%       5.5%    3.3%    0.7%

  In addition to acquisitions of new patient-care centers, the growth in NovaCare O&P's net revenues is attributable to a lesser degree to increases in net revenues from existing patient-care centers.

Payor Mix

  NovaCare O&P receives payments for O&P services rendered to patients from private insurers, HMOs, PPOs, the patients directly and governmental payers, including Medicare, Medicaid and the VA. The sources and amounts of NovaCare O&P's net revenues derived from its patient-care centers are determined by a number of factors, including the number and nature of O&P services rendered and the rates of reimbursement among payor categories. Generally, private insurance and other third-party reimbursement levels are greater than managed care (HMO/PPO), Medicare, Medicaid and VA reimbursement levels. Changes in NovaCare O&P's payor mix can affect its profitability. The following table sets forth the percent contributed to net sales in each of the following periods by the principal categories of payors:

                                                                   Nine Months
                                                                      Ended
                                     Fiscal Year Ended June 30,     March 31,
                                     ----------------------------  ------------
                                       1996      1997      1998    1998   1999
                                     --------  --------  --------  -----  -----
   Payor mix:
     Private pay and other..........     68.1%     68.2%     64.1%  64.6%  61.9%
     Medicare/Medicaid/VA...........     31.9      31.8      35.9   35.4   38.1
                                     --------  --------  --------  -----  -----
                                        100.0%    100.0%    100.0% 100.0% 100.0%
                                     ========  ========  ========  =====  =====

EBITDA and Operating Margin Trends

  NovaCare O&P's EBITDA and operating margins have fluctuated over the past three fiscal years. The increase in fiscal year 1997 over fiscal year 1996 is the result of increased net revenues in fiscal year 1997 resulting in economies of scale from the low level of variable costs relative to total selling, general and administrative expenses. Fiscal year 1996 operating margins were also impacted by a restructuring charge of $1.5 million. The decrease from fiscal year 1997 to fiscal year 1998 resulted from increased selling, general and administrative expenses cost in fiscal year 1998 related to additional support for acquisitions and clinical programs and an increase in material costs. The following sets forth NovaCare O&P's EBITDA and operating margins during each of the past three fiscal years ended June 30 and the nine months ended March 31, 1998 and 1999:

                                                                   Nine Months
                                                                      Ended
                                     Fiscal Year Ended June 30,     March 31,
                                     ----------------------------  ------------
                                       1996      1997      1998    1998   1999
                                     --------  --------  --------  -----  -----
   EBITDA margin....................     12.8%     15.9%     14.4%  13.2%  14.8%
   Operating margin.................      6.5%     11.7%     10.2%   9.0%  10.6%

--------

Results of Operations

  The following table sets forth for the periods indicated certain items of NovaCare O&P's statements of operations as a percentage of NovaCare O&P's net revenues:

                                                                 Nine Months
                                                Fiscal              Ended
                                         Year Ended June 30,      March 31,
                                         ----------------------  ------------
                                          1996    1997    1998   1998   1999
                                         ------  ------  ------  -----  -----
Net revenues............................  100.0%  100.0%  100.0% 100.0% 100.0%
Cost of services........................   74.1    74.6    75.0   75.6   74.1
Gross profit............................   25.9    25.4    25.0   24.4   25.9
Selling, general and administrative.....   11.0     5.6     6.5    6.8    4.3
Selling, general and administrative
 allocated from related party...........    2.9     3.8     3.8    4.0    6.4
Provision for uncollectible accounts....    1.9     1.8     1.9    2.0    2.0
Amortization of excess cost over net
 assets acquired........................    2.1     2.5     2.6    2.6    2.6
Provisions for restructure..............    1.5     --      --     --     --
Income from operations..................    6.5    11.7    10.2    9.0   10.6
Interest expense - related party........    2.1     2.7     3.0    2.9    2.8
Interest expense, net - third party.....    0.6     1.2     1.3    1.3    1.0
Royalty expense - related party.........    5.9     5.6     6.0    6.3    6.0
Minority interest.......................    0.1     0.1     0.1    0.1    0.1
Income(loss) before taxes...............   (2.2)    2.1    (0.2)  (1.6)   0.7
Income taxes............................   (1.3)    1.5     0.9    0.4    1.2
Net income (loss).......................   (0.9)    0.6    (1.1)  (2.0)  (0.5)

Nine Months Ended March 31, 1999 and 1998

  Net Revenues. Net revenues for the nine months ended March 31, 1999 were approximately $209.4 million, an increase of approximately $27.0 million, or 14.8%, over net revenues of approximately $182.4 million for the nine months ended March 31, 1998. The increase was a result principally a result of the inclusion for nine months of fiscal year 1998 acquisitions.

  Gross Profit. Gross profit for the nine months ended March 31, 1999 was approximately $54.3 million, an increase of approximately $9.8 million, or 22.0%, over approximately $44.5 million in the prior comparable period. Gross profit as a percent of net revenues increased to 25.9% for the nine months ended March 31, 1999 from 24.4% for the nine months ended March 31, 1998. The 1.5% increase in NovaCare O&P's gross profit as a percentage of net revenues is attributable principally to a cost containment program.

  Selling, General and Administrative. Selling, general and administrative expenses for the nine months ended March 31, 1999 amounted to approximately $8.9 million, a decrease of approximately $3.5 million, or 28.3%, compared to $12.4 million for the nine months ended March 31, 1998. The decrease in selling, general and administrative expenses was primarily a result of the transfer of certain support functions to its parent. Selling, general and administrative expenses as a percent of net revenues decreased to 4.3% for nine months ended March 31, 1999 from 6.8% for the nine months ended March 31, 1998.

  Selling, General and Administrative Allocated from Related Party. Selling, general and administrative expenses allocated from related party for the nine months ended March 31, 1999 amounted to approximately $13.4 million, an increase of approximately $6.1 million, or 82.8%, over the prior comparable period. Selling, general and administrative expenses allocated from related party as a percent of net revenues increased to 6.4% from 4.0%. The increase is principally due to implementation of a revised agreement with NovaCare Employee Services ("NCES"). NovaCare O&P contracts with NCES to provide payroll and benefit management administration. For services received, NovaCare O&P is charged a fee that includes an allowance for selling, general and administrative expenses.

  Provision for Uncollectible Accounts. The provision for uncollectible accounts increased to $4.2 million for the nine months ended March 31, 1999, an increase of $0.6 million, or 17.2%, over the prior comparable period. The increase was directly related to the increase in net revenues. The provision for uncollectible accounts as a percent of net revenues remained constant at 2.0%.

  Amortization of Excess Cost of Net Assets Acquired. Amortization of excess cost of net assets acquired amounted to approximately $5.5 million, an increase of $0.8 million, or 18.1%, compared to $4.7 million for the nine months ended March 31, 1998. The increase was the result of a full nine months of amortization on 1998 acquisitions. Amortization of excess cost of net assets acquired as a percent of net revenues remained constant at 2.6%.

  Operating Income. As a result of the above, operating income for the nine months ended March 31, 1999 totaled approximately $22.3 million, an increase of $5.8 million, or 35.1%, over the prior comparable period. Income from operations as a percentage of net revenues increased to 10.6% for the nine months ended March 31, 1999 from 9.0% for the nine months ended March 31, 1998.

  Interest Expense - Related Party. Interest expense-related party for the nine months ended March 31, 1999 was approximately $5.9 million, an increase of approximately $0.5 million, or 9.0%, from the approximately $5.4 million incurred during the nine months ended March 31, 1998. The increase is primarily attributable to a full nine months effect on borrowings from NovaCare O&P's parent to finance acquisitions. Interest expense - related party as a percent of net revenues decreased to 2.8% in 1999 from 2.9% in 1998.

  Interest Expense - Third Parties. Interest expense for the nine months ended March 31, 1999 was approximately $2.2 million, a decrease of approximately $0.2 million, or 7.7%, from the approximately $2.4 million of interest expense incurred during the nine months ended March 31, 1998. Interest expense as a percent of net revenues decreased to 1.0% in the nine months ended March 31, 1999 from 1.3% for the nine months ended March 31, 1988. The decrease in interest expense was attributable principally to reduced debt resulting from principal payments made during the nine months ended March 31, 1999.

  Royalty Expense - Related Party. Royalty expense-related party for the nine months ended March 31, 1999 was approximately $12.6 million, an increase of approximately $1.1 million, or 9.9%, from the approximately $11.5 million incurred during the nine months ended March 31, 1998. The increase is principally the result of increased revenue on which royalty expense was charged. Royalty expense-related party decreased to 6.0% of net revenues in the nine months ended March 31, 1999 from 6.3% in the nine months ended
March 31, 1998.

  Income Taxes. NovaCare O&P's effective tax rate was 171.9% in for the nine months ended March 31, 1999 versus 28.3% for the nine months ended March 31, 1998. The change is a result of amortization of the excess costs over net assets acquired which is not totally deductible for income tax purposes and the smaller loss for the nine month period ended March 31, 1999 as compared to the prior period.

  Net (Loss). As a result of the above, NovaCare O&P recorded a net loss of $(1.1) million for the nine months ended March 31, 1999, compared to net loss of $(3.6) million for the prior comparable period.

Fiscal Years Ended June 30, 1998 and 1997

  Net Revenues. Net revenues for fiscal year 1998 were approximately $251.7 million, an increase of approximately $90.7 million, or 56.3%, over net revenues of approximately $161.1 million for fiscal year 1997. The increase was a result principally of: (i) acquisitions consummated during fiscal year 1998 and the full year effect of fiscal year 1997 acquisitions and (ii) a 5.5% increase in net revenues attributable to same market growth.

  Gross Profit. Gross profit in fiscal year 1998 was approximately $63.0 million, an increase of approximately $22.1 million or 53.9%, over approximately $41.0 million in the prior year. Gross profit as a percent of net revenues decreased from 25.4% in fiscal year 1997 to 25.0% in fiscal year 1998, primarily due to an increase in material costs which was not reimbursed.

  Selling, General and Administrative. Selling, general and administrative expenses in fiscal year 1998 amounted to approximately $16.4 million, an increase of approximately $7.2 million, or 78.7%, compared to approximately $9.2 million in fiscal year 1997. The increase in selling, general and administrative expenses was a result principally of support for acquisitions and additional clinical programs. Selling, general and administrative expenses as a percent of net revenues increased to 6.5% in fiscal year 1998 from 5.6% in fiscal year 1997.

  Selling, General and Administrative Allocated from Related Party. Selling, general and administrative allocated from related party in fiscal year 1998 amounted to approximately $9.6 million, an increase of approximately $3.5 million, or 57.7%, compared to approximately $6.1 million in fiscal year 1997. Selling, general and administrative allocated from related party as a percent of net revenues remained constant from fiscal year 1997 to fiscal year 1998 at 3.8%.

  Provision for Uncollectible Accounts. The provision for uncollectible accounts increased to $4.8 million in 1998, an increase of $2.0 million, or 70.4%, over $2.8 million the prior fiscal year. The increase was related principally to the increase in net revenues. The provision for uncollectible accounts as a percent of net revenues increased to 1.9% in fiscal year 1998 from 1.8% in fiscal year 1997.

  Amortization of Excess Cost of Net Assets Acquired. Amortization of excess cost of net assets acquired amounted to approximately $6.6 million in fiscal year 1998, an increase of approximately $2.5 million, or 62.5%, compared to approximately $4.1 million in fiscal year 1997. The increase is the result of the fiscal year 1998 acquisitions and a full year of amortization of fiscal year 1997 acquisitions. Amortization of excess cost of net assets acquired as a percent of net revenues increased to 2.6% in fiscal year 1998 from 2.5% in fiscal year 1997.

  Operating Income. Principally as a result of the above, operating income in fiscal year 1998 totaled approximately $25.6 million, an increase of $6.8 million, or 36.2%, over $18.8 million in the prior fiscal year. Income from operations as a percent of net revenues decreased from 11.7% in fiscal year 1997 to 10.2% in fiscal year 1998.

  Interest Expense--Related Party. Interest expense--related party for fiscal year 1998 was approximately $7.5 million, an increase of approximately $3.2 million, or 73.7%, from the approximately $4.3 million incurred during fiscal year 1997. Interest expense--related party as a percent of net revenues increased to 3.0% in fiscal year 1998 from 2.7% in fiscal year 1997. The increase is primarily attributable to increased borrowings from NovaCare O & P's parent to finance acquisitions.

  Interest Expense--Third Parties. Interest expense for fiscal year 1998 was approximately $3.2 million, an increase of approximately $1.3 million, or 69.6%, from the approximately $1.9 million of interest expense incurred during fiscal year 1997. Interest expense as a percent of net sales increased to 1.3% in fiscal year 1998 from 1.2% for fiscal year 1997. The increase in interest expense was primarily attributable to the full year effect of debt related to fiscal year 1997 acquisitions and debt related to acquisitions made during fiscal year 1998.

  Royalty Expense--Related Party. Royalty expense--related party for fiscal year 1998 was approximately $15.2 million, an increase of approximately $6.1 million, or 67.4%, from the approximately $9.1 million incurred during fiscal year 1997. The increase is the result of increased net revenue on which royalty expense was charged. Royalty expense--related party increased to 6.0% of net revenues in fiscal year 1998 from 5.6% in fiscal year 1997.

  Income Taxes. NovaCare O&P's effective tax rate was 507.9% in fiscal year 1998 versus 69.9% in fiscal year 1997. The change is a result of the impact of the amortization of the excess costs over net assets acquired.

  Net Income (Loss). As a result of the above, NovaCare O&P recorded a net loss of $(2.8) million for fiscal year 1998, compared to net income of $1.0 million for the prior fiscal year.

Fiscal Years Ended June 30, 1997 and 1996

  Net Revenues. Net revenues for fiscal year 1997 were approximately $161.1 million, an increase of approximately $60.2 million, or 59.7%, over net revenues of approximately $100.9 million for fiscal year 1996. The increase was primarily a result of: (i) acquisitions during fiscal year 1997, and (ii) a 2.8% increase in net revenues attributable to same-market growth.

  Gross Profit. Gross profit in fiscal year 1997 was approximately $41.0 million, an increase of approximately $14.9 million, or 56.9%, over the prior fiscal year. Gross profit as a percent of net revenues decreased to 25.4% in fiscal year 1997 from 25.9% in fiscal year 1996. The 0.5% decrease in gross profit as a percent of net revenues was primarily attributable to acquired companies having a lower gross profit margin than NovaCare O&P's base business.

  Selling, General and Administrative. Selling, general and administrative expenses were approximately $9.2 million in fiscal year 1997, a decrease of approximately $1.9 million, or 17.5%, compared to approximately $11.1 million in fiscal year 1996. The decrease in selling, general and administrative expenses was primarily a result of the transfer of certain support functions to NovaCare O&P's parent. Selling, general and administrative expenses as a percent of net sales decreased to 5.6% in fiscal year 1997 from 11.0% in fiscal year 1996. The selling, general and administrative expenses as a percent of net revenues decreased primarily as a result of the 59.7% increase in net revenues and the transfer of certain support functions to NovaCare O&P's parent.

  Selling, General and Administrative Allocated from Related Party. Selling, general and administrative allocated from related party in fiscal year 1997 amounted to approximately $6.1 million, an increase of approximately $3.2 million, or 107.0%, compared to approximately $2.9 million in fiscal year 1996. Selling, general and administrative allocated from related party as a percent of net revenues increased to 3.8% in fiscal year 1997 from 2.9% in fiscal year 1996. The increase is the result of the related party's allocation method being partially based on NovaCare O&P's net revenue and NovaCare O&P's transferring certain support functions to its parent.

  Provision for Uncollectible Accounts. The provision for uncollectible accounts increased to approximately $2.8 million in 1997, an increase of $1.0 million, or 51.9%, over $1.9 million in the prior fiscal year. The increase was related principally to the increase in net revenues. The provision for uncollectible accounts as a percent of net revenues decreased from 1.9% in fiscal year 1996 to 1.8% in fiscal year 1997.

  Amortization of Excess Cost of Net Assets Acquired. Amortization of excess cost of net assets acquired amounted to approximately $4.1 million in fiscal year 1997, an increase of approximately $1.9 million, or 86.5%, compared to approximately $2.2 million in fiscal year 1996. The increase is the result of the fiscal year 1997 acquisitions. Amortization of excess cost of net assets acquired as a percent of net revenues increased to 2.5% in fiscal year 1997 from 2.1% in fiscal year 1996.

  Operating Income. Principally as a result of the above, operating income in fiscal year 1997 totaled approximately $18.8 million, an increase of $12.3 million, or 187.7%, over $6.5 million in the prior fiscal year. Operating income as a percent of net revenues increased to 11.7% in fiscal year 1997 from 6.5% in fiscal year 1996.

  Interest Expense--Related Party. Interest expense--related party for fiscal year 1998 was approximately $4.3 million, an increase of approximately $2.1 million, or 100.0%, from the approximately $2.2 million incurred during fiscal year 1996. Interest expense--related party as a percent of net revenues increased to 2.7% in fiscal year 1997 from 2.1% in fiscal year 1996. The increase is primarily attributable to increased borrowings from NovaCare O&P's parent to finance acquisitions.

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

  Interest Expense--Third Parties. Interest expense for fiscal year 1997 was approximately $1.9 million, an increase of approximately $1.3 million, or 216.7%, over the approximately $0.6 million of interest expense incurred during fiscal year 1996. Interest expense as a percent of net sales increased to 1.2% in fiscal year 1997 from 0.6% for fiscal year 1996. The increase in interest expense was primarily attributable to the increase in debt resulting from 1997 acquisitions.

  Royalty Expense--Related Party. Royalty expense-related party for fiscal year 1997 was approximately $9.1 million, an increase of approximately $3.2 million, or 53.7%, from the approximately $5.9 million incurred during fiscal year 1996. The increase is principally the result of increased revenue on which royalty expense was charged. Royalty expense-related party decreased to 5.6% of net revenues in fiscal year 1997 from 5.9% in fiscal year 1996.

  Income Taxes. NovaCare O&P's effective tax rate was 69.9% in fiscal year 1997 versus 56.9% in fiscal year 1996. The change is a result of higher effective state tax rate in relation to taxable income in fiscal year 1996.

  Net Income (Loss). As a result of the above, NovaCare O&P recorded net income of $1.0 million for fiscal year 1997, compared to a net loss of $(1.0) million for the prior fiscal year.

 New Accounting Standards

  In June 1998, the Financial Accounting Standard Board issued Statement of Financial Accounting Standards (SFAS) 133, "Accounting for Derivative Instruments and Hedging Activities", which is effective for fiscal years beginning after June 15, 2000. SFAS 133 requires that an entity recognize all derivative instruments as either assets or liabilities on its balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction, and, if it is, the type of hedge transaction. We will adopt SFAS 133 by the first quarter of 2001. Due to our limited use of derivative instruments, SFAS 133 is not expected to have a material effect on our financial position or results of operations.

 Year 2000 Readiness

  NovaCare O&P has completed its Year 2000 testing and remediation on its financial and management operating systems. Spending in connection with Year 2000 testing and remediation approximated $250,000 through the nine months ended March 31, 1999.

  NovaCare O&P had begun an inventory and assessment of its exposure to embedded chips in its facilities or equipment used in those facilities and capability of vendors of such equipment to successfully remediate Year 2000 problems in equipment with embedded chips. Such efforts by NovaCare O&P have ceased as a result of the acquisition of NovaCare O&P by Hanger Orthopedic Group.

  NovaCare O&P had begun interviewing vendors and customers to determine their exposure to Year 2000 issues, their anticipated risks and response to those risks. Such efforts by NovaCare O&P have ceased as a result of the acquisition of NovaCare O&P by Hanger Orthopedic Group.

                                   BUSINESS

Overview

  We develop, acquire and operate orthotic and prosthetic patient-care centers. Our O&P centers are staffed by orthotists and prosthetists, who design, fabricate, fit and supervise the use of external musculoskeletal support devices and artificial limbs. As the country's only vertically integrated O&P company, we also manufacture custom-made and prefabricated O&P devices and are the country's largest distributor of O&P components and finished O&P patient-care products.

  Our products primarily are technologically advanced, custom devices designed for adding functionality to patients' lives. We serve a clearly identified patient need and provide tangible benefits to patients. Our industry is characterized by stable, recurring revenues resulting from the need for regular, periodic replacement or modification of O&P devices.

  On July 1, 1999, we acquired NovaCare O&P. As a result of that acquisition, we are the leading provider of O&P patient-care services in the United States. At July 30, 1999, we had 649 patient-care centers and approximately 920 practitioners in 42 states and the District of Columbia. For the twelve months ended March 31, 1999, we had total pro forma net sales of $492.1 million, EBITDA of $86.9 million and Adjusted EBITDA of $95.0 million.

  In November 1996, we acquired J.E. Hanger, Inc. of Georgia, an O&P provider with 96 patient-care centers in 15 states and the largest O&P product distribution business in the United States at that time. We successfully integrated those operations, essentially doubling our number of patient-care centers and certified practitioners and significantly expanding our distribution capabilities. NovaCare O&P also has been an active acquirer of O&P businesses, having acquired over 90 O&P businesses since 1992.

  Our acquisition of NovaCare O&P again more than doubled our number of patient-care centers and certified O&P practitioners. The acquisition provided national scope to our operations, expanding coverage into 11 additional states, including Illinois, Missouri, Oklahoma and Iowa, and increasing our presence in key existing markets, including California, New York, Arizona, Florida, Texas and Pennsylvania.

  We have identified cost savings relating to our acquisition of NovaCare O&P that we believe will enhance EBITDA by approximately $8.1 million annually. We also expect to achieve additional benefits from operational efficiencies and economies of scale, as well as from the marketing and cross-selling of innovative products of Hanger Orthopedic Group and NovaCare O&P at our combined patient-care centers.

Competitive Strengths

  We believe that the following competitive strengths will enable us to continue to increase revenues, EBITDA and market share by (i) providing "one-stop shopping" to large, national payor organizations and other customers,
(ii) maximizing operating efficiencies and economies of scale, and (iii) maintaining a superior platform for strategic acquisitions:

  Leading Market Position in a Fragmented Industry. We are the nation's largest provider of O&P services, with approximately 20% market share, approximately 920 O&P practitioners and 649 O&P patient-care centers in 42 states and the District of Columbia.

  Vertically Integrated Provider. We are the only vertically integrated provider of O&P services in the United States. Along with our patient-care services operations, we also manufacture custom-made and prefabricated O&P devices. Additionally, we are the nation's largest distributor of O&P components and finished O&P patient-care products, which allows us to reduce the materials costs of our patient-care centers and offer prompt delivery of components and products.

  Balanced Business Mix. Our business is fairly evenly distributed in terms of both service mix and payor mix. For the twelve months ended March 31, 1999, our pro forma consolidated orthotics, prosthetics, manufacturing and distribution revenues made up approximately 45.6%, 46.1%, 2.0% and 6.3%, respectively, of consolidated net sales. For the same period, our combined payor mix was approximately 55.7% private pay, 32.7% Medicare, 7.9% Medicaid and 3.7% U.S. Veterans Administration.

  Innovative Products and Strong Brand Equity. We have earned a strong reputation within the O&P industry for the development and use of innovative technology. For example, our patented Charleston Bending Brace, Seattle Foot, Ortho-Mold, Lenox Hill Knee Brace and prosthetic Sabolich Socket have increased patient comfort and capability, and can significantly shorten the rehabilitation process. The quality of our products and the success of our technological advances have generated broad media coverage, enhancing our brand equity among payors, patients and referring physicians.

  Ability to Successfully Integrate Acquisitions. Prior to our acquisition of NovaCare O&P, we had acquired and integrated over 75 O&P businesses since 1986, and NovaCare O&P had acquired and integrated over 90 O&P businesses since 1992. We have demonstrated an ability to improve the operating performance of integrated businesses, resulting in significantly increased "same-store" net sales and operating margins. Hanger Orthopedic Group's net sales grew 39% per year from 1994 through 1998, while EBITDA grew 54% per year during the same period.

  Experienced and Committed Management Team. We have a senior management team with extensive experience in the O&P business. Ivan R. Sabel, our Chairman of the Board and Chief Executive Officer, is a certified orthotist and prosthetist, has worked in the O&P industry for 32 years, including 20 years as a practitioner. He has led our senior management team since 1995 and has been a member of that team since 1986. Ronald G. Hiscock, who is our President and Chief Operating Officer, led NovaCare O&P's senior management team from 1995 until our recent acquisition of NovaCare O&P, and had been a member of that team since 1992. We will continue to provide senior management and O&P practitioners of Hanger Orthopedic Group with performance-based bonuses, stock options and opportunities for corporate advancement that will give them a significant financial interest in our performance.

Business Strategy

  Our objective is to build on our position as a full-service, nationwide O&P company focused on the operation of O&P patient-care centers and the manufacture and distribution of O&P products. The key elements of our strategy for achieving this objective are to:

  Implement Acquisition-Related Synergies. We believe we can reduce costs and increase net sales by implementing Acquisition-related synergies. We expect that our operating margins will improve due to anticipated reductions in administrative and personnel costs and have identified approximately $8.1 million of annual cost savings relating to our acquisition of NovaCare O&P. We also expect to reduce materials costs at NovaCare O&P's patient-care centers due to increased purchases from Hanger Orthopedic Group. We will attempt to increase "same-store" net sales by cross-selling Hanger Orthopedic Group and NovaCare O&P products at our patient-care centers and using our expanded geographic coverage to exploit national contracting opportunities. Our operating results and financial condition should also benefit from enhanced capital availability and other efficiencies resulting from our increased size.

  Increase Number of O&P Managed Care Contracts. We intend to continue to pursue O&P managed care contracts to increase market share and "same-store" net sales growth. A national network of O&P patient-care centers will enable us to negotiate for contracts with any local, regional or national third-party payor seeking a single-source O&P provider.

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

  Expand our O&P Manufacturing and Distribution Operations. Expansion of our patient-care division, including as a result of the acquisition of NovaCare O&P, will increase captive demand for our manufacturing and distribution business. As the volume of our distribution increases, it will allow us to achieve volume discounts in the cost of our distributed products. Our manufacturing division should also benefit from increased net sales at the distribution division by providing proprietary products to meet the increased demand. Our manufacturing efforts will focus on the acquisition and/or development of proprietary, patented products, such as our Lenox Hill knee brace, Charleston Bending Brace, Seattle Foot, Ortho-Mold braces and prosthetic Sabolich Socket.

  Acquire and Integrate O&P Practices in Targeted Geographical Areas Across the United States. Our expansion program is focused on building on our position as a national O&P patient-care network. When identifying patient-care centers for acquisition, we seek to fill gaps strategically in our existing geographic coverage. Typically, acquired practitioners sign multi-year non-compete agreements, receive approximately 50% of acquisition consideration in multi-year seller notes and can earn performance-based stock options and bonuses.

  Develop New O&P Patient-Care Centers in Existing Markets. In addition to acquiring patient-care centers, we intend to open new patient-care centers in existing markets. We plan to pursue this strategy by opening satellite centers in areas where a strong demand for O&P services has been identified. In opening satellite patient-care centers, we minimize up-front investment by utilizing professionals from a nearby existing center on a part-time basis to test the viability of a full-time practice.

  Expand and Improve Operations at Existing and Acquired Patient-Care Centers. As we continue to add patient-care centers, we will be able to improve margins by spreading administrative fixed costs and capital expenditures for state-of-the-art equipment such as CAD/CAM systems. We can also enhance sales by using brand-based marketing programs that are generally not available to practitioners in smaller, independent practices.

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

Patient-Care Centers and Facilities

  As of July 30, 1999, we operated a total of 649 patient-care centers, six distribution facilities and three manufacturing facilities, substantially all of which are leased, as detailed in the following table:

                                             Patient-
                                               Care   Distribution Manufacturing
   Jurisdiction                              Centers   Facilities   Facilities
   ------------                              -------- ------------ -------------
   Alabama..................................    15          -             -
   Arizona..................................    20          -             -
   Arkansas.................................     4          -             -
   California...............................    69          -             -
   Colorado.................................    10          -             -
   Connecticut..............................    17          -             -
   Delaware.................................     2          -             -
   District of Columbia.....................     2          -             -
   Florida..................................    52          1             1
   Georgia..................................    28          1             -
   Illinois.................................    25          1             1
   Indiana..................................    11          -             -
   Iowa.....................................    11          -             -
   Kansas...................................    13          -             -
   Kentucky.................................    10          -             -
   Louisiana................................     8          -             -
   Maryland.................................     8          1             -
   Massachusetts............................    10          -             -
   Michigan.................................     8          -             -
   Minnesota................................    10          -             -
   Mississippi..............................     9          -             -
   Missouri.................................    18          -             -
   Montana..................................     4          -             -
   Nebraska.................................    10          -             -
   Nevada...................................     6          -             -
   New Hampshire............................     5          -             -
   New Jersey...............................    12          -             -
   New Mexico...............................    12          -             -
   New York.................................    37          -             -
   North Carolina...........................    15          -             -
   Ohio.....................................    28          -             -
   Oklahoma.................................    24          -             -
   Oregon...................................     9          -             -
   Pennsylvania.............................    38          -             -
   South Carolina...........................    12          -             -
   South Dakota.............................     3          -             -
   Tennessee................................    19          -             -
   Texas....................................    25          1             -
   Virginia.................................    12          -             -
   West Virginia............................    13          -             -
   Washington...............................     8          -             1
   Wisconsin................................     5          -             -
   Wyoming..................................     2          -             -
                                               ---        ---           ---
     TOTAL..................................   649          6             3
                                               ===        ===           ===

Industry Background

  Orthotics is the design, fabrication, fitting and supervised use of custom-made braces and other devices that provide external support to treat musculoskeletal disorders. Musculoskeletal disorders are ailments of the back, extremities or joints caused by traumatic injuries, chronic conditions, diseases, congenital disorders or injuries resulting from sports or other activities. Prosthetics is the design, fabrication and fitting of custom-made artificial limbs for patients who have lost limbs as a result of traumatic injuries, vascular diseases, diabetes, cancer or congenital disorders.

  Care of O&P patients is part of a continuum of rehabilitation services from diagnosis to treatment and prevention of future injury. This continuum involves the integration of several medical disciplines that begins with the attending physician's diagnosis. Once a course of treatment is determined, the physician, generally an orthopedic surgeon, vascular surgeon or physiatrist, refers a patient to an O&P patient-care service provider for treatment. An O&P practitioner then consults with both the referring physician and the patient to formulate the prescription for and design of, an orthotic or prosthetic device to meet the patient's needs.

  We estimate that the patient-care O&P industry in the United States represented approximately $1.9 billion in sales in 1997. Key trends expected to increase demand for orthopedic rehabilitation services include the following:

    Growing Elderly Population. The growth rate of the over-65 age group is nearly triple that of the under-65 age group. With broader medical insurance coverage, increasing disposable income, longer life expectancy, greater mobility and improved technology and devices, the elderly are expected to seek orthopedic rehabilitation services more often.

    Cost-Effective Reduction in Hospitalization. As public and private payors encourage reduced hospital admissions and reduced length of stay, out-patient rehabilitation is in greater demand. O&P services and devices have enabled patients to become ambulatory more quickly after receiving medical treatment in the hospital. We believe that significant cost savings can be achieved through the early use of O&P services. The provision of O&P services in many cases reduces the need for more expensive treatments, thus representing a cost savings to the third-party payor.

    Growing Physical Health Consciousness. There is a growing emphasis on physical fitness, leisure sports and conditioning, such as running and aerobics, which has led to increased injuries requiring orthopedic rehabilitative services and products. In addition, as the current middle-age population ages, it brings its more active life-style and accompanying emphasis on physical fitness to the over-65 age group. These trends are evidenced by the increasing demand for new devices which provide support for injuries, prevent further or new injuries or enhance physical performance.

    Advancing Technology. The range and effectiveness of treatment options have increased in connection with the technological sophistication of O&P devices. Advances in design technology and lighter, stronger and more cosmetically acceptable materials have enabled the industry to produce new O&P products, which provide greater comfort, protection and patient acceptability. Therefore, treatment can be more effective and of shorter duration, contributing to greater mobility and a more active lifestyle for the patient. As a result of advancing technology, orthotic devices have become more prevalent and visible in many sports, including skiing, running and tennis.

    Need for Replacement and Continuing Care. Because the useful life of most custom fitted and fabricated O&P devices is approximately three to five years, such devices need retrofitting and replacement. There is also an attendant need for continuing patient-care services, which contributes to the increasing demand for orthopedic rehabilitation.

Industry Consolidation

  The O&P patient-care services market is highly fragmented and relatively underpenetrated by multi-site operators. There are an estimated 3,300 certified prosthetists and/or orthotists and approximately 2,850 O&P patient-care centers in the United States. We estimate that we account for approximately 20% of total estimated

O&P patient-care net sales. We do not believe that any other competitor has a market share of more than 5% of total estimated O&P patient-care net sales. We believe that the O&P industry will continue to consolidate as a result of a variety of factors, including: (i) increased pressures from growth in managed care; (ii) demonstrated benefits from economies of scale; and (iii) desire by independent orthotists and prosthetists to focus more on patient care and less on administration.

  Increased Managed Care Penetration. The expanding geographical reach of the large managed care organizations makes it increasingly important for them to contract for their patient-care needs with counterparts who have large, national operations. Managed care companies therefore prefer to contract with a single provider for all their O&P patient-care services. As a result, small independent O&P practices feel pressure to consolidate in order to access managed care referrals.

  Economies of Scale. A significant portion of the cost of O&P services is attributable to the cost of materials used in orthoses and prostheses. Achieving purchase discounts through group purchasing can increase profitability at each patient-care center. In addition, economies of scale provide O&P practices with access to additional capital and personnel which can be used in growing their businesses.

  Financial Liquidity for O&P Practices. The security of a large O&P network is extremely appealing to small providers who desire to reduce the financial and personal liabilities of their businesses. Through consolidation, individual providers are able to realize some financial liquidity while enabling them to continue to provide patient-care services as employees of a national O&P services provider.

Patient-Care Center Administration

  We provide all senior management, accounting, accounts payable, payroll, sales and marketing, human resources and management information systems services for our patient-care centers. By providing these services on a centralized basis, we are able to provide such services to our patient-care centers and practitioners more efficiently and cost-effectively than if such services had to be generated at each center. The centralization of these services also permits our certified practitioners to allocate a greater portion of their time to patient-care activities by reducing the administrative responsibilities of operating the patient-care centers. Billing and collections are handled on a decentralized basis, which we believe enhances collectibility.

  We also develop and implement programs designed to enhance the efficiency of our clinical practices. Such programs include: (i) sales and marketing initiatives to attract new-patient referrals by establishing relationships with physicians, therapists, employers, managed care organizations, hospitals, rehabilitation centers, out-patient clinics and insurance companies; (ii) professional management and information systems to improve efficiencies of administrative and operational functions; (iii) professional-education programs for practitioners emphasizing new developments in the increasingly sophisticated field of O&P clinical therapy; (iv) the regional centralization of fabrication and purchasing activities, which provides overnight access to component parts and products at prices that are typically 25% lower than traditional procurement methods; and (v) access to expensive, state-of-the-art equipment that is financially more difficult for smaller, independent facilities to obtain.

  We believe that the application of sales and marketing techniques is a key element of our operational strategy. Due primarily to the fragmented nature of the industry, the success of an O&P patient-care center has been largely a function of its local reputation for quality of care, responsiveness and length of service in the community. Individual practitioners have relied almost exclusively on referrals from local physicians or physical therapists and typically have not used marketing techniques.

Patient-Care Services

  At July 30, 1999, we provided O&P patient-care services through 649 O&P patient-care centers and approximately 920 patient-care practitioners in 42 states and the District of Columbia. The majority of our practitioners are certified practitioners or candidates for formal certification by the O&P industry certifying boards. Each of our patient-care centers is closely supervised by one or more certified practitioners. The balance of our patient-care practitioners are highly trained technical personnel who assist in the provision of services to patients and fabricate various O&P devices.

  A patient in need of O&P patient-care services is referred to one of our patient-care centers upon a determination by the attending physician of a course of treatment. One of our practitioners then consults with both the referring physician and the patient to formulate the prescription for, and design of, an orthotic or prosthetic device to meet the patient's needs.

  The fitting process involves several stages in order to successfully achieve desired functional and cosmetic results. The practitioner creates a cast and takes detailed measurements of the patient to ensure an anatomically correct fit. All of the prosthetic devices fit by our practitioners are custom designed and fabricated by skilled practitioners who can balance fit, support and comfort. Of the orthotic devices provided by us, a majority are custom designed, fabricated and fit and the balance is prefabricated but custom fit.

  Custom devices are fabricated by our skilled technicians using the castings, measurements and designs made by the practitioner. Technicians use advanced materials and technologies to fabricate a custom device under quality assurance guidelines. After final adjustments to the device by the practitioner, the patient is instructed in the use, care and maintenance of the device. A program of scheduled follow-up and maintenance visits is used to provide post-fitting treatment, including adjustments or replacements as the patient's physical condition and lifestyle change.

  A substantial portion of our O&P services involves treatment of a patient in a non-hospital setting, such as one of our patient-care centers, a physician's office, an out-patient clinic or other facility. In addition, O&P services are increasingly rendered to patients in hospitals, nursing homes, rehabilitation centers and other alternate-site health care facilities. In a hospital setting, the practitioner works with a physician to provide either orthotic devices or temporary prosthetic devices that are later replaced by permanent prostheses.

  We also operate in-patient O&P patient-care centers at The Rusk Institute of Rehabilitation Medicine at the New York University Medical Center in New York, New York, the Harmarville Rehabilitation Center in Pittsburgh, Pennsylvania and the Newington Children's Hospital in Newington, Connecticut.

OPNET

  In 1995, we formed OPNET, a proprietary national preferred provider O&P referral network serving managed care organizations, including HMOs and PPOs. Through this network, managed care organizations can contract for O&P services with any O&P patient-care center in the OPNET network. As of July 30, 1999, OPNET had a network of 793 patient-care centers (653 of which are owned and operated by us) serving 414 managed care plans. We intend to continue OPNET as a vehicle to achieve complete nationwide O&P patient-care coverage, to increase market share and to increase "same-store" sales growth. A national network will enable OPNET to negotiate for contracts with any local, regional or national third-party payor seeking a single-source O&P provider.

Manufacturing and Distribution

  In addition to on-site fabrication of custom O&P devices incidental to the services rendered at its O&P patient-care centers, we manufacture O&P components and finished patient-care products for both the O&P industry and our own patient-care centers. We manufacture components and finished products under various name brands such as Lenox Hill, CASH Brace, Ortho-Mold, Charleston Bending Brace, DOBI-Symplex, Seattle Limb Systems and Sea Fab. The principal products manufactured are prefabricated and custom-made spinal orthoses as well as custom-made and off-the-shelf derotation knee braces. We distribute O&P components and finished patient-care products to the O&P industry and to our own patient-care practices. We inventory over 20,000 items, a majority of which are manufactured by other companies and are distributed by us. During 1998, we acquired Model and Instrument Development Corporation, a manufacturing facility located in Seattle, Washington which operated under the trade name of Seattle Limb Systems and manufactured prosthetic and related equipment.

  The Sabolich Socket is a patented design that presently is only available at our patient-care centers. A socket is the connecting point between a prosthesis and the body of the patient. The Sabolich Socket is a highly

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

contoured flexible socket which has revolutionized both above-knee and below-knee prosthetics. It features anatomically designed channels to accommodate various muscle, bone, tendon, vascular and nerve areas. This unique approach to socket design is generally accepted as superior to previous socket systems.

  Our distribution capability allows our personnel faster access to the products needed to fabricate devices for patients. This is accomplished at competitive prices, as a result of either manufacturing by us or direct purchases by us from other manufacturers. As a result of faster access to products, the length of a patient's treatment in the hospital can be reduced, thereby contributing to health care cost containment.

  Marketing of our manufactured products and distribution services is conducted on a national basis, primarily through approximately 36 sales representatives, catalogues and exhibits at industry and medical meetings and conventions. We direct specialized catalogues to segments of the health care industry, such as orthopedic surgeons and physical and occupational therapists. In addition, we direct our broad-based marketing to the O&P industry and the home health care industry.

  To provide timely custom fabrication and service to its patients, we employ technical personnel and maintain laboratories at each of its patient-care centers. We use advanced computer-aided design and computer-aided machinery ("CAD/CAM") technology to produce precise and uniform products. We have several large, fully staffed central fabrication facilities to service its patient-care centers. These strategically located facilities enable us to fabricate those O&P products that are more easily produced in larger quantities and in a more cost-effective manner, as well as serving as an auxiliary production center for products normally fabricated at individual patient-care centers.

  We have earned a strong reputation within the O&P industry for the development and use of innovative technology in our products which has increased patient comfort and capability, and can significantly shorten the rehabilitation process. The quality of our products and the success of our technological advances have generated broad media coverage, enhancing our brand equity among payors, patients and referring physicians.

  As the only vertically integrated provider of O&P services in the United States, we benefit from our ability to market and deliver O&P products through its patient-care centers. As the patient-care division expands as a result of our acquisition of NovaCare O&P, as well as continued future expansion through the opening of additional satellite offices and additional future acquisitions, it will heighten captive demand for our distribution business. As the nation's largest distributor of O&P components and finished O&P patient-care products, we will receive the profit margin associated with O&P product manufacturing and distribution, reduce the materials cost of our patient-care centers and offer prompt delivery of components and products. Our manufacturing division should also benefit from increased net sales at the distribution division by providing proprietary products to meet the increased demand. Our manufacturing efforts will focus on the acquisition and/or development of proprietary patented products, such as our Lenox Hill knee brace, Charleston Bending Brace, Seattle Foot, Ortho-Mold braces and prosthetic Sabolich Socket. Furthermore, proprietary patented products, which were previously available only at the patient-care centers of either Hanger Orthopedic Group or NovaCare O&P, will, as a result of our acquisition of NovaCare O&P, be hereafter marketed and sold throughout our national network of patient-care centers.

Research & Development

  We will continue to engage actively in O&P product research and development within our current cost parameters. Our manufacturing division currently establishes an annual research and development budget in an amount equal to less than ten percent of the net sales of the manufacturing division for the prior year. This budgeted amount is then divided into two categories, with approximately one-third of such amount being applied to improving existing products manufactured by us and the remaining portion being applied to research and development of new products. Improvements to existing products are made through the use of newer and more

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

advanced materials, as well as through requests by existing purchasers of products who express their willingness to purchase a greater number of such products if requested product improvements are implemented. Thus, improvements to existing products are expected to increase sales of such products, especially to those customers who requested the product improvements.

  Research and development of new products begins with numerous meetings with patient-care practitioners and sales personnel in the O&P industry to identify new product needs. Research and development expenditures for new products are divided between two categories, with a majority of such expenditures applied to new products which have a high probability of successful sales with low technical risk and small development effort to manufacture the product, and with the remaining amount applied to new products which have higher technical risk and a higher risk of failure, but with higher sales potential. Our manufacturing division then reviews the best use of its budgeted funds and technical resources necessary to develop and manufacture all new products in determining which new products will proceed to a product development stage. Budgets are then developed for each new product project and weekly reviews are conducted of the progress, time and cost of each project throughout its development process. The economic viability of each potential new product is tested during the first half of the product development process, and we thereafter continue to pursue the development of those new products that are expected to generate profitable sales.

Acquisitions

  From 1986 to June 1999, Hanger Orthopedic Group acquired over 75 businesses in 31 states and the District of Columbia. From 1992 to June 1999, NovaCare O&P acquired over 90 O&P businesses in 37 states. On July 1, 1999, Hanger Orthopedic Group acquired NovaCare O&P.

  We continue to be engaged in discussions with several O&P companies relating to our possible acquisition of their patient-care centers. Our investigations of these businesses are in the formative stages and no representations can be made as to whether, when or on what terms such possible acquisitions may be effected.

  We consider both operating and financial factors in evaluating prospective acquisitions. Operating factors include high standards of professionalism and patient care, the presence of certified practitioners at each of its facilities and reputation in the O&P industry. Financial factors include earnings and cash flow history and the projected benefits of applying our operating model to the acquired company's patient-care centers. In evaluating acquisitions in geographic areas where we have an established presence, we target businesses that complement our existing network of patient-care centers. In geographic areas where we have not yet established a presence, we generally focus on acquiring strong regional businesses which have multiple patient-care centers and experienced practitioners.

  Our acquisition strategy also includes the retention and support of the existing management of the acquired company, typically through the use of employment contracts containing non-compete provisions generally for a duration of two years after the date of termination of employment, and non-compete agreements from sellers and key personnel generally for a duration of five years from the date of closing of the acquisition, and incentive programs. In addition, acquisition consideration typically consists of 50% cash and 50% unsecured, subordinated promissory notes. Upon the completion of an acquisition, we will integrate the business of the acquired company by: (i) transferring all administrative and financial management responsibilities to our corporate headquarters; (ii) providing all new personnel with compensation and benefit packages and training by our Human Resources Department; and (iii) providing the management of the acquired company with instruction on our latest marketing and sales techniques. Thereafter, we will provide the management and staff of the newly acquired company with financial incentives to induce greater financial performance, with such financial incentives generally being in the form of bonuses based upon the profitability of the office(s) in which such employees perform services and the grant of performance-based stock options to purchase shares of our common stock.

New-Center Development

  In addition to acquired patient-care centers, we develop new satellite patient-care centers in existing markets with underserved demand for O&P services. These satellite centers require less capital to develop than

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

complete O&P centers since the satellite centers usually consist of only a waiting room and patient fitting rooms, but without a fabrication laboratory for creating O&P devices. An O&P practitioner will spend one or two days each week in a satellite center treating those patients who find it inconvenient to visit the O&P practitioner's primary center.

  These satellite centers also tend to receive new patient referrals from hospitals and physicians located near the newly developed center, driving new patient growth and center revenue. While a partial revenue shift occurs from the O&P practitioner's main center to the satellite center because the O&P practitioner is now seeing some of the same patients out of a new center, the additional patient volume in the satellite center increases the O&P practitioner's overall revenue. If demand for O&P services at a satellite center increases beyond the ability of the O&P practitioner to service in one or two days a week, the Company will staff the satellite office on a full-time basis. We estimate that the cost of opening a new satellite patient-care center is approximately $100,000, which includes equipment, leasehold improvements and working capital. We expect a new patient-care center to reach profitability, as measured by EBITDA, within six months to one year of opening. No assurance can be given that we will be successful in achieving these start-up and profitability goals with regard to new patient-care centers.

Reimbursement Sources

  The principal reimbursement sources for our O&P services are: (i) private payor/third-party insurer sources which consist of individuals, private insurance companies, HMOs, PPOs, hospitals, vocational rehabilitation, workers' compensation and similar sources; (ii) Medicare, which is a federally funded health-insurance program providing health insurance coverage for persons aged 65 or older and certain disabled persons; (iii) Medicaid, which is a health-insurance program jointly funded by federal and state governments providing health insurance coverage for certain persons in financial need, regardless of age, and which may supplement Medicare benefits for financially needy persons aged 65 or older; and (iv) the VA, with which Hanger has entered into contracts to provide O&P services.

  Medicare, Medicaid, the VA and certain state agencies, which accounted for approximately 56.8%, 62.0% and 53.7% of our net sales in 1996, 1997 and 1998, respectively (based on a sampling of approximately 75%, 75% and 41% of patient-care centers in 1996, 1997 and 1998, respectively), have set maximum reimbursement levels for payments for O&P services and products. The health care policies and programs of these agencies have been subject to changes in payment and methodologies during the past several years. There can be no assurance that future changes will not reduce reimbursements for O&P services and products from these sources.

  We provide O&P services to eligible veterans pursuant to several contracts with the VA. The VA establishes its reimbursement rates for itemized products and services on a competitive bidding basis. Our contracts with the VA expire in September 1999, with the option to renew for a one- or two-year period. The contracts, awarded on a non-exclusive basis, establish the amount of reimbursement to the eligible veteran if the veteran should choose to use our products and services. Hanger Orthopedic Group has been awarded VA contracts in the past and expects that it will obtain additional contracts when its present agreements expire.

Competition

  The competition among O&P patient-care centers is primarily for referrals from physicians, therapists, employers, HMOs, PPOs, hospitals, rehabilitation centers, out-patient clinics and insurance companies on both a local and regional basis. We believe that distinguishing competitive factors in the O&P industry are quality and timeliness of patient care and, to a lesser degree, charges for services. We compete with others in the industry for trained personnel. To date, however, we have been able to achieve our staffing needs and have experienced a relatively low turnover rate of employees.


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

Government Regulation

 Certification and Licensure

  Most states do not require separate licensure for O&P practitioners. However, several states currently require O&P practitioners to be certified by an organization such as the American Board for Certification.

  The American Board for Certification conducts a certification program for practitioners and an accreditation program for patient-care centers. The minimum requirements for a certified practitioner are a college degree, completion of an accredited academic program, one to four years of residency at a patient-care center under the supervision of a certified practitioner and successful completion of certain examinations. Minimum requirements for an American Board for Certification-accredited patient-care center include the presence of a certified practitioner and specific plant and equipment requirements. While we endeavor to comply with all state licensure requirements, no assurance can be given that we will be in compliance at all times with these requirements.

  We provide services under various contracts to federal agencies. These contracts are subject to regulations governing federal contracts, including the ability of the government to terminate for its convenience.

 Medical Device Regulation

  We manufacture and distribute products that are subject to regulation as medical devices by the Food and Drug Administration ("FDA") under the Federal Food, Drug, and Cosmetic Act and accompanying regulations. We believe that the products we manufacture and/or distribute, including O&P accessories and components, are exempt from FDA's regulations for premarket clearance or approval requirements and from requirements relating to good manufacturing practices: (except for certain recordkeeping and complaint handling requirements). We are required to adhere to regulations regarding adverse event reporting, and are subject to inspection by the FDA for compliance with all applicable requirements. Labeling and promotional materials also are subject to scrutiny by the FDA and, in certain circumstances, by the Federal Trade Commission. Although we have never been challenged by FDA for noncompliance with FDA requirements, no assurance can be given that we would be found to be or to have been in compliance at all times. Noncompliance could result in a variety of civil and/or criminal enforcement actions, which could have a material adverse effect on our business and results of operations.

 Fraud and Abuse

  We are subject to various federal and state laws pertaining to health care fraud and abuse, including antikickback laws, false claims laws, and physician self-referral laws. Violations of these laws are punishable by criminal and/or civil sanctions, including, in some instances, imprisonment and exclusion from participation in federal health care programs, including Medicare, Medicaid, VA health programs and CHAMPUS. We have never been challenged by a governmental authority under any of these laws and believe that, based on this history, our operations are in material compliance with such laws. However, because of the far-reaching nature of these laws, there can be no assurance that one or more of our practices would not be required to alter its practices as a result, or that the occurrence of one or more of these events would not result in a material adverse effect on our business and results of operations.

  Antikickback Laws. Our operations are subject to federal and state antikickback laws. The Federal Health Care Programs Antikickback Statute (section 1128B(b) of the Social Security Act) prohibits persons or entities from knowingly and willfully soliciting, offering, receiving, or paying any remuneration in return for, or to induce, the referral of persons eligible for benefits under a Federal Health Care Program (including Medicare, Medicaid, the VA health programs and CHAMPUS), or the ordering, purchasing or leasing of items or services that may be paid for, in whole or in part, by a Federal Health Care Program. The statute may be violated when

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

even one purpose (as opposed to a primary or sole purpose) of a payment is to induce referrals or other business. The regulations create a small number of "safe harbors." Practices which meet all the criteria of an applicable safe harbor will not be deemed to violate the statute; practices that do not satisfy all elements of a safe harbor do not necessarily violate the statute, although such practices may be subject to scrutiny by enforcement agencies. Several states also have antikickback laws which vary in scope and may apply regardless of whether a Federal Health Care Program is involved.

  These laws may apply to certain of our operations. We have instituted various types of discount programs for individuals or entities that purchase its products and services. We also maintain financial relationships with individuals and entities who may: (i) purchase our products and services; (ii) refer patients to our O&P patient-care centers; or (iii) receive referrals through OPNET. These relationships include, among other things, lease arrangements with hospitals and OPNET participation arrangements. Because some of these arrangements may not satisfy all elements of an applicable safe harbor, they could be subject to scrutiny and challenge under one or more such laws.

  False Claims Laws. We are also subject to federal and state laws prohibiting individuals or entities from knowingly and willfully presenting, or causing to be presented, claims for payment to third-party payors (including Medicare and Medicaid) that are false or fraudulent or are for items or services not provided as claimed. Each of our O&P patient-care centers is responsible for preparation and submission of reimbursement claims to third-party payors for items and services furnished to patients. In addition, our personnel may, in some instances, provide advice on billing and reimbursement for our products to purchasers. While we endeavors to ensure that our billing practices comply with applicable laws, if claims submitted to payors are deemed to be false, fraudulent, or for items or services not provided as claimed, we could face liability for presenting or causing to be presented such claims.

  Physician Self-Referral Laws. We are also subject to federal and state physician self-referral laws. With certain exceptions, the federal Medicare/Medicaid physician self-referral law (the "Stark" law, section 1877 of the Social Security Act) prohibits a physician from referring Medicare and Medicaid beneficiaries to an entity for "designated health services"-- including prosthetics, orthotics and prosthetic devices and supplies--if the physician has either an investment interest in the entity or a compensation arrangement with the entity. An exception is recognized for referrals made to a publicly traded entity in which the physician has an investment interest if the entity's shares are traded on certain exchanges, including the New York Stock Exchange, and had shareholders' equity exceeding $75.0 million for its most recent fiscal year, or on average during the three previous fiscal years. We meet these tests.

 Antitrust

  We are subject to federal and state antitrust laws which prohibit, among other things, the establishment of ventures that result in certain anticompetitive conduct. These laws have been applied to the establishment of certain networks of otherwise competing health care provider. In September 1995, the Antitrust Division of the Department of Justice issued a business review letter which concluded, in part, that the description of OPNET voluntarily furnished to the Department of Justice by us "did not pose any significant competitive issues" and, therefore, Department of Justice "has no present intention of challenging [OPNET]" under federal antitrust law. Although we are not able to assure that the continued operation of OPNET will comply in all respects with the terms specified in the business review letter, noncompliance with these terms does not mean that the antitrust authorities or private parties would challenge the conduct, and we believe that the current operation of OPNET is not anticompetitive and results in significant efficiencies. However, the Department of Justice reserves the right to bring an investigation or proceeding if it determines that OPNET is anticompetitive in purpose or effect. There can be no assurance that the Department of Justice will not bring an investigation or proceeding challenging OPNET (or other aspects of our operations) under these laws, or that such an investigation or proceeding would not result in a material adverse effect on our business and results of operations.

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

Personnel

  None of our employees are subject to a collective-bargaining agreement. We believe that we have satisfactory relationships with its employees and strives to maintain these relationships by offering competitive benefit packages, training programs and opportunities for advancement. The following table summarizes our employees as of July 30, 1999:

        Part-time.........................................................   223
        Full-time......................................................... 3,329
                                                                           -----
          Total........................................................... 3,552

Insurance

  We currently maintain insurance of the type and in the amount customary in the orthopedic rehabilitation industry, including coverage for malpractice liability, product liability, workers' compensation and property damage. Our general liability insurance coverage is $500,000 per incident, with a $25 million umbrella insurance policy. Based on our experience and prevailing industry practices, we believe our coverage is adequate as to risks and amount.

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

                                  MANAGEMENT

  The following table sets forth information with respect to those persons who serve as our executive officers and directors and as executive officers of certain of our subsidiaries:

                                                                         Director
Name                     Age Position                                     Since
----                     --- --------                                    --------
Ivan R. Sabel, CPO......  54 Chairman of the Board, Chief Executive        1986
                              Officer and Director
Ronald G. Hiscock.......  48 President and Chief Operating Officer           --
Richmond L. Taylor......  50 Executive Vice President of Hanger              --
                              Orthopedic Group and Chief Operating
                              Officer of each of Hanger Prosthetics &
                              Orthotics, Inc. and NovaCare O&P (Patient-
                              Care Services)
Richard A. Stein........  40 Executive Vice President, Chief Financial       --
                              Officer, Secretary and Treasurer
James G. Cairns, Jr.....  61 President and Chief Operating Officer of        --
                              Seattle Orthopedic Group, Inc.
                              (Manufacturing)
Ron May.................  52 President and Chief Operating Officer of        --
                              Southern Prosthetic Supply, Inc.
                              (Distribution)
Jeffrey L. Martin.......  45 Vice President of OPNET, Inc.                   --
Mitchell J. Blutt,        42 Director                                      1989
 M.D....................
Edmond E. Charrette,      64 Director                                      1996
 M.D.(1)................
Thomas P. Cooper,         55 Director                                      1990
 M.D.(2)................
Robert J. Glaser,         80 Director                                      1993
 M.D.(1)................
James G. Hellmuth(2)....  76 Director                                      1990
Risa J. Lavizzo-Mourey,   44 Director                                      1998
 M.D....................
William L.                78 Director                                      1991
 McCulloch(1)...........
H.R. Thranhardt, CPO....  59 Director                                      1996

--------
(1) Member of Compensation Committee of the Board of Directors
(2) Member of Audit Committee of the Board of Directors

  Ivan R. Sabel, CPO, has been Chairman of the Board of Directors and Chief Executive Officer of Hanger Orthopedic Group since August 1995 and was President of Hanger Orthopedic Group from November 1987 to July 1, 1999. Mr. Sabel also served as the Chief Operating Officer of Hanger Orthopedic Group from November 1987 until August 1995. Prior to that time, Mr. Sabel had been Vice President--Corporate Development from September 1986 to November 1987. Mr. Sabel was the founder, owner and President of Capital Orthopedics, Inc. from 1968 until that company was acquired by Hanger Orthopedic Group in 1986. Mr. Sabel is a Certified Prosthetist and Orthotist ("CPO"), a member of the Board of Directors of the American Orthotic and Prosthetic Association ("AOPA"), a former Chairman of the National Commission for Health Certifying Agencies, a former member of the Strategic Planning Committee and a current member of the Veterans Administration Affairs Committee of AOPA and a former President of the American Board for Certification in Orthotics and Prosthetics. Mr. Sabel also serves on the Board of Directors of Mid-Atlantic Medical Services, Inc., a company engaged in the health care management services business.

  Ronald G. Hiscock was the President and Chief Executive Officer of NovaCare O&P from July 1998 until July 1, 1999, when he became the President and Chief Operating Officer of Hanger Orthopedic Group. Previously, Mr. Hiscock was President and General Manager of NovaCare's Outpatient Division from February 1996 and had been President and General Manager of the NovaCare O&P and NovaCare's Outpatient Division from April 1995 to February 1996. He also served as Vice President of Operations (1994 to 1995) and East Region President (1992 to 1994) for NovaCare O&P. Prior to joining NovaCare, he spent 23 years in senior management positions with Sears Roebuck & Company and Montgomery Ward.

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

  Richmond L. Taylor was the Executive Vice President and Chief Operating Officer of NovaCare O&P until July 1, 1999, when he became an Executive Vice President of Hanger Orthopedic Group and Chief Operating Officer of each of Hanger Prosthetics & Orthotics, Inc. and NovaCare O&P, the two wholly-owned subsidiaries of Hanger Orthopedic Group which operate all of our patient-care centers. Previously, Mr. Taylor served as the Regional Vice President of NovaCare O&P for the West Region since 1989. Prior to joining NovaCare, Mr. Taylor spent 20 years in the health care industry in a variety of management positions including Regional Manager at American Hospital Supply Corporation, Vice President of Operations at Medtech, Vice President of Sales at Foster Medical Corporation and Vice President of Sales at Integrated Medical Systems.

  Richard A. Stein is the Executive Vice President and Chief Financial Officer of Hanger Orthopedic Group. Mr. Stein has served in that capacity, as well as serving as its Secretary and Treasurer, since April 1987. Mr. Stein was also the President of Greiner & Saur Orthopedics, Inc., a former subsidiary of Hanger Orthopedic Group, from April 1987 until November 1989. Mr. Stein is a Certified Public Accountant and was employed by PricewaterhouseCoopers LLP from September 1982 until he joined us in 1987.

  James G. Cairns, Jr. has served as the President and Chief Operating Officer of Seattle Orthopedic Group, Inc., a wholly-owned subsidiary of Hanger Orthopedic Group that designs, manufactures and distributes orthotic and prosthetic products, since our acquisition of Model and Instrument Development Corporation in August 1998, of which he had served as the President and Chief Executive Officer since 1992.

  Ron May has been the President and Chief Operating Officer of Southern Prosthetic Supply, Inc., a wholly-owned subsidiary of Hanger Orthopedic Group that distributes orthotic and prosthetic products, since December 1998. From January 1984 to December 1998, Mr. May was Executive Vice President of the distribution division of J.E. Hanger, Inc. of Georgia until we acquired that company in November 1996.

  Jeffrey L. Martin has been the Vice President of OPNET, our preferred provider network of O&P service professionals, since October 1995. In addition to being responsible for the recruitment of OPNET members and the planning and implementation of OPNET member services Mr. Martin directs the solicitation and management of OPNET managed care contracts. From 1984 until joining Hanger Orthopedic Group in 1995, Mr. Martin was Director of Marketing for the Ohio Willow Wood Company, a manufacturer of prosthetic components.

  Mitchell J. Blutt, M.D. has served as an Executive Partner of Chase Capital Partners (and its predecessor organizations), the $7 billion private capital investment fund of The Chase Manhattan Bank (and its predecessor corporations), since June 1991. He joined that firm in July 1987 and became a General Partner in June 1988. Dr. Blutt participates in the overall management of Chase Capital Partners, is responsible for venture capital strategy and directs all health care investing for Chase Capital Partners. In addition to being the Executive Partner of Chase Capital Partners, Dr. Blutt is an Adjunct Assistant Professor of Medicine at the New York Hospital/Cornell Medical Center. Prior to joining Chase Capital Partners and Cornell, Dr. Blutt was a Robert Wood Johnson Foundation Fellow at the University of Pennsylvania School of Medicine and the Wharton School. In addition to Hanger Orthopedic Group, Dr. Blutt currently serves on the Boards of Directors of Senior Psychology Services Corporation, Utilimed, Inc., Vista HealthCare Asian Pte Ltd., Fisher Scientific Corporation, Cove Healthcare Group, La Petite Academy, Inc., DonJoy, L.L.C., IBC Health Care, China and Medical Arts Press. In addition, Dr. Blutt currently serves on the Investment Committees of Cassandra Chase Entertainment Partners and IMG/Chase Sports Fund as well as the Advisory Boards of Dubilier & Co. Fund, DS Polaris Fund, Israel and The Tinicum Fund.

  Edmond E. Charrette, M.D. is the co-founder and Chairman of Health Resources Corporation (principally engaged in occupational medicine services). He also is a General Partner of Ascendant Healthcare International (an investment group with equity investments in the Latin American health care sector) and serves as a director and the President of Latin Healthcare Investment Management Co., LLC (a group composed of Ascendant Healthcare International and The Global Environmental Fund which manages and directs the investment activities of the Latin Healthcare Investment Fund).

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

  Thomas P. Cooper, M.D. has been employed as the President and Chief Executive Officer of Cove Healthcare, providing portable diagnostic services to long term care facilities, since January 1997. From May 1989 to January 1997, Dr. Cooper served as the President and Chief Executive Officer of Mobilex U.S.A., a provider of portable diagnostic services to long-term care facilities.

  Robert J. Glaser, M.D. was the Director for Medical Science and a Trustee of the Lucille P. Markey Charitable Trust, which provided major grants in support of basic biomedical research, from 1984 to June 1997. He is a Consulting Professor of Medicine Emeritus at Stanford University, where he served as the Dean of the School of Medicine from 1965 to 1970.

  James G. Hellmuth formerly served as a director of BT Capital Corporation, an affiliate of Bankers Trust New York Corporation, as well as a part-time consultant to Chase Capital Partners. He has been a Commissioner of the Port Authority of New York and New Jersey since 1969. In addition, Mr. Hellmuth was a Managing Director of Bankers Trust Company from 1972 to 1988.

  Risa J. Lavizzo-Mourey, M.D., has been the Sylvan Eisman Professor of Medicine at the University of Pennsylvania School of Medicine since July 1997 and has served as the Director of the Institute on Aging at the University of Pennsylvania since December 1995. From February 1998 to present, Dr. Lavizzo-Mourey has served as a Member of the Institute of Medicine; from August 1996 to present, on the American Board of Internal Medicine; and from March 1995 to present, on the Board of Regents of the American College of Physicians.

  Brigadier General William L. McCulloch, USMC (Ret.), is the President of AC&MS, a communications and marketing firm. Previously, General McCulloch was, for 12 years, the Executive Director of the three associations in the orthotic and prosthetic profession, i.e., the American Orthotic and Prosthetic Association, the American Board for Certification in Orthotics and Prosthetics, and the American Academy of Orthotists and Prosthetics.

  H.E. Thranhardt, CPO, is the former President and Chief Executive Officer of J.E. Hanger, Inc. of Georgia. He served in that capacity from January 1, 1977 to November 1, 1996, on which date that company was acquired by Hanger Orthopedic Group. Mr. Thranhardt, who commenced his employment with J.E. Hanger, Inc. of Georgia in 1958, has occupied leadership positions in numerous professional O&P associations, including Chairman of the Board of the Orthotics and Prosthetics National Office in 1994 and 1995, President of the American Orthotics and Prosthetics Association in 1992 and 1993, President of the American Board for Certification in Orthotics and Prosthetics in 1979 and 1980 and President of The American Academy of Orthotics and Prosthetics in 1976 and 1977.

Employment Agreements and Arrangements

  The employment and non-compete agreements, dated as of April 29, 1999, between Hanger Orthopedic Group and Ivan R. Sabel, Chairman and Chief Executive Officer, and Richard A. Stein, Executive Vice President, Chief Financial Officer, Secretary and Treasurer, provide for the continuation of their employment in those positions for a period of five years. Pursuant to those agreements, Mr. Sabel's annual base compensation is $495,000, plus performance related bonuses. Mr. Sabel was granted an option to purchase 150,000 shares of our common stock as of the date of his employment agreement for an exercise price of $14.75 per share, which was the closing sale price of our common stock on the date of the employment agreement. Mr. Sabel also will be granted an option to purchase 100,000 shares of our common stock on each of the first, second and third anniversaries of his employment in the event we achieve certain targeted results of operations, with the exercise price of such stock options to be equal to the then current market price of the our common stock on the date of grant. All such stock options will become exercisable at the rate of 25% of the shares underlying each option per year, beginning at the end of the first year following the date of grant of each option.

  Mr. Sabel's employment agreement also contains non-compete provisions which provide that upon the termination of his employment either voluntarily or for cause (as defined in the agreement), Mr. Sabel will be restricted from engaging in the O&P industry anywhere in the United States for a period of 24 months from the date of termination.

  Mr. Stein's arrangement is similar to Mr. Sabel's, except that his base salary is $325,000. An option to purchase 75,000 shares of our common stock was granted to him as of the date of his employment agreement for an exercise price of $14.75 per share, which was the closing sale price of our common stock on the date of the employment agreement. An additional option to purchase 50,000 shares will be granted on each of the first, second and third anniversaries of his employment in the event we achieve the applicable certain targeted results of operations, with the exercise price of such stock options to be equal to the then current market price of the our common stock on the date of grant. His non-compete will be for a period of 18 months within the O&P industry in the United States.

  Ronald G. Hiscock and Richmond L. Taylor entered into five-year employment agreements with Hanger Orthopedic Group that became effective upon effectiveness of our acquisition of NovaCare O&P on July 1, 1999, with Mr. Hiscock serving as the President and Chief Operating Officer of Hanger Orthopedic Group and Mr. Taylor serving as an Executive Vice President and the Chief Operating Officer of our patient-care services subsidiaries. Mr. Hiscock's arrangement will be similar to Mr. Sabel's with respect to annual bonus compensation and percentages, severance compensation and non-compete provisions, except that Mr. Hiscock's annual base compensation is $400,000 and he was granted an option to purchase 225,000 shares of our common stock for an exercise price of 14.1875 per share, which was the closing sale price of our common stock on July 1, 1999. Mr. Hiscock will be granted an option to purchase 66,666 shares of our common stock on each of the first, second and third anniversaries of his employment in the event we achieve certain targeted results of operations, with the exercise price of such stock options to be equal to the then current market price of the our common stock on the date of grant. All such stock options will become exercisable at the rate of 25% of the shares underlying each option per year, beginning at the end of the first year following the date of grant of each option.

  Mr. Taylor's arrangement is similar to Mr. Stein's with respect to base salary, annual bonus compensation and percentages, severance compensation and non-compete provisions, except that Mr. Taylor was granted an option to purchase 150,000 shares of common stock for an exercise price of $14.1875 per share, which was the closing sale price of the common stock on that date. Mr. Taylor was granted an option to purchase 46,666 shares of common stock on each of the first, second and third anniversaries of his employment in the event we achieve certain targeted results of operations, with the exercise price of such stock options to be equal to the then current market price of the common stock on the date of grant. All such stock options will become exercisable at the rate of 25% of the shares underlying each option per year, beginning at the end of the first year following the date of grant of each option.

  On May 14, 1999, we issued to certain employees options to purchase a total of 203,500 shares of common stock at an average exercise price of $16.50 per share in accordance with our normal practice of annually granting options to employees. We also entered into agreements with ten employees of NovaCare O&P on July 1, 1999 providing for the grant to them of options to purchase a total of 220,000 shares of common stock at an exercise price per share of $14.1875, which was the closing sale price thereof on that date.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the number of shares of our common stock beneficially owned as of July 16, 1999 by: (i) each person we know to be the beneficial owner of 5% or more of such class of securities, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group.

                                                    Number of      Percent of
         Directors, Executive Officers              Shares of      Outstanding
              and 5% Stockholders                Common Stock(1) Common Stock(1)
         -----------------------------           --------------- ---------------
The TCW Group, Inc.(2).........................      986,730          5.24%
Chase Equity Associates, L.P.(3)...............      796,040           4.19
Mitchell J. Blutt, M.D.(4).....................            -              -
Thomas P. Cooper, M.D.(5)......................       29,250              *
Edmond E. Charrette, M.D.(6)...................       27,500              *
Robert J. Glaser, M.D.(7)......................       28,500              *
James G. Hellmuth(8)...........................       22,750              *
Risa J. Lavizzo-Mourey, M.D.(9)................        3,250              *
Brigadier General William L. McCulloch (USMC
 Retired)(10)..................................       25,500              *
Ivan R. Sabel, CPO(11).........................      141,719              *
H.E. Thranhardt, CPO(12).......................      380,025           2.01
Richard A. Stein(13)...........................       68,106              *
All directors and executive officers as a group
 (10 persons)(14)..............................      714,100           3.75

--------
 *  Represents less than 1% of the outstanding shares.
 (1) Assumes in the case of each stockholder listed in the above list that all presently exercisable warrants or options held by such stockholder were fully exercised by such stockholder, without the exercise of any warrants or options held by any other stockholders.
 (2) The address of The TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, California 90017.
 (3) Excludes 830,649 shares subject to exercisable warrants to purchase shares from Hanger Orthopedic Group. Reference is made to note (4) below for information relating to one of our directors that is affiliated with Chase Equity Associates, L.P. The address of Chase Equity Associates and its sole general partner, Chase Capital Partners, is 380 Madison Avenue (12th Floor), New York, New York 10017. Chase Equity Associates, L.P. purchased $50 million of 7% Redeemable Preferred Stock from Hanger Orthopedic Group on July 1, 1999. If approved by our stockholders in the future, we plan to make such stock convertible into non-voting common stock at a conversion price of $16.50 per share, subject to adjustment. If the 7% Redeemable Preferred Stock owned by Chase Equity Associates, L.P. were to be made convertible and were converted into 3,030,303 shares of non-voting common stock, the total number of shares of common stock (including both voting and non-voting common stock) beneficially owned by Chase Equity Associates, L.P. would be 4,656,992, or 20.38% of the then outstanding shares. The amount reported above does not include the common stock into which such shares of 7% Redeemable Preferred Stock may be convertible.
 (4) Does not include the shares reported above as owned by Chase Equity Associates, L.P. Dr. Blutt is an Executive Partner of Chase Capital Partners, the sole general partner of Chase Equity Associates, L.P. He disclaims beneficial ownership of the shares beneficially owned by Chase Equity Associates, L.P., except to the extent that he has a pecuniary interest.
 (5) Includes 22,750 shares subject to exercisable options to purchase shares from us and excludes 7,500 shares subject to unvested options that have not yet become exercisable.
 (6) Includes 7,500 shares subject to exercisable options to purchase shares from us and excludes 7,500 shares subject to unvested options that have not yet become exercisable.
 (7) Includes 7,500 shares subject to exercisable options to purchase shares from us and excludes 7,500 shares subject to unvested options that have not yet become exercisable.
 (8) Includes 22,500 shares subject to exercisable options to purchase shares from us and excludes 7,500 shares subject to unvested options that have not yet become exercisable.
 (9) Includes 1,250 shares subject to exercisable options to purchase shares from us and excludes 3,750 shares subject to unvested options that have not yet become exercisable.
(10) Includes 15,000 shares subject to exercisable options to purchase shares from us and excludes 7,500 shares subject to unvested options that have not yet become exercisable.
(11) Includes 33,500 shares subject to exercisable options to purchase shares from us and excludes 442,250 shares subject to unvested options that have not yet become exercisable.
(12) Consists of 184,027 shares owned directly by Mr. Thranhardt, 103,750 shares subject to exercisable options to purchase shares from us, 35,543 shares owned indirectly by him as trustee for members of his family, and 56,705 shares owned indirectly by him as general partner of a family partnership; does not include 56,250 shares subject to unvested options that have not yet become exercisable.
(13) Includes 16,500 shares subject to exercisable options to purchase shares from us and excludes a total of 203,750 shares subject to unvested options that have not yet become exercisable.
(14) Includes a total of 250,250 shares subject to exercisable options held by our directors and executive officers to purchase shares from us and excludes a total of 743,500 shares subject to unvested options held by such persons that have not yet become exercisable.

                              THE EXCHANGE OFFER

BACKGROUND

  We originally sold the outstanding 11 1/4% Senior Subordinated Notes due 2009 on June 16, 1999 in a transaction exempt from the registration requirements of the Securities Act. Deutsche Banc Alex. Brown, Chase Securities Inc. and Paribas Corporation, as the initial purchasers, subsequently resold the notes to qualified institutional buyers in reliance on Rule 144A and under Regulation S under the Securities Act. As of the date of this prospectus, $150.0 million aggregate principal amount of unregistered notes are outstanding.

  Hanger Orthopedic Group and the initial purchasers of the outstanding notes entered into a registration rights agreement under which we agreed that we would, at our own cost,

    . file an exchange offer registration statement under the Securities Act within 60 days after June 16, 1999, the original issue date of the old notes, and

    . use our reasonable best efforts to cause the exchange offer registration statement to become effective under the Securities Act at the earliest possible time, but no later than 125 days following June 16, 1999.

  The summary in this prospectus of provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

RESALE OF THE NEW NOTES

  Based on no-action letters issued by the staff of the Securities and Exchange Commission to third parties, we believe that a holder of old notes, but not a holder who is an affiliate of Hanger Orthopedic Group within the meaning of Rule 405 of the Securities Act, who exchanges old notes for new notes in the exchange offer, generally may offer the new notes for resale, sell the new notes and otherwise transfer the new notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. We also believe that a holder may offer, sell or transfer the new notes only if the holder acquires the new notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the new notes.

  Any holder of old notes using the exchange offer to participate in a distribution of new notes cannot rely on the no-action letters referred to above. This includes a broker-dealer that acquired old notes directly from Hanger Orthopedic Group, but not as a result of market-making activities or other trading activities. Consequently, the holder must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements.

  Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of new notes received in exchange for old notes. The letter of transmittal which accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as it may be amended from time to time, in connection with resales of new notes it receives in exchange for old notes in the exchange offer. We will make this prospectus available to any participating broker-dealer in connection with any resale of this kind for a period of 30 days after the expiration date of the exchange offer. See "Plan of Distribution."

  Each holder of the old notes who wishes to exchange old notes for new notes in the exchange offer will be required to represent and acknowledge, for the holder and for each beneficial owner of such old notes, whether or not the beneficial owner is the holder, in the letter of transmittal that:

    . the new notes to be acquired by the holder and each beneficial owner, if any, are being acquired in the ordinary course of business,

    . neither the holder nor any beneficial owner is an affiliate, as defined in Rule 405 of the Securities Act, of Hanger Orthopedic Group or any of its subsidiaries,

    . any person participating in the exchange offer with the intention or purpose of distributing new notes received in exchange for old notes, including a broker-dealer that acquired old notes directly from Hanger Orthopedic Group, but not as a result of market-making activities or other trading activities, cannot rely on the no-action letters referenced above and must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale of the new notes acquired by such person,

    . if the holder is not a broker-dealer, the holder and each beneficial owner, if any, are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in any distribution of the new notes received in exchange for old notes, and

    . if the holder is a broker-dealer that will receive new notes for the holder's own account in exchange for old notes, the old notes to be so exchanged were acquired by the holder as a result of market-making or other trading activities and the holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes received in the exchange offer. However, by so representing and acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

SHELF REGISTRATION STATEMENT

  If applicable law or interpretations of the staff of the SEC are changed so that the new notes received by holders who make all of the above representations in the letter of transmittal are not or would not be, upon receipt, transferrable by each such holder without restriction under the Securities Act, we will, at our cost:

    . file a shelf registration statement covering resales of the old notes,

    . use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act at the earliest possible time, and

    . use our reasonable best efforts to keep effective the shelf registration statement until the earlier of two years after June 16, 1999, or the time when all of the applicable old notes are no longer outstanding.

  We will, if and when we file the shelf registration statement, provide to each holder of the old notes copies of the prospectus which is a part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take other actions as are required to permit unrestricted resales of the old notes. A holder that sells old notes pursuant to the shelf registration statement generally must be named as a selling security-holder in the related prospectus and must deliver a prospectus to purchasers, will be subject to civil liability provisions under the Securities Act in connection with these sales and will be bound by the provisions of the registration rights agreement which are applicable to the holder, including certain indemnification obligations. In addition, each holder of old notes must deliver information to be used in connection with the shelf registration statement and provide comments on the shelf registration statement in order to have its old notes included in the shelf registration statement and benefit from the provisions regarding any liquidated damages described below.

INCREASE IN INTEREST RATE

  If we are required to file the shelf registration statement and

  (1)either

    . the shelf registration statement has not become effective or been declared effective on or before the 125th calendar day following June 16, 1999, or

    . the shelf registration statement has been declared effective and such shelf registration statement ceases to be effective, except as specifically permitted in the registration rights agreement, without being succeeded promptly by an additional registration statement filed and declared effective, or

  (2) the shelf registration statement fails to become effective, the interest rate borne by the old notes will be increased in accordance with the following table:

                                                         INITIAL INCREASE
                   EVENT                                 IN INTEREST RATE
                   -----                                 ----------------
1. Shelf registration statement not         0.5% per annum for the first 90 days
 declared effective on or prior to 125th    immediately following this 125 day period,
 day following June 16, 1999 or shelf       such interest rate increasing by an
 registration statement ceases to be        additional 0.5% at the beginning of each
 effective                                  subsequent 90-day period
2. Shelf registration statement has been    Additional 0.5% per annum for the first 90
 declared effective but ceased to be        days commencing on the day such shelf
 effective on or before two years after     registration statement ceases to be
 June 16, 1999                              effective, such interest rate increasing by
                                            an additional 0.5% at the beginning of each
                                            subsequent 90-day period

However, in no event will the interest rate borne by the outstanding notes be increased by an aggregate of more than 1.0%.

  The sole remedy available to the holders of the old notes will be the immediate assessment of cash interest on the old notes as described above. Any amounts of additional interest due as described above will be payable in cash on the same interest payments dates as the old notes.

TERMS OF THE EXCHANGE OFFER

  Upon the exchange offer registration statement being declared effective, we will offer the new notes in exchange for surrender of the old notes. We will keep the exchange offer open for at least 30 days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to the holders of the old notes.

  Upon the terms and subject to the conditions contained in this prospectus and in the letter of transmittal which accompanies this prospectus, we will accept any and all old notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue an equal principal amount of new notes in exchange for the principal amount of old notes accepted in the exchange offer. Holders may tender some or all of their old notes under the exchange offer. Old notes may be tendered only in integral multiples of $1,000.

  The form and terms of the new notes will be the same as the form and terms of the old notes except that:

    . the new notes will have been registered under the Securities Act and therefore will not bear legends restricting their transfer, and

    . the new notes will not contain certain terms providing for an increase in the interest rate on the old notes under specific circumstances which are described in the registration rights agreement.

  The new notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture governing the old notes.

  In connection with the exchange offer, holders of old notes do not have any appraisal or dissenters' rights under law or the indenture governing the old notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission related to such offers.

  We shall be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice of acceptance to U.S. Bank Trust National Association, exchange agent for the exchange offer. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us.

  If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events specified in this prospectus or if old notes are submitted for a greater principal amount than the holder desires to exchange, the certificates for the unaccepted old notes will be returned without expense to the tendering holder. If old notes were tendered by book-entry transfer in the exchange agent account at The Depository Trust Company in accordance with the book-entry transfer procedures described below, these non-exchanged old notes will be credited to an account maintained with The Depositary Trust Company as promptly as practicable after the expiration date of the exchange offer.

  We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "--Fees and Expenses." Holders who tender old notes in the exchange offer will therefore not need to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes in the exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The expiration date of the exchange offer is 5:00 p.m., New York City time,
on September   , 1999, unless we, in our reasonable discretion, extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended.

  In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement of the extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  We reserve the right, in our reasonable discretion:

    . to delay accepting any old notes, to extend the exchange offer or to terminate the exchange offer if, in our reasonable judgement, any of the conditions described below under "--Conditions" shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent, or

    .  to amend the terms of the exchange offer in any manner.

  We will promptly announce any such event making a timely release to Dow Jones News Service and may or may not do so by other means as well.

PROCEDURES FOR TENDERING

  You may tender your own old notes in the exchange offer. To tender in the exchange offer, a holder must do the following:

    . complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal,

    . have the signatures thereon guaranteed if required by the letter of transmittal, and

    . except as discussed in "--Guaranteed Delivery Procedures," mail or otherwise deliver the letter of transmittal, or facsimile, together with the old notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

  The exchange agent must receive the old notes, a completed letter of transmittal and all other required documents at the address listed below under "--Exchange Agent" before 5:00 p.m., New York City time, on the expiration date for the tender to be effective. You may deliver your old notes by using the book-entry transfer procedures described below, as long as the exchange agent receives confirmation of the book-entry transfer before the expiration date.

  The Depository Trust Company has authorized its participants that hold old notes on behalf of beneficial owners of old notes through The Depository Trust Company to tender their old notes as if they were holders. To effect a tender of old notes, The Depository Trust Company participants should either:

  (1) complete and sign the letter of transmittal (or a manually signed facsimile of the letter), have the signature thereon guaranteed if required by the instructions to the letter of transmittal, and mail or deliver the letter of transmittal (or the manually signed facsimile) to the exchange agent according to the procedure described in "Procedures for Tendering" or

  (2) transmit their acceptance to The Depository Trust Company through its automated tender offer program for which the transaction will be eligible and follow the procedure for book-entry transfer its described in "--Book-Entry Transfer."

  By tendering, each holder will make the representations contained in the fourth paragraph above under the heading "--Resale of the New Notes." Each participating broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

  The tender by a holder and the acceptance of the tender by us will constitute the agreement between the holder and us set forth in this prospectus and in the letter of transmittal.

  THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, HOLDERS SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES OR BOOK-ENTRY CONFIRMATION SHOULD BE SENT TO HANGER ORTHOPEDIC GROUP. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS ON THEIR BEHALF.

  Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal. If the beneficial owner wishes to tender on his own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering such beneficial owner's old notes, either make appropriate arrangements to register ownership of the old notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

  Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution (within the meaning of Rule 17A d-5 under the Exchange Act) unless the old notes are tendered:

    . by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

    .  for the account of an eligible guarantor institution.

  If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution.

  If a letter of transmittal is signed by a person other than the registered holder of any old notes listed in the letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power and signed by the registered holder as the registered holder's name appears on the old notes.

  If a letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

  Promptly after the date of this prospectus, the exchange agent will establish a new account or utilize an existing account with respect to the old notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the exchange offer. Subject to the establishment of the accounts, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer the old notes into the exchange agent's account with respect to the old notes in accordance with that facility's procedures. Although delivery of the old notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, an appropriate letter of transmittal properly completed and duly executed or an agent's message with any required signature guarantee and all other required documents the exchange agent at its address listed below on or before the expiration date of the exchange offer, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

  The term "agent's message" means a message transmitted by The Depositary Trust Company to, and received by, the exchange agent, which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the old notes stating:

    . the aggregate principal amount of old notes which have been tendered by such participant,

    . that such participant has received and agrees to be bound by the term of the letter of transmittal and

    .  that we may enforce such agreement against the participant.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered old notes and withdrawal of tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes if our acceptance would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on everyone. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within a period of time that we determine.

  Neither Hanger Orthopedic Group, the exchange agent nor any other person shall incur any liability for failure to give notice of any defect or irregularity with respect to any tender of old notes. Tenders of old notes will not be deemed to have been made until the defects or irregularities mentioned above have been cured or waived. Any old notes received by the exchange agent that are deffectively tendered and the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

GUARANTEED DELIVERY PROCEDURES

A holder who wishes to tender its old notes and:

    .  whose old notes are not immediately available,

    . who cannot deliver the holder's old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or

    . who cannot complete the procedures for book-entry transfer, before the expiration date,

    may effect a tender if:

    .  the tender is made through an eligible guarantor institution,

    . before the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery containing the name and address of the holder, the certificate number(s) of the old notes and the principal amount of old notes tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal (or facsimiles thereof) together with the certificate(s) representing the old notes (or a confirmation of book-entry transfer of the old notes into the exchange agent's account at the book-entry transfer facility), and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

    . the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered old notes in proper form for transfer or a confirmation of book-entry transfer of such old notes into the exchange agent's account at the book-entry transfer facility, and all other documents required by the letter of transmittal.

WITHDRAWAL OF TENDERS

  Except as otherwise provided in this prospectus, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

  To withdraw a tender of old notes in the exchange offer, a letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth below prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

    . specify the name of the person having deposited the old notes to be withdrawn,

    . identify the old notes to be withdrawn including the certificate number(s) and principal amount of such old notes or, in the case of old notes transferred by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited and otherwise comply with the procedures of the transfer agent,

    . be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture governing the old notes register the transfer of the old notes into the name of the person withdrawing the tender, and

    . specify the name in which any such old notes are to be registered, if different from that of the person who deposited the notes.

    If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, before the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution.

  All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us, which determination will be final and binding on everyone. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no new notes will be issued, unless the old notes so withdrawn are validly retendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to the holder of the notes without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time before the expiration date.

CONDITIONS

  Despite any other term of the exchange offer, we shall not be required to accept for exchange, or exchange new notes for, any old notes and may terminate the exchange offer as provided in this prospectus before the acceptance of the old notes, if:

    . any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries,

    . any law, statute, rule or regulation is proposed, adopted or enacted, which in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us, or

    . any governmental approval has not been obtained, which approval we reasonably deem necessary for the consummation for the exchange offer as contemplated by this prospectus.

  The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the above rights will not be deemed a waiver of such right and such right will be deemed an ongoing right which may be asserted at any time and from time to time.

    If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

    . refuse to accept any old notes and return all tendered old notes to the tendering holders,

    . extend the exchange offer and retain all old notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these old notes (See "--Withdrawal of Tenders" above), or

    . waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes which have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

EXCHANGE AGENT

  U.S. Bank Trust, National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to U.S. Bank Trust addressed as follows:

                         For Information by Telephone:
                                (800) 934-6802

                    By Hand or Overnight Delivery Service:
                     U.S. Bank Trust National Association
                              180 East 5th Street
                              St. Paul, MN 55101
                     Attention: Specialized Finance Dept.
                          By Facsimile Transmission:
                                (651) 244-1537
                           (Telephone Confirmation)
                                (651) 244-5011

  U.S. Bank Trust also acts as trustee under the indenture governing the notes.

FEES AND EXPENSES

  We will bear the expenses of soliciting tenders. We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing the services.

  The cash expenses to be incurred in connection with the exchange offer will be paid by us. Such expenses include fees and expenses of U.S. Bank Trust as exchange agent and as trustee under the indenture governing the notes, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

  The new notes will be recorded at the same carrying value as the old notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The expenses of the exchange offer and the unamortized expenses related to the issuance of the old notes will be amortized over the term of the notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Holders of old notes who are eligible to participate in the exchange offer but who do not tender their old notes will not have any further registration rights, and their old notes will continue to be subject to restrictions on transfer. Accordingly, such old notes may be resold only:

    . to Hanger Orthopedic Group, upon redemption of these notes or otherwise,

    . so long as the old notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A,

    . in accordance with Rule 144 under the Securities Act, or under another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us,

    . outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or

    .  under an effective registration statement under the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.

REGULATORY APPROVALS

  We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

OTHER

  Participation in the exchange offer is voluntary and holders of old notes should carefully consider whether to accept the terms and condition of this offer. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the exchange offer.

   DESCRIPTION OF THE NEW CREDIT FACILITY AND THE REDEEMABLE PREFERRED STOCK

New Credit Facility

  The description set forth below does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms and conditions of the new credit facility. Capitalized terms used but not otherwise defined in the following discussion have the meaning ascribed to them in the new credit facility.

  The new credit facility was provided on July 1, 1999 by a syndicate of banks and other financial institutions led by The Chase Manhattan Bank, as administrative agent and collateral agent, Chase Securities Inc., as lead arranger, Bankers Trust Company, as syndication agent, and Paribas, as documentation agent. The new credit facility provides senior secured financing of up to $300 million, consisting of a $100 million tranche A term facility and a $100 million revolving credit facility, each with a maturity of six years, and a $100 million tranche B term facility with a maturity of seven years and six months.

  The tranche A term facility, the tranche B term facility and the revolving credit facility initially bear interest (subject to performance based stepdowns applicable to the tranche A term facility and the revolving credit facility) at a rate equal to LIBOR plus (a) in the case of the tranche A term facility and the revolving credit facility, 2.5% or, at our option, the alternate base rate (as defined in the new credit facility) plus 1.5% or (b) in the case of the tranche B term facility, 3.5% or, at our option, the alternate base rate plus 2.5%.

  In addition to paying interest on outstanding principal under the new credit facility, we are required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder at a rate equal to 0.5% per annum.

  The tranche A term facility and the tranche B term facility amortize in quarterly amounts based upon the annual amounts shown below:

                                                   Tranche A Term Tranche B Term
                                                      Facility       Facility
                                                   -------------- --------------
                                                       (dollars in millions)
   Fiscal Year 1999...............................      $ 0.0          $ 0.0
   Fiscal Year 2000...............................       10.0            1.0
   Fiscal Year 2001...............................       20.0            1.0
   Fiscal Year 2002...............................       20.0            1.0
   Fiscal Year 2003...............................       20.0            1.0
   Fiscal Year 2004...............................       20.0            1.0
   Fiscal Year 2005...............................       10.0           47.5
   Fiscal Year 2006...............................        0.0           47.5
   Fiscal Year 2007...............................        0.0            0.0
                                                       ------         ------
     Total........................................     $100.0         $100.0
                                                       ======         ======

  Our obligations under the new credit facility are unconditionally and irrevocably guaranteed by each of our domestic (and, to the extent no adverse tax consequences would result, foreign) subsidiaries. In addition, the new credit facility is collateralized by first priority security interests in substantially all of our tangible and intangible assets and each of our existing and subsequently acquired or organized domestic (and, to the extent no adverse tax consequences would result, foreign) subsidiaries, including all the capital stock of, or other equity interests in, each of our direct or indirect subsidiaries and each of our subsequently acquired or organized direct or indirect subsidiaries (which, in the case of a foreign subsidiary, shall in each case be limited to 65% of such capital stock or equity interests, as the case may be).

  Subject to certain exceptions, the new credit facility is subject to mandatory prepayment with (a) 100% of the proceeds of asset sales, (b) 50% of our excess cash flow (as defined in the new credit facility), (c) 100% of the proceeds of equity offerings and (d) 100% of the proceeds from the issuance of debt obligations (other than the 11 1/4 % Senior Subordinated Notes).

  The new credit facility contains a number of covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay other indebtedness, pay certain restricted payments and dividends, create liens on assets, make investments, loans or advances, make certain acquisitions engage in mergers or consolidations, make capital expenditures, enter into sale and leaseback transactions, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, under the new credit facility, we are required to comply with specified financial ratios and tests, including minimum fixed charge coverage and interest coverage ratios and a maximum leverage ratio. The new credit facility also contains certain customary events of default.

The Redeemable Preferred Stock

  The description set forth below does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations setting forth the principal terms and conditions of our 7% Redeemable Preferred Stock, par value $0.01 per share.

  Of the funds we used to finance our acquisition of NovaCare O&P on July 1, 1999, $60 million was raised from the private sale of the Redeemable Preferred Stock to an affiliate of Chase Capital Partners (an affiliate of The Chase Manhattan Bank) and Paribas North America (an affiliate of Paribas). The Redeemable Preferred Stock, which was issued for $1,000 per share, is entitled to receive dividends at an annual rate of 7.0%, compounded quarterly, and such dividends, whether or not declared, accumulate and compound until declared and paid. The dividend rate will increase to 10.0% if certain events of non-compliance occur.

  We plan at our annual meeting expected to be held in September 1999 to seek the approval of our stockholders to make the Redeemable Preferred Stock convertible into non-voting common stock. This requires that our stockholders approve (i) the making of the Redeemable Preferred Stock convertible required by the New York Stock Exchange and (ii) an amendment to our certificate of incorporation which will increase the number of authorized shares of common stock and create a class of non-voting common stock.

  If the Redeemable Preferred Stock becomes convertible, it will be convertible at the holder's option into shares of a non-voting class of our common stock at a conversion price of $16.50 per share, subject to adjustment. The initial conversion price will decrease by $1.00 on September 30, 1999 and on the last day of each three-month period thereafter, unless our stockholders have authorized us to make the Redeemable Preferred Stock convertible and approved an amendment to our certificate of incorporation increasing the number of authorized shares of common stock and creating a class of non-voting common stock. Furthermore, if such stockholder approvals are attained, we plan to make the Redeemable Preferred Stock convertible at the option of the holder into shares of non-voting common stock following the third anniversary of the issuance of the Redeemable Preferred Stock if the average closing price of the common stock for 20 consecutive trading days is equal or greater than 175% of the conversion price. The non-voting common stock will be convertible at the option of the holders upon the occurrence of certain events into shares of voting common stock.

  If Redeemable Preferred Stock, which is non-voting, does not become convertible, it will be redeemable, in its entirety but not in part, at any time at a redemption price equal to the liquidation preference (initially $1,000 per share) plus all accrued and unpaid dividends. After any such redemption occurring prior to the stock becoming convertible, each former holder of Redeemable Preferred Stock redeemed will continue to have the right to receive from us at any time, the excess, if any, of (i) the average closing price of our common stock for 20 consecutive trading days multiplied by the number of shares of common stock that such holder would have received if the outstanding Redeemable Preferred Stock had been made convertible into common stock and such holder had converted all of such stock into common stock (the "common stock equivalent value") over (ii) the redemption price paid for such holder's Redeemable Preferred Stock. Our obligation to pay such amount is subject to restrictions contained in the new credit facility and the indenture relating to the Notes.

  If the Redeemable Preferred Stock does not become convertible, each holder of Redeemable Preferred Stock will have the right to require us to repurchase the Redeemable Preferred Stock (which rights, are called the "put rights") at a purchase price equal to the common stock equivalent value. Each such holder may exercise its put rights at any time and from time to time commencing on the earliest of (a) the date that is the 15-month anniversary of the issuance of the Redeemable Preferred Stock, (b) the date that our shareholders decline to approve either the making of the Redeemable Preferred Stock convertible or the amendment to our certificate of incorporation and (c) the occurrence of a change of control of Hanger Orthopedic Group. The terms and conditions of the put rights are subject to restrictions contained in applicable law, the new credit facility and the indenture relating to the Notes.

  If we are prohibited from paying the excess of the common stock equivalent value over the redemption price following a redemption at our option or from paying the purchase price on the exercise by a holder of its put rights, we will be required to use our best efforts to obtain the requisite consents and waivers or to refinance its outstanding indebtedness.

  The Redeemable Preferred Stock will be mandatorily redeemable on the 11th anniversary of the issuance of such stock at a redemption price equal to the liquidation preference plus all accrued and unpaid dividends. In the event of a change of control of us, we will offer to redeem all the outstanding shares of Redeemable Preferred Stock at a redemption price equal to 101% of the sum of the per share liquidation preference thereof plus all accrued and unpaid dividends through the date of the change of payment.

  Upon the occurrence of an event of non-compliance, holders of the Redeemable Preferred Stock will have the right to elect two board members. The Certificate of Designations relating to the Redeemable Preferred Stock contains customary covenants, including, among others (i) approval of affiliate transactions, (ii) approval of merger and acquisition transactions in excess of $100 million, (iii) incurrence of indebtedness based on covenants consistent in nature with those found in the 11 1/4% Senior Subordinated Notes and (iv) approval of the issuance of any pari passu or senior equity securities.

                           DESCRIPTION OF THE NOTES

  The new notes, like the old notes, will be issued under an indenture (the "Indenture") among Hanger Orthopedic Group, the Guarantors, and U.S. Bank Trust National Association, as Trustee (the "Trustee"). The new notes are the same as the old notes except that the new notes will not bear legends restricting their transfer and will not contain certain terms providing for an increase in the interest rate under the circumstances described in the Registration Rights Agreement.

  The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. A copy of the Indenture may be obtained from the Company or the Initial Purchasers. You can find definitions of certain capitalized terms used in this description under "--Certain Definitions." For purposes of this section, references to only Hanger Orthopedic Group do not include its subsidiaries.

  The notes will be unsecured obligations of Hanger Orthopedic Group, ranking subordinate in right of payment to all Senior Debt of Hanger Orthopedic Group.

  Hanger Orthopedic Group will issue the notes in fully registered form in denominations of $1,000 and integral multiples thereof. The Trustee will initially act as paying agent and registrar for the notes. The notes may be presented for registration or transfer and exchange at the offices of the registrar. We may change any paying agent and registrar without notice to holders of the notes (the "Holders"). We will pay principal (and premium, if any) on the notes at the Trustee's corporate office in New York, New York. At our option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders. Any notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

Principal, Maturity and Interest

  The notes are limited in aggregate principal amount to $300.0 million, of which $150.0 million were issued and are outstanding. The notes will mature on June 15, 2009. Additional notes may be issued from time to time, subject to the limitations set forth under "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness." Interest on the notes will accrue at the rate of 11 1/4% per annum and will be payable semiannually in cash on each June 15 and December 15 commencing on December 15, 1999, to the persons who are registered Holders at the close of business on the June 1 and December 1 immediately preceding the applicable interest payment date. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

  The notes will not be entitled to the benefit of any mandatory sinking fund.

Redemption

  Optional Redemption. Except as described below, the notes are not redeemable before June 15, 2004. Thereafter, we may redeem the notes at our option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on June 15 of the year set forth below:

      Year                                                            Percentage
      ----                                                            ----------
      2004...........................................................  105.625%
      2005...........................................................  104.219%
      2006...........................................................  102.813%
      2007...........................................................  101.406%
      2008 and thereafter............................................  100.000%

In addition, we must pay accrued and unpaid interest on the notes redeemed.

  Optional Redemption Upon Public Equity Offerings. At any time, or from time to time, on or prior to June 15, 2002, we may, at our option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 33% of the principal amount of the notes issued under the Indenture at a redemption price of 111.25% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that:

    (1) at least 67% of the principal amount of notes issued under the Indenture remains outstanding immediately after any such redemption; and

    (2) we make such redemption not more than 30 days after the consummation of any such Public Equity Offering.

  "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of Hanger Orthopedic Group pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

Selection and Notice of Redemption

  In the event that we choose to redeem less than all of the notes, selection of the notes for redemption will be made by the Trustee either:

    (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or,

    (2) on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

  No notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of a Public Equity Offering, the Trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures). Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, then notice of redemption that relates to such note must state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as we have deposited with the paying agent funds in satisfaction of the applicable redemption price.

Subordination

  Except in connection with a special mandatory redemption of the notes, the payment of all Obligations on the notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt of Hanger Orthopedic Group.

  The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding) before the Holders of Notes will be entitled to receive any payment with respect to the notes in the event of any distribution to our creditors Hanger Orthopedic Group:

    (1) in a liquidation or dissolution of Hanger Orthopeidc Group;

    (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property;

    (3) in an assignment for the benefit of creditors; or

    (4) in any marshalling of our assets and liabilities.


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  We also may not make any payment in respect of the notes if:

    (1) a payment default on Designated Senior Debt occurs and is continuing;
  or

    (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity (or, in the case of any Designated Senior Debt consisting of a guarantee, the maturity of the Indebtedness so guaranteed) and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Debt.

  The New Credit Facility will be subject to mandatory prepayment with, in general (a) 100% of the proceeds of asset sales, (b) 50% of our excess cash flow (as defined in the New Credit Facility), (c) 100% the proceeds of equity offerings and (d) 100% of the proceeds from the issuance of debt obligations.

  Payments on the notes may and shall be resumed:

    (1) in the case of a payment default, upon the date on which such default is cured or waived; and

    (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived (so long as no other event of default exists) or 180 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

  No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

  No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

  The Trustee must notify holders of Senior Debt or their representative five days in advance if payment of the Notes is accelerated because of an Event of Default.

  As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Hanger Orthopedic Group, Holders of the notes may recover less ratably than our creditors who are holders of Senior Debt. See "Risk Factors--Subordination." After giving effect to the sale on June 16, 1999 of the notes and the application of the proceeds therefrom to the acquisition of NovaCare O&P on July 1, 1999, on a pro forma basis, at June 30, 1999, the aggregate amount of Senior Debt outstanding would
have been approximately $      million.

Guarantees

  The Guarantors will jointly and severally guarantee (the "Guarantees") our obligations under the Indenture and the notes. Each Guarantee will be subordinated to Guarantor Senior Debt on the same basis as the Notes are subordinated to Senior Debt. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

  Each Guarantor may consolidate with or merge into or sell its assets to us or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants--Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Guarantor is sold by the Company (other than a transaction subject to the provisions described under "--Merger, Consolidation and Sale of Assets") and the sale complies with the provisions set forth in "Certain Covenants-- Limitation on Asset Sales", or if a Guarantor's guarantee of the Credit Agreement is released, the Guarantor's Guarantee will automatically and unconditionally be released.

  Separate financial statements of the Guarantors are not included herein because such Guarantors are jointly and severally liable with respect to our obligations pursuant to the notes, and the aggregate net assets, earnings

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and equity of the Guarantors and us are substantially equivalent to the net assets, earnings and equity of Hanger Orthopedic Group on a consolidated basis.

Holding Company Structure

  Hanger Orthopedic Group is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, Hanger Orthopedic Group is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. In addition, the claims of the Holders are subject to the prior payment of all liabilities (whether or not for borrowed money) and to any preferred stock interest of any Subsidiary that is not a Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets available from Hanger Orthopedic Group and its Subsidiaries to satisfy the claims of the Holders of notes.

Change of Control

  Upon the occurrence of a Change of Control, each Holder will have the right to require that we purchase all or a portion of such Holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

  Within 30 days following the date upon which the Change of Control occurred, we must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

  Prior to the mailing of the notice referred to above, but in any event within 30 days following any Change of Control, we covenant to:

    (1) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer; or

    (2) obtain the requisite consents under the Credit Agreement and all other Senior Debt to permit the repurchase of the Notes as provided below. We shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase notes pursuant to the provisions described below. Our failure to comply with this covenant shall constitute an Event of Default described in clause (3) and not in clause
  (2) under "Events of Default" below.

  If a Change of Control Offer is made, there can be no assurance that we will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event we are required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that we would be able to obtain such financing.

  Neither our Board of Directors nor the Trustee may waive the covenant relating to a Holder's right to receive and accept a Change of Control Offer. Restrictions in the Indenture described herein on the ability of Hanger Orthopedic Group and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Hanger Orthopedic Group, whether favored or opposed by the management of Hanger Orthopedic

Group. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the notes, and there can be no assurance that Hanger Orthopedic Group or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of Hanger Orthopedic Group or any of its Subsidiaries by the management of Hanger Orthopedic Group. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

  We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

Certain Covenants

  The Indenture will contain, among others, the following covenants:

  Limitation on Incurrence of Additional Indebtedness. We will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, Hanger Orthopedic Group or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of Hanger Orthopedic Group that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of Hanger Orthopedic Group is greater than (a) 2.25 to 1.0 prior to December 15, 2001 and (b) 2.5 to 1.0 on or after December 15, 2001.

  For purposes of the foregoing paragraph, neither the accrual of interest nor the accretion of discount on Indebtedness shall be deemed to be an incurrence of Indebtedness.

  Limitation on Restricted Payments. Hanger Orthopedic Group will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

    (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of Hanger Orthopedic Group) on or in respect of shares of our Capital Stock to holders of such Capital Stock;

    (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Hanger Orthopedic Group or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

    (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of Hanger Orthopedic Group or any Guarantor that is subordinate or junior in right of payment to the Notes (other than any such Indebtedness that is held by Hanger Orthopedic Group or a Guarantor); or

    (4) make any Investment (other than Permitted Investments), including any Designation Amount (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment");

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

if at the time of such Restricted Payment or immediately after giving effect thereto,

    (i) a Default or an Event of Default shall have occurred and be continuing; or

    (ii) Hanger Orthopedic Group is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

    (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of Hanger Orthopedic Group) shall exceed the sum of:

      (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of Hanger Orthopedic Group earned from and after the first day of the first full fiscal quarter following the Issue Date and on or prior to the last day of the latest fiscal quarter for which consolidated financial statements of Hanger Orthopedic Group are available preceding the date the Restricted Payment occurs (treating such period as a single accounting period); plus

      (x) 100% of the aggregate net cash proceeds received by Hanger Orthopedic Group from any Person (other than a Subsidiary of Hanger Orthopedic Group) from the issuance and sale subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs of Qualified Capital Stock of Hanger Orthopedic Group; plus

      (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of our Capital Stock (excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from a Public Equity Offering to the extent used to redeem the notes in compliance with the provisions set forth under "Redemption-- Optional Redemption Upon Public Equity Offerings"); plus

      (z) without duplication, the sum of:

        (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

        (2) the net cash proceeds received by Hanger Orthopedic Group or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to an Unrestricted Subsidiary of Hanger Orthopedic Group); and

        (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

    (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

    (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of Hanger Orthopedic Group, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Hanger Orthopedic Group) of shares of Qualified Capital Stock of Hanger Orthopedic Group; provided that, any such net proceeds pursuant to the immediately preceding clause (2)(ii) are excluded from clause
  (4)(iii)(x) of the preceding paragraph;

    (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of Hanger Orthopedic Group or any Guarantor that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of Hanger Orthopedic Group, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Hanger Orthopedic Group) of (a) shares of Qualified Capital Stock of Hanger Orthopedic Group or (b) Refinancing Indebtedness; provided that, any such net proceeds pursuant to the immediately preceding clause (3)(ii)(a) are excluded from clause (4)(iii)(x) of the preceding paragraph;

    (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by Hanger Orthopedic Group of its Common Stock from employees of Hanger Orthopedic Group or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $1.0 million in any calendar year; and

    (5) the acquisition of any shares of (i) Redeemable Preferred Stock of Hanger Orthopedic Group constituting Qualified Capital Stock solely in exchange for shares of Common Stock of Hanger Orthopedic Group or (ii) Common Stock of Hanger Orthopedic Group solely in exchange for shares of Common Stock of Hanger Orthopedic Group of another class.

  In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1) and (4) shall be included in such calculation.

  Limitation on Asset Sales. Hanger Orthopedic Group will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

    (1) Hanger Orthopedic Group or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by Hanger Orthopedic Group's Board of Directors);

    (2) at least 85% of the consideration received by Hanger Orthopedic Group or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and

    (3) upon the consummation of an Asset Sale, Hanger Orthopedic Group shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days of receipt thereof either:

      (a) to prepay any Senior Debt or Guarantor Senior Debt and, in the case of any Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

      (b) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of Hanger Orthopedic Group and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"); or

      (c) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

  On the 181st day after an Asset Sale or such earlier date, if any, as the Board of Directors of Hanger Orthopedic Group or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (3) of the preceding paragraph (each, an "Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Offer Trigger Date as permitted in clause (3) of the preceding paragraph (each an "Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Offer Trigger Date, from all Holders on a pro rata basis, that amount of notes equal to the Offer Amount at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by Hanger Orthopedic Group or any Restricted Subsidiary of Hanger Orthopedic Group, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with

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

respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

  Hanger Orthopedic Group may defer making the Net Proceeds Offer until there is an aggregate Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph).

  In the event of the transfer of substantially all (but not all) of the property and assets of Hanger Orthopedic Group and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets", which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of Hanger Orthopedic Group and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of Hanger Orthopedic Group or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

  Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender notes in an amount exceeding the Offer Amount, notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

  Hanger Orthopedic Group will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, Hanger Orthopedic Group shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. Hanger Orthopedic Group will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Hanger Orthopedic Group to:

    (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

    (2) make loans or advances or to pay any Indebtedness or other obligation owed to Hanger Orthopedic Group or any other Restricted Subsidiary of Hanger Orthopedic Group; or

    (3) transfer any of its property or assets to Hanger Orthopedic Group or any other Restricted Subsidiary of Hanger Orthopedic Group,

except for such encumbrances or restrictions existing under or by reason of:

    (a) applicable law;

    (b) the Indenture or the Credit Agreement;

    (c) Liens on property described in clause (6) or (7) of the definition of Permitted Liens, but only with respect to transfers referred to in clause
  (3) above;

    (d) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of Hanger Orthopedic Group;

    (e) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

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    (f) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

    (g) any agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or property of any Restricted Subsidiary pending the closing of such sale or disposition; or

    (h) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (c), (e) or (f) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to Hanger Orthopedic Group in any material respect as determined by the Board of Directors of Hanger Orthopedic Group in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (c), (e) or (f).

  Limitation on Capital Stock of Restricted Subsidiaries. Hanger Orthopedic Group will not permit any of its Restricted Subsidiaries to issue any Capital Stock (other than to Hanger Orthopedic Group or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than Hanger Orthopedic Group or a Wholly Owned Restricted Subsidiary of Hanger Orthopedic Group) to own any Capital Stock of any Restricted Subsidiary of Hanger Orthopedic Group.

  Limitation on Liens. Hanger Orthopedic Group will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of Hanger Orthopedic Group or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

    (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

    (2) in all other cases, the Notes are equally and ratably secured, except for:

      (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

      (b) Liens securing Senior Debt and Liens securing Guarantor Senior
    Debt;

      (c) Liens of Hanger Orthopedic Group or a Wholly Owned Restricted Subsidiary of Hanger Orthopedic Group on assets of any Restricted Subsidiary of Hanger Orthopedic Group;

      (d) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of Hanger Orthopedic Group or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

      (e) Permitted Liens.

  Prohibition on Incurrence of Senior Subordinated Debt. Hanger Orthopedic Group will not, and will not permit any Restricted Subsidiary that is a Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the notes or such Guarantor's Guarantee, as the case may be, and subordinate in right of payment to any other Indebtedness of Hanger Orthopedic Group or such Guarantor, as the case may be.

  Merger, Consolidation and Sale of Assets. Hanger Orthopedic Group will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of Hanger Orthopedic Group to sell, assign, transfer, lease, convey or otherwise dispose
of) all or substantially all of Hanger Orthopedic Group's assets

                                      99
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(determined on a consolidated basis for Hanger Orthopedic Group and Hanger
Orthopedic Group's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

  (1) either:

    (a) Hanger Orthopedic Group shall be the surviving or continuing corporation; or

    (b) the Person (if other than Hanger Orthopedic Group) formed by such consolidation or into which Hanger Orthopedic Group is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of Hanger Orthopedic Group's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

      (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

      (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of Hanger Orthopedic Group to be performed or observed;

  (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Hanger Orthopedic Group or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "--Limitation on Incurrence of Additional Indebtedness" covenant;

  (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing;

  (4) each Guarantor confirms its Guarantee; and

  (5) Hanger Orthopedic Group or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of Hanger Orthopedic Group the Capital Stock of which constitutes all or substantially all of the properties and assets of Hanger Orthopedic Group, shall be deemed to be the transfer of all or substantially all of the properties and assets of Hanger Orthopedic Group.

  The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of Hanger Orthopedic Group in accordance with the foregoing, in which Hanger Orthopedic Group is not the continuing corporation, the successor Person formed by such consolidation or into which Hanger Orthopedic Group is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Hanger Orthopedic Group under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

  Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of

"--Limitation on Asset Sales") will not, and Hanger Orthopedic Group will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than Hanger Orthopedic Group or any other Guarantor unless:

    (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

    (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

    (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

    (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, Hanger Orthopedic Group could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "--Limitation on Incurrence of Additional Indebtedness" covenant.

  Any merger or consolidation of a Guarantor with and into Hanger Orthopedic Group (with Hanger Orthopedic Group being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of Hanger Orthopedic Group need only comply with clause (4) of the first paragraph of this covenant.

  The meaning of the phrase "all or substantially all" as used above varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of Hanger Orthopedic Group, and therefore it may be unclear whether the foregoing provisions are applicable.

  Limitations on Transactions with Affiliates. Hanger Orthopedic Group will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted as described below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Hanger Orthopedic Group or such Restricted Subsidiary.

  All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2.5 million shall be approved by the Board of Directors of Hanger Orthopedic Group or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If Hanger Orthopedic Group or any Restricted Subsidiary of Hanger Orthopedic Group enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to Hanger Orthopedic Group or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

  The restrictions set forth in the first paragraph of this covenant shall not apply to:

    (1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of Hanger Orthopedic Group or any Restricted Subsidiary of Hanger Orthopedic Group as determined in good faith by Hanger Orthopedic Group's Board of Directors or senior management;

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    (2) transactions exclusively between or among Hanger Orthopedic Group and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

    (3) any agreement (including any certificate of designations relating to Capital Stock) as in effect as of the Issue Date or with respect to any Certificate of Designations pursuant to any agreement dated as of the Issue Date, the date of the filing thereof, or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

    (4) the issuance to Chase Capital Partners on or about the Issue Date of shares of Hanger Orthopedic Group's Redeemable Preferred Stock, and the payment of dividends on such shares in accordance with the terms of such Preferred Stock; and

    (5) Restricted Payments permitted by the Indenture.

  Additional Subsidiary Guarantees. If Hanger Orthopedic Group or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Domestic Restricted Subsidiary that is not a Guarantor, or if Hanger Orthopedic Group or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Domestic Restricted Subsidiary having total assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary shall:

    (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of Hanger Orthopedic Group's obligations under the Notes and the Indenture on the terms set forth in the Indenture; and

    (2) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

  Conduct of Business. Hanger Orthopedic Group and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

  Reports to Holders. The Indenture will provide that, whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, Hanger Orthopedic Group will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of:

    (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Hanger Orthopedic Group, if any) and, with respect to the annual information only, a report thereon by Hanger Orthopedic Group's certified independent accountants; and

    (2) all current reports that would be required to be filed with the Commission on Form 8-K if Hanger Orthopedic Group were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

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

  In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, Hanger Orthopedic Group will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Hanger Orthopedic Group has agreed that, for so long as any notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

  The following events are defined in the Indenture as "Events of Default":

    (1) the failure to pay interest (including any Additional Interest) on any notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

    (2) the failure to pay the principal of or premium on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

    (3) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after Hanger Orthopedic Group receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

    (4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of Hanger Orthopedic Group or any Restricted Subsidiary of Hanger Orthopedic Group, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by Hanger Orthopedic Group or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time;

    (5) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

    (6) certain events of bankruptcy affecting Hanger Orthopedic Group or any of its Significant Subsidiaries; or

    (7) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of the Indenture).

  If an Event of Default (other than an Event of Default specified in clause
(6) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing to Hanger Orthopedic Group and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same:

    (1) shall become immediately due and payable; or

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

    (2) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or 5 business days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in clause (6) above with respect to Hanger Orthopedic Group occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

  The Indenture will provide that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the Holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

    (1) if the rescission would not conflict with any judgment or decree;

    (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

    (3) to the extent the payment of such interest is lawful, interest on overdue amounts, which has become due otherwise than by such declaration of acceleration, has been paid;

    (4) if Hanger Orthopedic Group has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

    (5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

  The Holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

  Holders of the Notes may not enforce the Indenture or the notes except as provided in the Indenture and under the Trust Indenture Act. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

  Under the Indenture, Hanger Orthopedic Group is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

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Legal Defeasance and Covenant Defeasance

  Hanger Orthopedic Group may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that Hanger Orthopedic Group shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

    (1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

    (2) Hanger Orthopedic Group's obligations with respect to the notes concerning issuing temporary notes, registration of Notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

    (3) the rights, powers, trust, duties and immunities of the Trustee and Hanger Orthopedic Group's obligations in connection therewith; and

    (4) the Legal Defeasance provisions of the Indenture.

  In addition, Hanger Orthopedic Group may, at its option and at any time, elect to have the obligations of Hanger Orthopedic Group released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance:

    (1) Hanger Orthopedic Group must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

    (2) in the case of Legal Defeasance, Hanger Orthopedic Group shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

      (a) Hanger Orthopedic Group has received from, or there has been published by, the Internal Revenue Service a ruling; or

      (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (3) in the case of Covenant Defeasance, Hanger Orthopedic Group shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit and after giving effect to the deposit or, in the case of a Legal Defeasance, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

    (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which Hanger Orthopedic Group or any of its Subsidiaries is a party or by which Hanger Orthopedic Group or any of its Subsidiaries is bound;

    (6) Hanger Orthopedic Group shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by Hanger Orthopedic Group with the intent of preferring the Holders over any other creditors of Hanger Orthopedic Group or with the intent of defeating, hindering, delaying or defrauding any other creditors of Hanger Orthopedic Group or others;

    (7) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

    (8) Hanger Orthopedic Group shall have delivered to the Trustee an opinion of counsel to the effect that:

      (a) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the Indenture; and

      (b) assuming no intervening bankruptcy of Hanger Orthopedic Group between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of Hanger Orthopedic Group, after the 91st day following the date of deposit, the trust funds will not be subject to avoidance as a preference under any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

    (9) certain other customary conditions precedent are satisfied.

  Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Hanger Orthopedic Group.

  If the Trustee is unable to apply any U.S. dollars or non-callable U.S. government obligations in accordance with the above, by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, then Hanger Orthopedic Group's obligations under the Indenture and the notes will be revived and reinstated as though no deposit had occurred, until such time as the Trustee is permitted to apply all such money in accordance with the terms of the Indenture, provided that if Hanger Orthopedic Group makes any payment of principal or redemption price of (or premium, if any) or interest on any Note following the reinstatement of its obligations, Hanger Orthopedic Group will be subrogated to the rights of the Holders of such notes to receive such payment from the money held by the Trustee.

Satisfaction and Discharge

  The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all outstanding notes when:

    (1) either:

      (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Hanger Orthopedic Group and thereafter repaid to Hanger Orthopedic Group or discharged from such trust) have been delivered to the Trustee for cancellation; or

      (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and Hanger Orthopedic Group has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from Hanger Orthopedic Group directing the Trustee to apply such funds to the payment thereof;

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

    (2) Hanger Orthopedic Group has paid all other sums payable under the Indenture by Hanger Orthopedic Group; and

    (3) Hanger Orthopedic Group has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

  From time to time, Hanger Orthopedic Group, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

    (1) reduce the amount of notes whose Holders must consent to an amendment;

    (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

    (3) reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

    (4) make any notes payable in money other than that stated in the notes;

    (5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of all amounts due on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of notes to waive Defaults or Events of Default;

    (6) amend, change or modify in any material respect the obligation of Hanger Orthopedic Group to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale;

    (7) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the notes or any Guarantee in a manner which adversely affects the Holders; or

    (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

Governing Law

  The Indenture will provide that it, the notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

  The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

  The Indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of Hanger Orthopedic Group, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

Certain Definitions

  Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of Hanger Orthopedic Group or at the time it merges or consolidates with Hanger Orthopedic Group or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of Hanger Orthopedic Group or such acquisition, merger or consolidation.

  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

  "Asset Acquisition" means (1) an Investment by Hanger Orthopedic Group or any Restricted Subsidiary of Hanger Orthopedic Group in any other Person pursuant to which such Person shall become a Restricted Subsidiary of Hanger Orthopedic Group or any Restricted Subsidiary of Hanger Orthopedic Group, or shall be merged with or into Hanger Orthopedic Group or any Restricted Subsidiary of Hanger Orthopedic Group, or (2) the acquisition by Hanger Orthopedic Group or any Restricted Subsidiary of Hanger Orthopedic Group of the assets of any Person (other than a Restricted Subsidiary of Hanger Orthopedic Group) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by Hanger Orthopedic Group or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than Hanger Orthopedic Group or a Wholly Owned Restricted Subsidiary of Hanger Orthopedic Group of: (1) any Capital Stock of any Restricted Subsidiary of Hanger Orthopedic Group; or (2) any other property or assets of Hanger Orthopedic Group or any Restricted Subsidiary of Hanger Orthopedic Group other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include: (a) a transaction or series of related transactions for which Hanger Orthopedic Group or its Restricted Subsidiaries receive aggregate consideration of less than $500,000; and (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Hanger Orthopedic Group as permitted under "Merger, Consolidation and Sale of Assets."

  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this

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definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

  "Capital Stock" means:

    (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

    (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

  "Cash Equivalents" means:

    (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

    (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

    (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

    (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

    (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

    (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
  (5) above.

  "Change of Control" means the occurrence of one or more of the following events:

    (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Hanger Orthopedic Group to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture);

    (2) the approval by the holders of Capital Stock of Hanger Orthopedic Group of any plan or proposal for the liquidation or dissolution of Hanger Orthopedic Group (whether or not otherwise in compliance with the provisions of the Indenture);

    (3) any Person or Group shall be or become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Hanger Orthopedic Group;

    (4) any Person or Group, other than Chase, shall be or become the owner, directly or indirectly, beneficially or of record, of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Hanger Orthopedic Group, provided that Chase then owns, directly or indirectly, beneficially or of record, a lesser percentage of such aggregate voting power ; or

    (5) the replacement of a majority of the Board of Directors of Hanger Orthopedic Group over a two-year period from the directors who constituted the Board of Directors of Hanger Orthopedic Group at the

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  beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of Hanger Orthopedic Group then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

  "Chase" means Chase Capital Partners and its Affiliates.

  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

    (1) Consolidated Net Income; and

    (2) to the extent Consolidated Net Income has been reduced thereby:

      (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

      (b) Consolidated Interest Expense; and

      (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

    (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

    (2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange
  Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four

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  Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

  Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

    (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

    (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

    (1) Consolidated Interest Expense; plus

    (2) the product of (x) the amount of all dividends on any series of Preferred Stock of such Person (other than dividends accrued on the Redeemable Preferred Stock and other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

    (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and amortization or write-off of deferred financing costs;
  (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

    (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Wholly Owned Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

    (1) after-tax gains from Asset Sales (without regard to the $500,000 limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

    (2) after-tax items classified as extraordinary or nonrecurring gains;

    (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

    (4) the net income (but not loss) of any Wholly Owned Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

    (5) the net income of any Person, other than a Wholly Owned Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;

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    (6) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

    (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

    (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

  "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

  "Credit Agreement" means the Credit Agreement to be entered into on or about the Issue Date, between Hanger Orthopedic Group, the lenders party thereto in their capacities as lenders thereunder and The Chase Manhattan Bank, Bankers Trust Company, and Paribas, as agents, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant above) or adding Restricted Subsidiaries of Hanger Orthopedic Group as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Hanger Orthopedic Group or any Restricted Subsidiary of Hanger Orthopedic Group against fluctuations in currency values.

  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

  "Designated Senior Debt" means (1) Indebtedness under or in respect of the Credit Agreement and (2) any other Indebtedness that, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Indebtedness as "Designated Senior Debt" by Hanger Orthopedic Group.

  "Designation Amount" means, at the time Hanger Orthopedic Group designates any of its Subsidiaries as an "Unrestricted Subsidiary" under the Indenture, the fair market value of the Investment of Hanger Orthopedic Group and the Restricted Subsidiaries in such Subsidiary on such date.

  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.


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  "Domestic Restricted Subsidiary" means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of Hanger Orthopedic Group acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of Hanger Orthopedic Group delivered to the Trustee.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

  "Guarantor" means: each of Hanger Orthopedic Group's Domestic Restricted Subsidiaries, whether existing on the Issue Date or thereafter created. Each Restricted Subsidiary of Hanger Orthopedic Group created subsequent to the Issue Date will execute a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

  "Guarantor Senior Debt" means, with respect to any Guarantor: the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

    (x) all monetary obligations of every nature of Hanger Orthopedic Group under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

    (y) all Interest Swap Obligations; and

    (z) all obligations under Currency Agreements;

in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

    (1) any Indebtedness of such Guarantor to a Subsidiary of such Guarantor;

    (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation but excluding any Guarantor Senior Debt held by any Person who becomes such a shareholder as a result of the exercise of remedies under such Guarantor Senior Debt);

    (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

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    (4) Indebtedness represented by Disqualified Capital Stock;

    (5) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

    (6) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the Trustee shall have received an officers' certificate of Hanger Orthopedic Group to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture);

    (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

    (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

  "Indebtedness" means with respect to any Person, without duplication:

    (1) all Obligations of such Person for borrowed money;

    (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

    (3) all Capitalized Lease Obligations of such Person;

    (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

    (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

    (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

    (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

    (8) all Obligations under currency agreements and interest swap agreements of such Person; and

    (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

  For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

  "Independent Financial Advisor" means a firm: (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Hanger Orthopedic Group; and (2) which, in the judgment of the Board of Directors of Hanger Orthopedic Group, is otherwise independent and qualified to perform the task for which it is to be engaged.

  "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) with any other Person,

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whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, Notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of Hanger Orthopedic Group or such Restricted Subsidiary, as the case may be. If Hanger Orthopedic Group or any Restricted Subsidiary of Hanger Orthopedic Group sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of Hanger Orthopedic Group such that, after giving effect to any such sale or disposition, Hanger Orthopedic Group no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, Hanger Orthopedic Group shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

  "Issue Date" means the date of original issuance of the Notes.

  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by Hanger Orthopedic Group or any of its Restricted Subsidiaries from such Asset Sale net of:

    (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

    (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

    (3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale; and

    (4) appropriate amounts to be provided by Hanger Orthopedic Group or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Hanger Orthopedic Group or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Permitted Indebtedness" means, without duplication, each of the following:

    (1) Indebtedness represented by the notes issued in the Offering in an aggregate principal amount not to exceed $150.0 million;

    (2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $300.0 million less:


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      (a) the amount of all mandatory principal payments actually made by
    Hanger Orthopedic Group in respect of the term loans thereunder (excluding any such payments to the extent refinanced at the time of payment under a replaced Credit Agreement); and

      (b) reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder;

    (3) other Indebtedness of Hanger Orthopedic Group and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

    (4) Interest Swap Obligations of Hanger Orthopedic Group covering Indebtedness of Hanger Orthopedic Group or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of Hanger Orthopedic Group covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect Hanger Orthopedic Group and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

    (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of Hanger Orthopedic Group and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

    (6) Indebtedness of a Restricted Subsidiary of Hanger Orthopedic Group to Hanger Orthopedic Group or to a Wholly Owned Restricted Subsidiary of Hanger Orthopedic Group for so long as such Indebtedness is held by Hanger Orthopedic Group or a Wholly Owned Restricted Subsidiary of Hanger Orthopedic Group, in each case subject to no Lien held by a Person other than Hanger Orthopedic Group or a Wholly Owned Restricted Subsidiary of Hanger Orthopedic Group (other than a Lien to collateralize Indebtedness described in clause (2) of the definition of Permitted Indebtedness); provided that if as of any date any Person other than Hanger Orthopedic Group or a Wholly Owned Restricted Subsidiary of Hanger Orthopedic Group owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than a Lien to collateralize Indebtedness described in clause (2) of the definition of Permitted Indebtedness), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

    (7) Indebtedness of Hanger Orthopedic Group to a Wholly Owned Restricted Subsidiary of Hanger Orthopedic Group for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of Hanger Orthopedic Group, in each case subject to no Lien (other than a Lien to secure Indebtedness described in clause (2) of the definition of Permitted Indebtedness); provided that (a) any Indebtedness of Hanger Orthopedic Group to any Wholly Owned Restricted Subsidiary of Hanger Orthopedic Group is unsecured and subordinated, pursuant to a written agreement, to Hanger Orthopedic Group's obligations under the Indenture and the notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of Hanger Orthopedic Group owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness (other than a Lien to secure Indebtedness described in clause (2) of the definition of Permitted Indebtedness), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by Hanger Orthopedic Group;

    (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

    (9) Indebtedness of Hanger Orthopedic Group or any of its Restricted Subsidiaries represented by letters of credit for the account of Hanger Orthopedic Group or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;


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

    (10) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of Hanger Orthopedic Group and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $10.0 million at any one time outstanding;

    (11) Refinancing Indebtedness;

    (12) Unsecured Indebtedness of Hanger Orthopedic Group payable to one or more sellers of any Person acquired by Hanger Orthopedic Group or any Wholly Owned Restricted Subsidiary of Hanger Orthopedic Group, incurred in connection with such acquisition in compliance with the terms of the Indenture, not to exceed $15.0 million in the aggregate at any one time outstanding and in each case subordinated in right of payment to the notes and the Guarantees;

    (13) additional Indebtedness of Hanger Orthopedic Group and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement); and

    (14) Indebtedness represented by the Redeemable Preferred Stock, including any additional shares issued in payment of dividends thereon.

  For purposes of determining compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, Hanger Orthopedic Group shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "Limitations on Incurrence of Additional Indebtedness" covenant.

  "Permitted Investments" means:

    (1) Investments by Hanger Orthopedic Group or any Restricted Subsidiary of Hanger Orthopedic Group in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of Hanger Orthopedic Group or that will merge or consolidate into Hanger Orthopedic Group or a Wholly Owned Restricted Subsidiary of Hanger Orthopedic Group;

    (2) Investments in Hanger Orthopedic Group by any Restricted Subsidiary of Hanger Orthopedic Group; provided that any Indebtedness evidencing such Investment (other than any guarantee of Indebtedness of Hanger Orthopedic Group described in clause (2) of the definition of Permitted Indebtedness) is unsecured and subordinated, pursuant to a written agreement, to Hanger Orthopedic Group's obligations under the notes and the Indenture;

    (3) investments in cash and Cash Equivalents;

    (4) loans and advances to employees and officers of Hanger Orthopedic Group and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

    (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of Hanger Orthopedic Group's or its Restricted
  Subsidiaries' businesses and otherwise in compliance with the Indenture;

    (6) additional Investments not to exceed $10.0 million at any one time outstanding;

    (7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; and

    (8) Investments made by Hanger Orthopedic Group or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant.

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

  "Permitted Liens" means the following types of Liens:

    (1) Liens for taxes, assessments or governmental charges or claims either
  (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which Hanger Orthopedic Group or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

    (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

    (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

    (4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

    (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Hanger Orthopedic Group or any of its Restricted Subsidiaries;

    (6) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

    (7) purchase money Liens to finance property or assets of Hanger Orthopedic Group or any Restricted Subsidiary of Hanger Orthopedic Group acquired in the ordinary course of business; provided, however, that (a) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of Hanger Orthopedic Group or any Restricted Subsidiary of Hanger Orthopedic Group other than the property and assets so acquired and (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

    (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

    (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

    (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Hanger Orthopedic Group or any of its Restricted Subsidiaries, including rights of offset and set-off;

    (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

    (12) Liens securing Indebtedness under Currency Agreements; and

    (13) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that:

      (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by Hanger Orthopedic Group or a Restricted Subsidiary of Hanger Orthopedic Group and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by Hanger Orthopedic Group or a Restricted Subsidiary of Hanger Orthopedic Group; and

      (b) such Liens do not extend to or cover any property or assets of Hanger Orthopedic Group or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of Hanger Orthopedic Group or a Restricted Subsidiary of Hanger Orthopedic Group and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by Hanger Orthopedic Group or a Restricted Subsidiary of Hanger Orthopedic Group.

    (14) Liens on assets of Hanger Orthopedic Group securing Senior Debt described in clause (2) of the definition of Permitted Indebtedness and Liens on assets of any Restricted Subsidiary securing guarantees of Senior Debt described in clause (2) of the definition of Permitted Indebtedness.

  "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

  "Purchase Money Indebtedness" means Indebtedness of Hanger Orthopedic Group and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

  "Refinancing Indebtedness" means any Refinancing by Hanger Orthopedic Group or any Restricted Subsidiary of Hanger Orthopedic Group of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clauses (2), (4), (5), (6),
(7), (8), (9), (10) or (12) of the definition of Permitted Indebtedness), in each case that does not:

    (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by Hanger Orthopedic Group in connection with such Refinancing); or

    (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of Hanger Orthopedic Group and (y) if such Indebtedness being Refinanced is subordinate or junior to the notes, then such Refinancing Indebtedness shall be subordinate to the notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

  "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

  "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Hanger Orthopedic Group or a Restricted Subsidiary of

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

any property, whether owned by Hanger Orthopedic Group or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by Hanger Orthopedic Group or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

  "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of Hanger Orthopedic Group, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

    (x) all monetary obligations of every nature of Hanger Orthopedic Group under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

    (y) all Interest Swap Obligations; and

    (z) all obligations under Currency Agreements,

in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Debt" shall not include:


    (1) any Indebtedness of Hanger Orthopedic Group to a Subsidiary of the Company;

    (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of Hanger Orthopedic Group or any Subsidiary of Hanger Orthopedic Group (including, without limitation, amounts owed for compensation, but excluding Senior Debt held by any Person who becomes such a shareholder as a result of the exercise of remedies under such Senior
  Debt);

    (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

    (4) Indebtedness represented by Disqualified Capital Stock;

    (5) any liability for federal, state, local or other taxes owed or owing by Hanger Orthopedic Group;

    (6) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the Trustee shall have received an officers' certificate of Hanger Orthopedic Group to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture);

    (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to Hanger Orthopedic Group; and

    (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of Hanger Orthopedic Group.

  "Significant Subsidiary", with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

  "Subsidiary", with respect to any Person, means:

    (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

    (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

  "Unrestricted Subsidiary" of any Person means:

    (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

    (2) any Subsidiary of an Unrestricted Subsidiary.

  The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Hanger Orthopedic Group or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

    (1) Hanger Orthopedic Group would be permitted under the Indenture to make an Investment under all applicable provisions of the "Limitation on Restricted Payments" covenant at the time of such designation (assuming the effectiveness of such designation) in an amount equal to the Designation Amount, and Hanger Orthopedic Group certifies the foregoing to the Trustee; and

    (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Hanger Orthopedic Group or any of its Restricted Subsidiaries.

  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

    (1) immediately after giving effect to such designation, Hanger Orthopedic Group is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; and

    (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

  "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

  "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

                         BOOK-ENTRY; DELIVERY AND FORM

  The new notes initially will be represented by one or more permanent global certificates in definitive, fully registered form. This global note will be deposited upon issuance with The Depositary Trust Company, New York, New York and registered in the name of a nominee of the Depository Trust Company.

THE GLOBAL NOTE. We expect that pursuant to procedures established by The Depository Trust Company,

  . upon the issuance of the global note, The Depository Trust Company or its custodian will credit, on its internal system, the principal amount of the individual beneficial interests represented by the global note to the respective accounts of persons who have accounts with such depositary, and

  . ownership of beneficial interests in the global note will be shown on, and the transfer of ownership will be effected only through, records maintained by The Depository Trust Company or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants.

  Ownership of beneficial interests in the global notes will be limited to persons who have accounts with The Depository Trust Company or persons who hold interests through participants.

  So long as The Depository Trust Company or its nominee is the registered owner or holder of the new notes, The Depository Trust Company (or the nominee) will be considered the sole owner or holder of the new notes represented by the global note for all purposes under the indenture. No beneficial owner of an interest in the global note will be able to transfer that interest except in accordance with The Depository Trust Company's procedures.

  Payments of interest, principal and other amounts due on the global note will be made to The Depository Trust Company or its nominee as the registered owner. None of Hanger Orthopedic Group, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global note or for maintaining, supervising or reviewing any records relating to this beneficial ownership interest.

  We expect that The Depository Trust Company or its nominee, upon receipt of any payment of interest, principal or other amounts due on the global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown on the records of The Depository Trust Company. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice, as is the case with securities held for the accounts of customers registered in the names of nominees for those customers. These payments will be the responsibility of the participants.

  Transfers between participants in The Depository Trust Company will be effected in the ordinary way through The Depository Trust Company's settlement system in accordance with The Depository Trust Company rules and will be settled in same day funds.

  The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of new notes, including the presentation of new notes for exchange as described below, only at the direction of a participant to whose account the The Depository Trust Company interests in the global note are credited. Further, The Depository Trust Company will take action only as to such portion of the notes as to which the participant has given such direction. However, if there is an Event of Default under the indenture, the Depository Trust Company will exchange the global note for certificated notes, which it will distribute to its participants.

  The Depository Trust Company has advised us as follows: The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing

Agency" registered under to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the Depository Trust Company system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  Although the Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of interests in the global note among participants of the Depository Trust Company, it is under no obligation to perform those procedures, and those procedures may be discontinued at any time. Neither Hanger Orthopedic Group nor the trustee will have any responsibility of the performance by the Depository Trust Company or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  CERTIFICATED SECURITIES. If the Depository Trust Company is at any time unwilling or unable to continue as a depositary for the global note and a successor depositary is not appointed by Hanger Orthopedic Group within 90 days, certificated notes will be issued in exchange for the global note.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  THIS SUMMARY IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFOR-MATIONAL PURPOSES. IT IS NOT INTENDED TO BE; NOR SHOULD IT BE CONSTRUED AS BEING, LEGAL OR TAX ADVICE. NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES TO ANY PARTICULAR PURCHASER OF THE NOTES IS MADE. PROSPECTIVE PURCHASERS SHOULD CON-SULT THEIR OWN TAX ADVISERS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

  The following discussion is a summary of certain United States federal income tax considerations relevant to the purchase, ownership and disposition of the Notes by holders thereof, based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, and administrative interpretations, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the Notes. There can be no assurance that the Internal Revenue Service (the "IRS") will not challenge the conclusions stated below, and no ruling from the IRS has been or will be sought on any of the matters discussed below.

  The following discussion does not purport to be a complete analysis of all the potential federal income tax effects relating to the purchase, ownership and disposition of the Notes, and, without limiting the generality of the foregoing, this summary does not address the effect of any special rules applicable to certain types of holders (including dealers in securities, insurance companies, financial institutions, tax-exempt entities, and persons who hold Notes as part of a straddle, hedge, conversion transaction, or other integrated investment or investors in pass through entities). In addition, this discussion is limited to holders who are the initial purchasers of the Notes at their original issue price and hold the Notes as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the effect of any state, local, or foreign tax laws.

U.S. Persons

  The term "U.S. Person" means (i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

  Taxation of Interest. Any interest earned on a Note held by a U.S. Person is generally required to be included in the holder's gross income for federal income tax purposes at the time that the interest is paid or accrued, in accordance with the holder's method of accounting for federal income tax purposes.

  Sale, Exchange or Disposition of Notes. In the case of a sale or exchange (including a redemption) of a Note, the holder will recognize gain or loss equal to the difference, if any, between the amount received (other than any amount representing accrued but unpaid stated interest, which will be taxable as ordinary income) and the holder's adjusted tax basis in the Note.

  Any gain or loss recognized on the sale or exchange of the Note will be treated as a capital gain or loss. Such capital gain or loss will be treated as a long-term capital gain or loss if, at the time of the sale or exchange, the Note has been held by the holder for more than one year; otherwise, the capital gain or loss will be short-term. An individual's short-term capital gain is taxed at ordinary income tax rates. An individual's capital loss is first deductible against other capital gains and then the amount of any remaining capital loss, up to $3,000 (or $1,500 for married persons filing separately), is deductible against other income. An individual's capital losses in excess of these amounts will carry over as a capital loss to succeeding years. In addition, the recognition of capital gain on the Notes could cause an individual to exceed certain income thresholds which, in turn, could cause items of income otherwise not taxable to the individual to become taxable and/or could affect the individual's ability to utilize all or a portion of his or her personal exemptions, certain itemized deductions and certain other deductions.

For corporations, any capital loss can be offset only against capital gains. Any unutilized capital loss generally can be carried back three years and forward five years to be offset against net capital gains generated in those years.

  A U.S. Person should recognize no gain or loss on the exchange of a Note for an Exchange Note pursuant to the Exchange Offer. Consequently, (i) the holding period of the Exchange Note should include the holding period of the Note exchanged therefor and (ii) the adjusted tax basis of the Exchange Note should be the same as the adjusted tax basis of the Note exchanged therefor immediately before the exchange.

  If Additional Interest is paid, although not free from doubt, such payment should be taxable as ordinary income at the time it accrues or is received in accordance with such holder's regular method of accounting. It is possible, however, that the IRS may take a different position, in which case the timing and amount of income inclusion may be different.

Foreign Persons

  The term "Foreign Person" means a person other than a U.S. Person, as defined above.

  Taxation of Interest. Interest paid by the Company to a Foreign Person will not be subject to United States federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Foreign Person and such Foreign Person (i) does not actually or constructively own 10% of the total combined voting power of stock of all classes of stock of the Company; (ii) is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of the Code; and (iii) certifies, under penalties of perjury, that such holder is not a U.S. Person and provides such holder's name and address. A U.S. Person's adjusted tax basis in a Note generally will equal the cost of such Note. If the foregoing conditions are not satisfied, then interest paid on the Notes will be subject to United States withholding tax at a rate of 30%, unless such rate is reduced or eliminated pursuant to an applicable tax treaty.

  Recently adopted Treasury Regulations that will be effective beginning January 1, 2000 (the "Final Regulations") provide alternative methods for satisfying the certification requirement described above. For example, the Final Regulations generally require, in the case of Notes held by a foreign partnership, that the certificate described above be provided by the partners rather than by the foreign partnership, and that the partnership provide certain information including a U.S. TIN.

  Sale, Exchange or Disposition of Notes. A Foreign Person generally will not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a Note unless (i) the gain is effectively connected with the conduct of a trade or business (or in the case of an applicable tax treaty a permanent establishment) in the United States by the Foreign Person or (ii) in the case of a Foreign Person who is a nonresident alien individual and holds the Note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

Information Reporting and Backup Withholding

  The Company, where required, will report to the holders of Notes and the IRS the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

  In the case of payments of interest to Foreign Persons, temporary Treasury regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established, and provided that neither the Company nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under temporary Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Foreign Person on a disposition of the Notes by or through a United States office of a United States or a foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a Foreign Person or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or a foreign broker with any of certain types of relationships to the United States unless such broker has documentary evidence in its file that the holder of the Notes is not a U.S. Person, and such broker has no actual knowledge to the contrary, or the holder establishes an exception. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Foreign Person's United States federal income tax liability provided that the required information is furnished to the IRS.

  The Final Regulations provide certain presumptions under which a Foreign Person will be subject to backup withholding and information reporting unless the Foreign Person provides a certification as to its foreign status. Foreign Persons should consult their own tax advisors with respect to the impact, if any of the Final Regulations.

                             PLAN OF DISTRIBUTION

Each holder desiring to participate in the exchange offer will be required to represent, among other things, that

  . it is not an "affiliate" (as defined in Rule 405 of the Securities Act) of Hanger Orthopedic Group,

  . it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the new notes, and

  .  it is acquiring the new notes in the ordinary course of its business.

  A holder unable to make the above representations is referred to as a restricted holder. A restricted holder will not be able to participate in the exchange offer, and may only sell its old notes pursuant to a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Securities Act, or pursuant to an exemption from the registration requirement of the Securities Act.

  Each participating broker-dealer is required to acknowledge in the letter of transmittal that it acquired the old notes as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with the resale of such new notes. Based upon interpretations by the staff of the Securities and Exchange Commission, we believe that new notes issued pursuant to the exchange offer to participating broker-dealers may be offered for resale, resold, and otherwise transferred by a participating broker-dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. We have agreed that for a period of 30 days following consummation of the exchange offer, we will make this prospectus available to participating broker-dealers for use in connection with any such resale. During such period of time, delivery of this prospectus, as it may be amended or supplemented, will satisfy the prospectus delivery requirements of a participating broker-dealer engaged in market making or other trading activities.

  Based upon interpretations by the staff of the Securities and Exchange Commission, we believe that new notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by their holder, other than a participating broker-dealer, without compliance with the registration and prospectus delivery requirements of the Securities Act.

  We will not receive any proceeds from any sale of new notes by broker-dealers. new notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such new notes. Any participating broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

  This prospectus may be used by Chase Securities Inc. in connection with offers and sales of notes in market-making transactions. Chase Securities may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale. Hanger Orthopedic Group will not receive any of the proceeds of these sales. Chase Securities has no obligation to make a market in the notes and may discontinue its market-making activities at any time without notice, at its sole discretion. We have agreed to indemnify Chase Securities against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that Chase Securities might be required to make in respect of those liabilities.

  Affiliates of Chase Securities own shares of our common stock and warrants to purchase common stock representing more than 5% of our outstanding common stock, and also own a portion of our redeemable preferred stock. Dr. Mitchell
J. Blutt, a director of Hanger Orthopedic Group, is an Executive Partner of Chase Capital Partners, which is an affiliate of Chase Securities and The Chase Manhattan Bank. For further information concerning relationships between Hanger Orthopedic Group and affiliates of Chase Securities, see "Security Ownership of Certain Beneficial Owners and Management".

  Chase Securities and its affiliates perform various investment banking and commercial banking services from time to time for us. Chase Securities is an affiliate of The Chase Manhattan Bank which is the administrative agent and a lender under our bank credit facility. Chase Securities acted as an initial purchaser in the offering of the notes.

               INCORPORATION OF MATERIAL DOCUMENTS BY REFERENCE

  The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. The most recent information that we file with the Securities and Exchange Commission automatically updates and supersedes more dated information. We have previously filed the following documents with the Securities and Exchange Commission and are incorporating them by reference into this prospectus:

  . Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended by Amendment No. 1 thereto dated April 21, 1999;

  . Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1999;

  . Current Report on Form 8-K reporting consummation on July 1, 1999 of our acquisition of NovaCare O&P and related financing transactions, as filed on July 15, 1999; and

  . Current Report on Form 8-K setting forth financial statements of NovaCare O&P at June 30, 1999 and for the year then ended, as filed on
     August   , 1999.

  We also incorporate by reference all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the old notes are exchanged for new notes.

  We will provide without charge to each person, including any person having a control relationship with that person, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. If you would like to obtain this information from us, please direct your request, either in writing or by telephone to Mr. Richard A. Stein, Secretary, Hanger Orthopedic Group, Inc., 7700 Old Georgetown Road, Bethesda, MD 20814; telephone (301) 986-0701. In order to insure timely delivery of the documents, any request
should be made five days before September   , 1999, which is when the exchange
offer expires.

                                 LEGAL MATTERS

  The validity of the new notes will be passed upon for us by Freedman, Levy, Kroll & Simonds, Washington, D.C.

                                    EXPERTS

  The audited financial statements of Hanger Orthopedic Group included in Hanger Orthopedic Group's Annual Report on Form 10-K for the year ended December 31, 1998, and the audited historical financial statements of NovaCare O&P included in Hanger Orthopedic Group's Current Report on Form 8-K filed by Hanger Orthopedic Group on July 15, 1999, which are incorporated herein by reference, have been audited by PricewaterhouseCoopers LLP, independent accountants, as indicated in their reports with respect thereto, and are included herein in reliance on such reports given upon the authority of that firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $150,000,000


                               OFFER TO EXCHANGE

                   11 1/4% SENIOR SUBORDINATED NOTES DUE 2009
                           THAT HAVE BEEN REGISTERED
                UNDER THE SECURITIES ACT OF 1933 FOR OUTSTANDING
                   11 1/4% SENIOR SUBORDINATED NOTES DUE 2009

                               ----------------

                                   PROSPECTUS

                               ----------------

                         Hanger Orthopedic Group, Inc.

                            Dated September   , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 20. Indemnification of Directors and Officers

  Hanger Orthopedic Group, Inc. (the "Company") is a Delaware corporation. In its Certificate of Incorporation, the Company has adopted the provisions of
Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director will personally receive a benefit in money, property or services to which the director is not legally entitled.

  The Company has also adopted indemnification provisions pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorney's fees) that such officer or director actually and reasonably incurred.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits. The following exhibits are filed herewith or incorporated by reference herein:

   Exhibit
   Number                                Document
   -------                               --------
     3(a)  Senior Subordinated Note Purchase Agreement, dated as of June 9,
           1999, among the Registrant, Deutsche Banc Securities, Inc., Chase
           Securities Inc. and Paribus Corporation. (Incorporated herein by reference to Exhibit 2(a) to the Registrant's Current Report on
           Form 8-K dated July 1, 1999.)

     3(b)  Certificate of Incorporation, as amended, of the Registrant.
           (Incorporated herein by reference to Exhibit 3.1 to the Registrant's
           Annual Report on Form 10-K for the fiscal year ended September 30, 1988.)

     3(c)  Certificate of Amendment of the Registrant's Certificate of
           Incorporation as filed on
           August 11, 1989 with the Office of the Secretary of State of Delaware. (Incorporated here by reference to Exhibit 3(b) to the Registrant's Current Report on Form 10-K dated February 13, 1990.)

     3(d)  Certificate of Amendment of Merger of Sequel Corporation and
           Delaware Sequel Corporation. (Incorporated herein by reference to Exhibit 3.1(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1988.)

   Exhibit
   Number                               Description
   -------                              -----------
     3(e)  Certificate of Ownership and Merger of Hangar Acquisition
           Corporation and J.E. Hanger, Inc. as filed with the Office of the
           Secretary of the State of Delaware on April 11, 1989. (Incorporated
           herein by reference to Exhibit 2(f) to the Registrant's Current
           Report of
           Form 8-K dated May 15, 1989.)
     3(f)  Certificate of Designation, Preferences and Rights of Preferred
           Stock of the Registrant as filed on February 12, 1990 with the
           Office of the Secretary of State of Delaware. (Incorporated herein by reference to Exhibit 3(a) to the Registrant's Current Report of
           Form 8-K dated February 13, 1990.)
     3(g)  Certificate of Designation, Rights and Preferences of 7% Redeemable
           Preferred Stock as filed with the Office of the Secretary of State of Delaware on June 28, 1999. (Incorporated herein by reference to
           Exhibit 2(b) to the Registrant's Current Report of Form 8-K dated
           July 1, 1999.)
     3(h)  Certificate of Elimination of Class A, B, C, D, E and F Preferred
           Stock of the Registrant as filed with the Office of the Secretary of
           State of Delaware on June 18, 1999. (Incorporated herein by reference to Exhibit 2(c) to the Registrant's Current Report on Form
           8-K dated July 1, 1999.)
     3(i)  By-Laws of the Registrant, as amended. (Incorporated herein by reference to Exhibit 3 to the Registrant's Current Report on Form 8-
           K dated May 15, 1989.)
     4(a)  Indenture, dated as of June 16, 1999, among the Registrant, its subsidiaries and U.S. Bank Trust National Association, as Trustee.
           (Incorporated herein by reference to Exhibit 10(a) to the
           Registrant's Current Report on Form 8-K dated July 1, 1999.)
     4(b)  Form of First Supplemental Indenture, dated as of August 12, 1999, to Indenture, dated as of June 16, 1999, among the Registrant, its subsidiaries and U.S. Bank Trust National Association, as Trustee.
     5     Opinion of Freedman, Levy, Kroll & Simonds
     8     Tax opinion of Freedman, Levy, Kroll & Simonds
    10(a)  Registration Agreement, dated May 15, 1989, between Sequel
           Corporation, First Pennsylvania Bank, N.A., Gerald E. Bisbee, Jr.,
           Ivan R. Sabel, Richard A. Stein, Ronald J. Manganiello, Joseph M.
           Cestaro and Chemical Venture Capital Associates. (Incorporated
           herein by reference to Exhibit 10(1) to the Registrant's Current
           Report on Form 8-K dated May 15, 1989.)
    10(b)  First Amendment dated as of February 12, 1990, to the Registration
           Agreement, dated as of May 15, 1989, by and among Hanger Orthopedic
           Group, Inc., First Pennsylvania Bank, N.A., Ivan R. Sabel, Richard
           A. Stein, Ronald J. Manganiello, Joseph M. Cestaro and Chemical
           Venture Capital Associates. (Incorporated herein by reference to
           Exhibit 10(m) to the Registrant's Current Report on Form 8-K dated
           February 13, 1990.)
    10(c)  Fifth Amendment, dated as of November 8, 1990, to the Stock and Note
           Purchase Agreement, dated as of February 28, 1989 and as amended on
           May 9, 1989, May 15, 1989, February 12, 1990, and June 19, 1990 by
           and among J.E. Hanger, Inc., as successor to Hanger Acquisition
           Corporation, Ronald J. Manganiello, Joseph M. Cestaro, Chemical
           Venture Capital Associates and Chemical Equity Associates.
           (Incorporated herein by reference to Exhibit 10(f) to the
           Registrant's Current Report on Form 8-K filed on November 21, 1990.)

--------
 * Management contract or compensatory plan.

   Exhibit
   Number                            Description
   -------                           -----------
    10(d)  Warrants to purchase Common Stock of Hanger Orthopedic Group,
           Inc. issued November 1, 1996. (Incorporated herein by
           reference to Exhibit 10(c) to the Registrant's Current Report
           on Form 8-K filed on November 12, 1996.)
    10(e)  1991 Stock Option Plan of the Registrant, as amended.
           (Incorporated herein by reference to Exhibit 10 to the
           Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.)*
    10(f)  1993 Non-Employee Directors Stock Option Plan of the
           Registrant. (Incorporated herein by reference to Exhibit 4(b)
           to the Registrant's Registration Statement on Form S-8 (File
           No. 33-63191).)*
    10(g)  Employment and Non-Compete Agreement, dated as of November 1,
           1996, and Amendment No. 1 thereto, dated January 1, 1997,
           between the Registrant and H.E. Thranhardt. (Incorporated
           herein by reference to Exhibit 10(p) to the Registrant's
           Annual Report on Form 10-K for the year ended December 31,
           1997.)*
    10(h)  Employment and Non-Compete Agreement, dated as of November 1,
           1996, between the Registrant and John McNeill. (Incorporated herein by reference to Exhibit 10(q) to the Registrant's
           Annual Report on Form 10-K for the year ended December 31,
           1997.)*
    10(i)  Asset Purchase Agreement, dated as of March 26, 1997, by and between Hanger Prosthetics & Orthotics, Inc., Acor Orthopedic,
           Inc., and Jeff Alaimo, Greg Alaimo and Mead Alaimo.
           (Incorporated by reference to Exhibit 2 to the Current Report on Form 8-K filed by the Registrant on April 15, 1997.)
    10(j)  Asset Purchase Agreement, dated as of May 8, 1997, by and between Hanger Prosthetics & Orthotics, Inc., Fort Walton
           Orthopedic, Inc., Mobile Limb and Brace, Inc. and Frank
           Deckert, Ronald Deckert, Thomas Deckert, Robert Deckert and
           Charles Lee. (Incorporated by reference to Exhibit 2 to the
           Current Report on
           Form 8-K filed by the Registrant on June 5, 1997.)
    10(k)  Asset Purchase Agreement, dated as of November 3, 1997, by and between Hanger Prosthetics & Orthotics, Inc., Morgan
           Prosthetic-Orthotics, Inc. and Dan Morgan. (Incorporated
           herein by reference to Exhibit 10(v) to the Registrant's
           Annual Report on Form 10-K for the year ended December 31,
           1997.)
    10(l)  Asset Purchase Agreement, dated as of December 23, 1997, by and between Hanger Prosthetics & Orthotics, Inc., Harshberger
           Prosthetic & Orthotic Center, Inc., Harshberger Prosthetic &
           Orthotic Center of Mobile, Inc., Harshberger Prosthetic &
           Orthotic Center of Florence, Inc., FAB-CAM, Inc. and Jerald J.
           Harshberger. (Incorporated herein by reference to Exhibit
           10(w) to the Registrant's Annual Report on Form 10-K for the
           year ended December 31, 1997.)
    10(m)  Credit Agreement, dated as of June 16, 1999, among the
           Registrant, various bank lenders, and The Chase Manhattan
           Bank, as administrative agent, collateral agent and issuing bank, Chase Securities Inc., as lead arranger and book
           manager, Bankers Trust Company, as syndication agent, and
           Paribas, as documentation agent. (Incorporated herein by
           reference to Exhibit 10(a) to the Registrant's Current Report
           on Form 8-K dated July 1, 1999.)

--------
 * Management contract or compensatory plan.

   Exhibit
   Number                            Description
   -------                           -----------
    10(n)  Senior Subordinated Note Purchase Agreement, dated as of June
           9, 1999, relating to 11.25% Senior Subordinated Notes due
           2009, among the Registrant, Deutsche Banc Securities Inc.,
           Chase Securities Inc. and Paribas Corporation. (Incorporated
           herein by reference to Exhibit 10(b) to the Registrant's
           Current Report on Form 8-K dated July 1, 1999.)
    10(o)  Registration Rights Agreement, dated as of June 16, 1999, by and among the Registrant, Deutsche Banc Securities, Inc.,
           Chase Securities Inc. and Paribas Corporation, relating to the
           11.25% Senior Subordinated Notes due 2009. (Incorporated
           herein by reference to Exhibit 10(d) to the Registrant's
           Current Report on Form 8-K dated July 1, 1999.)
    10(p)  Securities Purchase Agreement, dated as of June 16, 1999,
           Relating to 7% Redeemable Preferred Stock, among the
           Registrant, Chase Equity Associates, L.P. and Paribas North
           America, Inc. (Incorporated herein by reference to Exhibit
           10(e) to the Registrant's Current Report on Form 8-K dated
           July 1, 1999.)
    10(q)  Investor Rights Agreement, dated July 1, 1999, among the
           Registrant, Chase Equity Associates, L.P. and Paribas North
           America, Inc. (Incorporated herein by reference to Exhibit
           10(f) to the Registrant's Current Report on Form 8-K dated
           July 1, 1999.)
    10(r)  Employment Agreement, dated as of April 29, 1999, between the
           Registrant and Ivan R. Sabel.*
    10(s)  Employment Agreement, dated as of April 29, 1999, between the
           Registrant and Richard A. Stein.*
    10(t)  Employment Agreement, dated as of July 1, 1999, between the
           Registrant and Ronald G. Hiscock.*
    10(u)  Employment Agreement, dated as of July 1, 1999, between the
           Registrant and Rick Taylor.*
    10(v)  Employment Agreement, dated as of August 1, 1998, between
           DOBI-Symplex, Inc., a subsidiary of the Registrant, and James
           G. Cairns, Jr.*
    10(w)  Employment Agreement, dated as of November 1, 1996, between the Registrant and Ron May.*
    21     List of Subsidiaries of the Registrant.
    23(a)  Consent of Freedman, Levy, Kroll & Simonds (Included in
           Exhibits 5 and 8.)
    23(b)  Consent of PricewaterhouseCoopers L.L.P. regarding the
           Registrant.

--------
 * Management contract or compensatory plan.

   Exhibit
   Number                          Description
   -------                         -----------
    23(c)  Consent of PricewaterhouseCoopers L.L.P. regarding NovaCare
           Orthotics and Prosthetics, Inc.
    24     Power of Attorney. (Included on page II-7.)
    25     Statement on Form T-1 of Eligibility of Trustee.
    99(a)  Form of Letter of Transmittal
    99(b)  Form of Notice of Guaranteed Delivery
    99(c)  Form of Letter to Clients
    99(d)  Form of Letter to Nominees

--------
 * Management contract or compensatory plan.

ITEM 22. UNDERTAKINGS.

  Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the option of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

  The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this day of August, 1999.


                                          HANGER ORTHOPEDIC GROUP, INC.
                                           (Registrant)

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                              Chairman of the Board and Chief
                                                     Executive Officer

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints IVAN R. SABEL and RICHARD A. STEIN his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated:

             Signature                        Title                 Date
             ---------                        -----                 ----

         /s/ Ivan R. Sabel          Chairman of the Board,     August 12, 1999
 _________________________________   Chief Executive Officer
           Ivan R. Sabel             and Director (Principal
                                     Executive Officer)

        /s/ Richard A. Stein        Vice President-Finance,    August 12, 1999
 _________________________________   Treasurer and Secretary
          Richard A. Stein           (Principal Financial
                                     and Accounting Officer)


             Signature                Title         Date
             ---------                -----         ----

    /s/ Mitchell J. Blutt, M.D.     Director   August 12, 1999
 _________________________________
      Mitchell J. Blutt, M.D.

   /s/ Edmond E. Charrette, M.D.    Director   August 12, 1999
 _________________________________
     Edmond E. Charrette, M.D.

     /s/ Thomas P. Cooper, M.D.     Director   August 12, 1999
 _________________________________
       Thomas P. Cooper, M.D.

     /s/ Robert J. Glaser, M.D.     Director   August 12, 1999
 _________________________________
       Robert J. Glaser, M.D.

       /s/ James G. Hellmuth        Director   August 12, 1999
 _________________________________
         James G. Hellmuth

  /s/ Risa J. Lavizzo-Mourey, M.D.  Director
 _________________________________
    Risa J. Lavizzo-Mourey, M.D.

      /s/ William L. McCulloch      Director   August 12, 1999
 _________________________________
        William L. McCulloch

        /s/ H.E. Thranhardt         Director   August 12, 1999
 _________________________________
          H.E. Thranhardt

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.


                                       HANGER PROSTHETICS & ORTHOPEDICS, INC.

                                                    /s/ Ivan R. Sabel
                                       By: ___________________________________
                                                      Ivan R. Sabel
                                                        President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


             Signature                         Title                  Date
             ---------                         -----                  ----

         /s/ Ivan R. Sabel          President and Director       August 12, 1999
 _________________________________   (Chief Executive Officer)
           Ivan R. Sabel

        /s/ Richard A. Stein        Vice President, Treasurer,   August 12, 1999
 _________________________________   Secretary and Director
          Richard A. Stein           (Chief Financial Officer)


                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.


                                       SOUTHERN PROSTHETIC SUPPLY, INC.

                                                    /s/ Ivan R. Sabel
                                       By: ___________________________________
                                                      Ivan R. Sabel
                                                        President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


             Signature                         Title                  Date
             ---------                         -----                  ----

         /s/ Ivan R. Sabel          President and Director       August 12, 1999
 _________________________________   (Chief Executive Officer)
           Ivan R. Sabel

        /s/ Richard A. Stein        Vice President, Treasurer,   August 12, 1999
 _________________________________   Secretary and Director
          Richard A. Stein           (Chief Financial Officer)


                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.


                                       SEATTLE ORTHOPEDIC GROUP, INC.

                                                    /s/ Ivan R. Sabel
                                       By: ___________________________________
                                                      Ivan R. Sabel
                                                        President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


             Signature                         Title                  Date
             ---------                         -----                  ----

         /s/ Ivan R. Sabel          President and Director       August 12, 1999
 _________________________________   (Chief Executive Officer)
           Ivan R. Sabel

        /s/ Richard A. Stein        Vice President, Treasurer,   August 12, 1999
 _________________________________   Secretary and Director
          Richard A. Stein           (Chief Financial Officer)


                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.


                                       OPNET, INC.

                                                    /s/ Ivan R. Sabel
                                       By: ___________________________________
                                                      Ivan R. Sabel
                                                        President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


             Signature                         Title                  Date
             ---------                         -----                  ----

         /s/ Ivan R. Sabel          President and Director       August 12, 1999
 _________________________________   (Chief Executive Officer)
           Ivan R. Sabel

        /s/ Richard A. Stein        Vice President, Treasurer,   August 12, 1999
 _________________________________   Secretary and Director
          Richard A. Stein           (Chief Financial Officer)


                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.


                                       EUGENE TEUFEL & SON ORTHOTICS &
                                        PROSTHETICS, INC.

                                                   /s/Ivan R. Sabel
                                       By: ___________________________________
                                                      Ivan R. Sabel
                                                        President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


             Signature                         Title                  Date
             ---------                         -----                  ----

         /s/ Ivan R. Sabel          President and Director       August 12, 1999
 _________________________________   (Chief Executive Officer)
           Ivan R. Sabel

        /s/ Richard A. Stein        Vice President, Treasurer,   August 12, 1999
 _________________________________   Secretary and Director
          Richard A. Stein           (Chief Financial Officer)


                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.


                                       HPO ACQUISITION CORP.

                                                   /s/Ivan R. Sabel
                                       By: ___________________________________
                                                      Ivan R. Sabel
                                                        President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


             Signature                         Title                  Date
             ---------                         -----                  ----

         /s/ Ivan R. Sabel          President and Director       August 12, 1999
 _________________________________   (Chief Executive Officer)
           Ivan R. Sabel

        /s/ Richard A. Stein        Vice President, Treasurer,   August 12, 1999
 _________________________________   Secretary and Director
          Richard A. Stein           (Chief Financial Officer)


                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          NovaCare Orthotics & Prosthetics,
                                           Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Advanced Orthopedic Technologies
                                           (Nevada), Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Advanced Orthopedic Technologies
                                           (New York), Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          NovaCare Orthotics & Prosthetics
                                           Holdings, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          NovaCare Orthotics & Prosthetics
                                           West, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          NovaCare Orthotics & Prosthetics
                                           East, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Advanced Orthopedic Technologies
                                           (Clayton), Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Advanced Orthopedic Technologies
                                           (Lett), Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Advanced Orthopedic Technologies
                                           (New Jersey), Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Advanced Orthopedic Technologies
                                           (New Mexico), Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Advanced Orthopedic Technologies
                                           (New York), Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel
         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Advanced Orthopedic Technologies
                                          (OTI), Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Advanced Orthopedic Technologies
                                           (Parmeco), Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Advanced Orthopedic Technologies
                                          (SFV), Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Advanced Orthopedic Technologies
                                           (Virginia), Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Advanced Orthopedic Technologies
                                           (West Virginia), Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Advanced Orthopedic Technologies
                                           Management Corp.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          AD Craig Company

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Advance Orthotics, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Advanced Orthopedic Systems, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Advanced Orthotics and Prosthetics,
                                          Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Artificial Limb and Brace Center

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Central Valley Prosthetics &
                                          Orthotics, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Certified Orthopedic Appliance Co.,
                                          Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Fresno Orthopedic Company

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          High Desert Institute of Prosthetics
                                           and Orthotics

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          McFarlen & Associates, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Professional Orthotics and
                                          Prosthetics, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/Richard A. Stein           Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Professional Orthotics and
                                           Prosthetics, Inc. of Santa Fe

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Progressive Orthopedic

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Robin-Aids Prosthetics, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/Richard A. Stein           Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Salem Orthopedic & Prosthetic, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          San Joaquin Orthopedic, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Texoma Health Care Center, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Tucson Limb & Brace, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director      August 12 , 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          American Rehabilitation Systems,
                                          Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Atlanta Prosthetics, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Bowman-Shelton Orthopedic Service,
                                           Incorporated

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Cahill Orthopedic Laboratory, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Dale Clark Prosthetics, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          E.A. Warnick-Pomeroy Co., Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Frank J. Malone & Son, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          J.E. Hanger, Incorporated

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Kroll's, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          McKinney Prosthetics/Orthotics, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Meadowbrook Orthopedics, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Medical Arts O&P Services, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Northland Regional Orthotic and
                                           Prosthetic Center, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Opus Care, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Ortho East, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Ortho-Fab Laboratories, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Orthopedic Appliances, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Orthopedic Rehabilitative Services,
                                          Ltd.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Orthotic & Prosthetic Rehabilitation
                                           Technologies, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Orthotic Specialists, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12 , 1999.

                                          Orthotic and Prosthetic Associates,
                                          Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Physical Restoration Laboratories,
                                          Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Prosthetics-Orthotics Associates,
                                          Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Protech Orthotic and Prosthetic
                                          Center, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Rehabilitation Fabrication, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Reid Medical System, Inc.

                                                    /s/  Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/  Ivan R. Sabel           President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Southern Illinois Prosthetic &
                                           Orthotic of Missouri, Ltd.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Southern Illinois Prosthetic &
                                          Orthotic, Ltd.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          T.D. Rehab Systems, Inc.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          University Orthotic & Prosthetic
                                           Consultants, Ltd.

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bethesda, Maryland, on August 12, 1999.

                                          Mica Corporation

                                                     /s/ Ivan R. Sabel
                                          By: _________________________________
                                                       Ivan R. Sabel
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Ivan R. Sabel            President and Director       August 12, 1999
______________________________________  (Chief Executive Officer)
            Ivan R. Sabel

         /s/ Richard A. Stein          Vice President, Treasurer,   August 12, 1999
______________________________________  Secretary and Director
           Richard A. Stein             (Chief Financial Officer)